UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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VERALTO CORPORATION
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Veralto™

Safeguarding the World's Most Vital Resources™

2026 Notice of Annual Meeting and Proxy Statement

Notice of 2026 Annual Meeting of Shareholders
Items of Business

1	To elect the four Class III directors named in the attached Proxy Statement to hold office until the 2027 annual meeting of shareholders and until their successors are elected and qualified.
2	To ratify the selection of Ernst & Young LLP as Veralto’s independent registered public accounting firm for the year ending December 31, 2026.
3	To approve on an advisory basis the Company’s named executive officer compensation.
4	To consider and act upon such other business as may properly come before the meeting or at any postponement or adjournment thereof.

Who Can Vote
Shareholders of Veralto common stock at the close of business on March 23, 2026 can vote at Veralto’s 2026 Annual Meeting. YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.
Date of Mailing
We intend to mail the Notice Regarding the Availability of Proxy Materials (Notice of Internet Availability), or the Proxy Statement and proxy card as applicable, to our shareholders on or about March 27, 2026.

May 13, 2026 9:00 a.m. Eastern Time Location: virtualshareholdermeeting.com/VLTO2026

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF THE FOLLOWING WAYS:

VIA THE INTERNET Visit the website listed on your Notice of Internet Availability, proxy card or voting instruction form
BY TELEPHONE Call the telephone number on your proxy card or voting instruction form
BY MAIL Sign, date and return your proxy card or voting instruction form in the enclosed envelope
DURING THE ANNUAL MEETING While we encourage you to vote before the meeting, shareholders may vote online during the meeting by following the instructions on page 103
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, trustee or other intermediary to see which voting methods are available to you.
Attending the Meeting
The meeting will be held online. To attend the virtual meeting, you will need to enter the 16-digit control number included on your proxy card, Notice of Internet Availability or voting instruction form.

By order of the Board of Directors,

JAMES A. TANAKA
Vice President, Securities & Governance and Secretary

2026 PROXY STATEMENT	i

IMPORTANT NOTICE
Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on May 13, 2026. This Proxy Statement and the accompanying Annual Report are available free of charge at: materials.proxyvote.com/92338C or investors.veralto.com/annual-report-and-proxy.

Proxy Statement Summary
To assist you in reviewing the proposals to be acted upon at our 2026 annual meeting of shareholders (the Annual Meeting), below is summary information regarding the meeting, each proposal to be voted upon at the meeting and Veralto Corporation’s business performance, corporate governance, sustainability program and executive compensation. The following description is only a summary and does not contain all of the information you should consider before voting. For more information about these topics, please review Veralto’s Annual Report on Form 10-K for the year ended December 31, 2025 and the complete Proxy Statement. In this Proxy Statement, the terms “Veralto” or the “Company” refer to Veralto Corporation, Veralto Corporation and its consolidated subsidiaries or the consolidated subsidiaries of Veralto Corporation, as the context requires. All financial data in this Proxy Statement refers to continuing operations unless otherwise indicated.
2026 Annual Meeting of Shareholders

TIME AND DATE	LOCATION	RECORD DATE
9:00 a.m. Eastern time Wednesday, May 13, 2026	Webcast in a virtual format at virtualshareholdermeeting.com/VLTO2026	March 23, 2026
Voting Matters

Proposal	Description	Board Recommendation
PROPOSAL 1 – ELECTION OF CLASS III DIRECTORS (PAGE 12)	We are asking our shareholders to elect each of the four Class III directors identified below to serve until the 2027 annual meeting of shareholders.	FOR each nominee
PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PAGE 43)
We are asking our shareholders to ratify our Audit Committee’s selection of Ernst & Young LLP (E&Y) to act as the independent registered public accounting firm for Veralto for 2026. Although our shareholders are not required to approve the selection of E&Y, our Board believes that it is advisable to give our shareholders an opportunity to ratify this selection.
FOR
PROPOSAL 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (PAGE 100)
We are asking our shareholders to cast a non-binding, advisory vote on the compensation of the executive officers named in the Summary Compensation Table (the named executive officers or NEOs). In evaluating this year’s “say-on-pay” proposal, shareholders should review our Compensation Discussion and Analysis, which explains how and why the Compensation Committee of our Board arrived at its executive compensation actions and decisions for 2025.
FOR
Please see the sections titled “General Information About the Meeting” and “Other Information” beginning on page 102 for important information about the proxy materials, voting, the Annual Meeting, Company documents, communications and the deadlines to submit shareholder proposals and director nominations for next year’s annual meeting of shareholders.

2026 PROXY STATEMENT	1

PROXY STATEMENT SUMMARY
Company Overview
Veralto (NYSE: VLTO) is a global technology company headquartered in Waltham, Massachusetts, and home to leading companies and brands united by a common purpose: Safeguarding the World’s Most Vital ResourcesTM. Veralto companies help ensure billions of people around the world access clean water, safe food and trusted essential goods. Its businesses help deliver products and digital solutions through two primary segments:
•Water Quality, which provides water analytics and water treatment solutions to help analyze, monitor and improve water across industrial, environmental and research applications.
•Product Quality & Innovation, which delivers marking and coding systems, and packaging and color management technologies, and related software that support product safety, traceability and brand integrity across consumer goods, food and beverage, and industrial markets.
With approximately 17,000 associates and 2025 revenue of approximately $5.5 billion, Veralto combines a long-standing heritage of innovation and a portfolio of trusted, category-leading businesses — all bolstered by the Veralto Enterprise System, the company’s business system for driving operational excellence, growth and leadership. Veralto’s operating model emphasizes continuous improvement, customer-centric innovation and disciplined capital allocation to drive sustainable growth.

2	2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
2025 Performance Highlights
In 2025, we grew our business, strengthened our portfolio, and delivered attractive value creation for all stakeholders. In doing so, three notable accomplishments stand out:
•We delivered on our financial commitments
•We increased our growth investments
•We strengthened our portfolio and increased our dividend
Looking at our financial performance for the year, we delivered core sales growth, adjusted operating profit margin expansion, double-digit growth in adjusted earnings per share growth and strong cash flow. Our growth in 2025 demonstrates the durability of our businesses, fortified by the Veralto Enterprise System. Our simplification of VES and focus on leveraging high impact tools drove sales growth and margin expansion. Our results reflect our team’s focus and application of VES tools to enhance commercial architecture, improve funnel management and increase lead generation.

2026 PROXY STATEMENT	3

PROXY STATEMENT SUMMARY

4	2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Corporate Governance Highlights
Our Board recognizes that Veralto’s success over the long term requires a robust framework of corporate governance that serves the best interests of all shareholders. In connection with our Board’s dedication to strong corporate governance, our Board has in recent years implemented the following corporate actions:
Board Structure and Composition:

Our Chair and CEO positions are separate, with an independent Chair.

Board composition is critical, and Veralto continues to seek to optimize the mix of skills and expertise represented on our Board, as evidenced by the appointment in 2024 of an additional independent director with new digital skills and expertise.

Our shareholders approved the phased declassification of our Board of Directors that provides for the annual election of directors after a sunset period starting with this Annual Meeting.
Annual assessment and determination of optimal Board leadership structure.
Executive sessions of the independent Directors at every regular meeting of the Board, without management present.
Annual independent Director evaluation of our Chair and CEO and continuous Director feedback.
Directors attended approximately 97% of Board and Committee meetings in 2025.
75% of members of the Audit Committee are audit committee financial experts.
All members of our Audit, Compensation and Nominating and Governance Committees are independent as defined by the New York Stock Exchange listing standards and applicable SEC rules.
Board Risk Oversight and Shareholder Engagement:

Full Board oversees the development and execution of the Company’s strategic plans.
We maintain a related person transaction policy with oversight by the Nominating and Governance Committee.
Committee core areas of focus include financial integrity and legal compliance (Audit), corporate governance (NGC), and compensation and succession planning (Compensation).
Annual Board discussion of key significant risks identified in the Company’s Enterprise Risk Management (ERM) process and regular discussion of risks.
Directors have the ability to engage outside experts and consultants and to conduct independent investigations.

Board oversight and ongoing engagement with senior executives on key matters, including cybersecurity (Audit), organizational initiatives, human capital oversight and talent development, external engagement (NGC), and AI risk oversight.

We conduct multi-layered oversight of our sustainability program, disclosures and commitments by the Nominating and Governance Committee and the full Board.
Formalized and documented in the Corporate Governance Guidelines oversight of our human capital management by the full Board in coordination with the Compensation Committee.
Ongoing shareholder engagement.
We hold a say-on-pay advisory vote every year.

2026 PROXY STATEMENT	5

PROXY STATEMENT SUMMARY
Governance Best Practices:

Eliminated supermajority voting requirements applicable to shares of common stock in our governance documents.
We have robust stock ownership requirements for our directors and executive officers.
We have no shareholder rights plan.
We maintain VES-focused orientation and continuing education programs for directors.

Executive compensation is linked to the achievement of corporate goals that drive long-term shareholder value, including sustainability, and in 2025, every member of the Veralto executive team had sustainability goals tied to their personal performance objectives.

We committed to equal pay for work of equal value for all our global associates by 2030.
We maintain a comprehensive clawback policy to both time-based and performance-based awards with expanded recoupment provisions beyond SEC requirements.
Conduct our annual self-assessment process to assess, in detail, the effectiveness of the Board and each of its Committees, with thoughtful, candid feedback.
Enhanced anti-overboarding provisions in our Corporate Governance Guidelines to limit directors who are public company executives.
Shareholder Engagement
We actively seek and highly value feedback from our shareholders. During 2025, our Investor Relations outreach efforts focused on engaging shareholders and investors in connection with topics including our business strategy, acquisitions, end market trends, financial performance, governance and sustainability initiatives. Attendees included members of our senior management. We shared feedback received during these meetings with our Board, informing their oversight.

6	2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Board of Directors
Below is an overview of each of the Class III director nominees you are being asked to elect at the Annual Meeting and of each of our continuing directors.

					Committee Memberships
Name and Principal Occupation	Independent	Age	Director Class	Director Since	A	C	N
Jennifer L. Honeycutt President and Chief Executive Officer, Veralto Corporation		56	III	2023
Linda Filler Chair of the Board Former President of Retail Products, Chief Marketing Officer, and Chief Merchandising Officer, Walgreen Co.		66	III	2023
Françoise Colpron Retired Group President, North America Valeo SA		55	I	2023
Daniel L. Comas Retired Executive Vice President, Danaher Corporation		62	II	2023
Shyam P. Kambeyanda President and Chief Executive Officer and Director, ESAB Corporation		55	I	2023
William H. King Retired Senior Vice President—Strategic Development, Danaher Corporation		58	I	2023
Walter G. Lohr, Jr. Retired Partner, Hogan Lovells		82	II	2023			C
Heath A. Mitts Executive Vice President and Chief Financial Officer, TE Connectivity		55	III	2023
Vijay P. Sankaran Chief Technology Officer, Johnson Controls		52	I	2024
John T. Schwieters Former Principal, Perseus TDC		86	II	2023	C
Cindy L. Wallis-Lage Retired Executive Director, Sustainability and Resilience Black & Veatch Holding Company		63	II	2023
Thomas L. Williams Retired Executive Chairman, Parker Hannifin Corporation		67	III	2023		C

C	Chair	Member

A = Audit Committee C = Compensation Committee N = Nominating and Governance Committee

2026 PROXY STATEMENT	7

PROXY STATEMENT SUMMARY
Director Demographics
Skills and Experience

Global/International	11	Product Innovation	7	Accounting	4
● ● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ● ●

Water Quality (Segment)	6	Digital	5	Finance	7
● ● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ● ●

Sustainability	8	Corporate Strategy, Capital Allocation, M&A	11	Branding/Marketing	5
● ● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ● ●

Product Quality & Innovation (Segment)	6	Public Company CEO and/or President	6	Government or Regulatory	5
● ● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ● ●		● ● ● ● ● ● ● ● ● ● ● ●
2025 Meeting Attendance

97% Directors Attended All Board and Committee Meetings	88% 12 Directors Attended At Least 88% of Board and Committee Meetings (9 Directors Attended 100% of Board and Committee Meetings	9 There were 9 Board Meetings in 2025

8	2026 PROXY STATEMENT

PROXY STATEMENT SUMMARY
Sustainability at Veralto

Products
Our products monitor, enhance and protect vital resources.
•3.4 billion people around the world benefit from Hach solutions that help ensure clean water for daily use.
•85 billion gallons of water that ChemTreat helped customers save.
•14 trillion gallons of water treated and recycled through Trojan Technology systems.
•10 billion products marked and coded daily by Videojet customers to support customers.
Additionally, Veralto set an initial target for our EcoVadis responsible supply chain program to cover at least 40% of our annual supplier spend.

Planet
We mitigate our impact on the planet by continually improving how we work.
In 2025:
•We advanced efforts related to our climate target to reduce our combined Scope 1+2 GHG emissions by 54.6% from a 2023 baseline by 2033.
•We published a Water Stewardship Policy detailing Veralto’s commitments to responsible water management.
•We committed to setting a Science-Based Target in 2026.
•We participated in the CDP Climate and Water Security scorecards for the first time as a public company.

People
Our people create innovative solutions, breakthrough thinking, and a strong company community.
•We committed to equal pay for work of equal value for all our global associates by 2030.
•100% pay equity was maintained in the U.S. (gender/race).
•Every member of the Veralto executive team had sustainability goals tied to their personal performance objectives, which are linked to compensation.

Unless otherwise noted, all data presented is as of December 31, 2024.

2026 PROXY STATEMENT	9

PROXY STATEMENT SUMMARY
Executive Compensation Highlights
Overview of Executive Compensation Program
As discussed in detail under “Compensation Discussion and Analysis,” our executive compensation program is designed to build long-term shareholder value. To that end, the program is structured to:
•attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Veralto’s size, complexity and global footprint;
•motivate executives to deliver exceptional and sustained performance through a range of economic cycles; and
•link compensation to the achievement of corporate goals that drive long-term shareholder value.
To achieve these objectives, our compensation program combines annual and long-term components, cash and equity, and fixed and variable elements, with an emphasis on long-term, performance-based equity awards tied closely to shareholder returns and subject to significant vesting periods. Our executive compensation program rewards our executive officers when they help increase long-term shareholder value, achieve annual business goals and build long-term careers with Veralto.
Compensation Governance
The Compensation Committee maintains a robust governance framework to ensure the long-term success of our executive compensation program. The Committee regularly reviews external compensation practices and trends to inform its decisions. The Company engages in leading compensation practices as follows:

WHAT WE DO	WHAT WE DON’T DO
Four-year vesting requirement for stock options and RSUs; three-year performance period for PSUs	No tax gross-up provisions (except as applicable to management employees generally such as relocation policy)
Incentive compensation programs feature multiple, different performance measures aligned with the Company’s strategic performance metrics	No “single trigger” change of control benefits
Short-term and long-term performance metrics that balance our absolute performance and our relative performance versus peer companies	No U.S. defined benefit pension programs
Rigorous, no-fault clawback policy that is triggered even in the absence of wrongdoing, in addition to a robust policy allowing recoupment from executives engaging in detrimental behavior	No permitted hedging of Veralto securities
Minimum one-year vesting requirement for 95% of shares granted under the Company’s stock plan	No long-term incentive compensation denominated or paid in cash
Stock ownership requirements for all executive officers	No above-market returns on deferred compensation plans
Limited perquisites	No overlapping performance metrics between short-term and long-term incentive compensation programs
All Veralto executives have adopted sustainability performance objectives aligned with Veralto’s purpose of Safeguarding the World’s Most Vital ResourcesTM
Independent compensation consultant that performs no other services for the Company

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PROXY STATEMENT SUMMARY
Named Executive Officers’ 2025 Compensation
The Company believes in pay for performance and aligning pay with shareholder interests and the Company’s business objectives.
In 2025, the majority of executive compensation was tied to performance in the form of annual incentives and long-term equity compensation (such as performance share units). As displayed in the charts below, in 2025, 90.2% of the target direct compensation for Ms. Honeycutt was in the form of performance-based and/or equity-based compensation, with the remaining 9.8% set as base salary. For our other NEOs, 76.1% of their target direct compensation was performance-based and/or equity-based compensation with the remaining 23.9% set as base salary.

	CEO	Other NEOs
Component	90.2% at Risk	76.1% at Risk
Base Salary
Target Annual Cash Compensation
Target Long-Term Incentive (Equity)
* These graphics represent our CEO’s and other named executive officers’ target total direct compensation for 2025, defined as base salary, target annual cash compensation target, and target (non GAAP) equity value.
We encourage you to read our Compensation Discussion and Analysis (CD&A), which begins on page 46 and describes our pay for performance philosophy and each element of compensation. Our Board of Directors recommends approval, on an advisory basis, of the compensation of our NEOs, as further described in the CD&A and compensation tables and in “Proposal 3 – Advisory Vote on Executive Compensation” beginning on page 100.

2026 PROXY STATEMENT	11

PROPOSAL 1
Election of Directors
Declassification of the Board
Our board currently consists of 12 members. Pursuant to Veralto’s amended and restated certificate of incorporation (Certificate of Incorporation) adopted prior to our separation from Danaher and prior to the appointment of any of the current directors other than Ms. Honeycutt, the Board has been constituted into three classes as follows:
Class I: Françoise Colpron, Shyam P. Kambeyanda, William H. King and Vijay P. Sankaran, whose terms expire at the 2027 annual meeting of shareholders;
Class II: Daniel L. Comas, Walter G. Lohr, Jr., John T. Schwieters and Cindy L. Wallis-Lage, whose terms expire at the 2028 annual meeting of shareholders; and
Class III: Jennifer L. Honeycutt, Linda Filler, Heath A. Mitts and Thomas L. Williams, whose terms expire at the Annual Meeting.
At the 2025 annual meeting of shareholders, our shareholders approved a proposal from our Board to amend our Certificate of Incorporation to declassify the Board and to provide, starting with this Annual Meeting, for the election of directors to one-year terms. As a result, our Board will be declassified in the following manner:

The directors elected at this Annual Meeting (and at each annual meeting thereafter) will serve one-year terms
Beginning with the 2027 annual meeting of shareholders, a majority of the directors will be elected annually
Beginning with the 2028 annual meeting of shareholders, the entire Board will be elected annually
Election of Directors
At the Annual Meeting, shareholders will be asked to elect each of the current Class III director nominees identified below (who have been recommended by the Nominating and Governance Committee and nominated by the Board and currently serve as Class III directors of Veralto) to serve a one-year term until the 2027 annual meeting of shareholders and until his or her successor is duly elected and qualified.
We have set forth below information as of March 23, 2026 relating to each nominee for election as director and each director continuing in office, including: his or her principal occupation and any board memberships at other public companies during the past five years; the other experience, qualifications, attributes or skills that led the Board to conclude that he or she should continue to serve as a director of Veralto; the year in which he or she became a director; and age. Please see “Corporate Governance – Board Selection” for a further discussion of the Board’s process for nominating Board candidates. In the unlikely event a nominee declines or is unable to serve, the proxies may be voted in the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We do not expect this event to occur.

12	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
Class III Director Nominees

LINDA FILLER		Age 66	INDEPENDENT
Board Chair and Class III Director since 2023 Committees: Compensation Other Public Directorships: • Danaher Corporation • The Carlyle Group
Ms. Filler retired as President of Retail Products, Chief Marketing Officer and Chief Merchandising Officer at Walgreen Co., a retail pharmacy company, in April 2017. Prior to Ms. Filler’s role at Walgreen, she served in executive roles for leading consumer products and retail organizations, including Executive Vice President-Merchandising at Walmart, Inc., Executive Vice President-Global Strategy at Kraft Foods, and CEO of the largest branded apparel unit of Hanesbrands/Sara Lee. Her responsibilities have straddled U.S. and international general management roles, corporate strategy, product innovation, marketing and merchandising responsibilities, manufacturing and logistics operations, retail logistics and operations, and corporate social responsibility.
Understanding and responding to the needs of our customers is fundamental to Veralto’s business strategy, and Ms. Filler’s expertise with customers, brand management and portfolio strategy benefit Veralto and is a valuable resource to Veralto’s Board. Her prior leadership experiences with large global public companies, and in particular her focus on global portfolio strategy, capital allocation and strategic brand development, is a key asset to Veralto.
Ms. Filler has served as a director for Danaher since 2005 and as its Lead Independent Director since 2020, where she also has served on various committees, including as chair of its nominating and governance committee. Ms. Filler has also served on The Carlyle Group Inc. board of directors since 2022. Ms. Filler also serves or has served on private and philanthropic boards.

SKILLS AND QUALIFICATIONS:

	Global/International	Sustainability	Accounting

	Product Quality & Innovation (Segment)	Corporate Strategy, Capital Allocation, M&A	Finance

	Product Innovation	Public Company CEO and/or President	Branding/Marketing
Water Quality (Segment)

JENNIFER L. HONEYCUTT		Age 56	CHIEF EXECUTIVE OFFICER
Class III Director since 2023 Committees: • None Other Public Directorships: • None
Ms. Honeycutt serves as Veralto’s President and Chief Executive Officer and a member of the Board, and served as Executive Vice President with responsibility for Danaher’s Environmental & Applied Solutions segment from July 2022 through September 2023. Prior to that, Ms. Honeycutt served in leadership positions in a variety of different functions and businesses after joining Danaher in 1999, including most recently as Executive Vice President for Danaher’s Life Sciences Tools Platform and Global High Growth Markets from January 2021 through September 2022, Vice President & Group Executive within Danaher’s Life Sciences Platform from May 2019 through January 2021, and as President of Pall Corporation from January 2017 through January 2021.

SKILLS AND QUALIFICATIONS:

	Global/International	Product Innovation	Public Company CEO and/or President

	Water Quality (Segment)	Sustainability	Branding/Marketing

	Product Quality & Innovation (Segment)	Corporate Strategy, Capital Allocation, M&A	Government, Legal or Regulatory

Digital

2026 PROXY STATEMENT	13

PROPOSAL 1: ELECTION OF DIRECTORS

HEATH A. MITTS		Age 55	INDEPENDENT
Class III Director since 2023 Committees: Audit Other Public Directorships: • TE Connectivity
Mr. Mitts has served since September 2016 as Executive Vice President, Chief Financial Officer of TE Connectivity, a technology company that designs and manufactures connectors and sensors for several industries, where he is responsible for developing and implementing financial strategy. Mr. Mitts has also served as a director of TE Connectivity since March 2021. Prior to that, Mr. Mitts served as Senior Vice President and Chief Financial Officer and in other executive financial roles for IDEX Corporation, an applied solutions company specializing in fluid and metering technologies, health and science technologies, and fire, safety and other diversified products, from 2005 to September 2016, and as Chief Financial Officer PerkinElmer, Asia, based in Singapore, from 2001 to 2005. Prior to his service with PerkinElmer, Mr. Mitts held various senior financial leadership positions during his tenure at Honeywell International from 1996 to 2001. Mr. Mitts also served as a director of Columbus McKinnon Corporation, a material handling and motion control manufacturer, from May 2015 to January 2024, where he served on the audit and compensation committees.
Mr. Mitts’ extensive senior financial leadership experience at decentralized, business-system driven publicly traded companies, including expertise leading acquisitions and water sector knowledge, as well as his public board expertise, make him a valuable resource to the Veralto Board.

SKILLS AND QUALIFICATIONS:

	Global/International	Corporate Strategy, Capital Allocation, M&A	Finance

Water Quality (Segment)

THOMAS L. WILLIAMS		Age 67	INDEPENDENT
Class III Director since 2023 Committees: Compensation (Chair) Other Public Directorships: • Sherwin-Williams
Mr. Williams served as Executive Chairman of Parker Hannifin Corporation, which manufactures and sells motion and control technologies and systems for mobile, industrial and aerospace markets, from January 2023 to December 2023. From the time he joined Parker Hannifin in 2003, Mr. Williams served as Chief Executive Officer and director of Parker Hannifin from February 2015 to December 2022, as Chairman of the board of directors of Parker Hannifin from January 2016 to December 2022. From 2006 to January 2015, he was Executive Vice President and Operating Officer of Parker Hannifin with responsibility for Parker’s Aerospace, Engineered Materials, Filtration, Instrumentation and Asia Pacific groups and its Strategic Pricing department. From 2003 to 2006, Mr. Williams was VP of Operations for Hydraulics and President of the Instrumentation Group. Prior to joining Parker Hannifin, Mr. Williams held a number of key management positions at General Electric Company, a diversified manufacturing company. Mr. Williams is currently a director of Sherwin-Williams, a paint and coatings company, since July 2023 and serves on its compensation committee. Previously, he served as a director at Chart Industries, Inc., a global manufacturer of highly-engineered equipment serving the clean energy and industrial gas markets, from 2008 to 2019, and a director of Goodyear Tire & Rubber Company from February 2019 to April 2024.
Mr. Williams’ significant chief executive officer experience and operational leadership at public companies, including his deep knowledge of executive compensation and governance expertise from his service on the boards of multiple public companies, are a valuable resource to the Veralto Board.

SKILLS AND QUALIFICATIONS:

	Global/International	Sustainability	Public Company CEO and/or President

	Digital	Corporate Strategy, Capital Allocation, M&A	Product Innovation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOREGOING CLASS III DIRECTOR NOMINEES.

14	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
Continuing Directors

FRANÇOISE COLPRON		Age 55	INDEPENDENT
Class I Director since 2023 Committees: Compensation Nominating and Governance Other Public Directorships: • Celestica Inc. • Sealed Air Corporation • Sodexo SA
Ms. Colpron served as Group President, North America of Valeo SA, a global automotive supplier enabling smart mobility, from March 2008 to July 2022, and was responsible for Valeo’s activities in the United States, Mexico and Canada. She joined Valeo in 1998 in the legal department and held several positions, first as Legal Director for the Climate Control branch in Paris, and then as General Counsel for North and South America, from 2005 to 2015. Before joining Valeo, Ms. Colpron began her career as a lawyer at Ogilvy Renault in Montreal, Canada (now part of the Norton Rose Group). Ms. Colpron’s global business experience includes prior work assignments in Europe, Asia and North America. Since December 2025, Ms. Colpron has served as a director of Sodexo SA, a global leader food services and facilities management, where she currently serves on its audit committee. Since October 2022, Ms. Colpron has served as a director of Celestica Inc., a global leader in high reliability design, manufacturing and supply chain solutions, where she currently serves as the chair of its governance committee. Since May 2019, Ms. Colpron has served as a director of Sealed Air Corporation, a global packaging solutions company, where she has served on various committees, including its people and compensation committee since May 2021, where she served as chair until December 2024. Ms. Colpron previously served as a director of Alstom, a rail transportation manufacturing company, from July 2017 to September 2019, as well as on the boards of directors of other industry associations. Ms. Colpron has received recognition by various automotive industry and business organizations, and was inducted into the French Légion d’Honneur in 2015.
A corporate director and strategic leader with over 30 years of global business and legal experience, Ms. Colpron provides international expertise coupled with extensive board experience.

SKILLS AND QUALIFICATIONS:

	Global/International	Sustainability	Government, Legal or Regulatory

	Product Quality & Innovation (Segment)	Corporate Strategy, Capital Allocation, M&A	Finance

	Product Innovation	Public Company CEO and/or President

DANIEL L. COMAS		Age 62
Class II Director since 2023 Committees: • None Other Public Directorships: • Fortive Corporation
Mr. Comas served as Executive Vice President of Danaher from April 2005 through December 2020, including as Chief Financial Officer from April 2005 through December 2018, and currently serves as an advisor to Danaher. From the time he joined Danaher in 1991 until his appointment as Executive Vice President, Mr. Comas served in various roles with responsibilities over corporate development, treasury, finance and risk management. Mr. Comas has also served on the board of directors of Fortive Corporation since March 2021, where he also serves on the compensation committee.
Mr. Comas has deep expertise in finance, strategy, corporate development, capital allocation, accounting, human capital management, and risk management. His role in Danaher’s mergers and acquisition program is a domain expertise that is particularly valuable to Veralto given the importance of its acquisition program. In addition, through his extensive leadership experience at Danaher, he has direct understanding of the principles of VES and its culture of continuous improvement.

SKILLS AND QUALIFICATIONS:

	Global/International	Government, Legal or Regulatory	Accounting

	Product Quality & Innovation (Segment)	Corporate Strategy, Capital Allocation, M&A	Finance

Water Quality (Segment)

2026 PROXY STATEMENT	15

PROPOSAL 1: ELECTION OF DIRECTORS

SHYAM P. KAMBEYANDA		Age 55	INDEPENDENT
Class I Director since 2023 Committees: Audit Other Public Directorships: • ESAB Corporation
Mr. Kambeyanda has served as President and Chief Executive Officer and a director of ESAB Corporation, an American-Swedish diversified industrial company and manufacturer of equipment and consumables and automation solutions for use in cutting, welding and gas control applications, since April 2022. From May 2016 to April 2022, he served in a series of progressively responsible executive roles at Colfax Corporation, from which ESAB was spun-off. Mr. Kambeyanda oversaw the growth of ESAB’s fabrication technology business, expanding ESAB’s global operations, improving financial performance and driving ESAB Business Excellence (EBX) throughout the business. Prior to joining Colfax and ESAB, Mr. Kambeyanda served in executive roles at Eaton Corporation from 1995 to 2016, with a strong supply chain, strategy and operations focus.
Mr. Kambeyanda maintains a keen international perspective on driving growth and business development in emerging markets. He brings extensive senior executive and leadership experience, in particular for global businesses, which we believe is of key importance for Veralto.

SKILLS AND QUALIFICATIONS:

	Global/International	Sustainability	Accounting

	Digital	Corporate Strategy, Capital Allocation, M&A	Government, Legal or Regulatory

	Product Innovation	Public Company CEO and/or President	Branding/Marketing

WILLIAM H. KING		Age 58
Class I Director since 2023 Committees: • None Other Public Directorships: • None
Mr. King served as Senior Vice President - Strategic Development of Danaher from 2014 until his retirement in February 2025, after having served as Vice President – Strategic Development from 2005 to 2014. From the time he joined Danaher in 1998 until his appointment as Vice President - Strategic Development, Mr. King served in various general management and functional roles with responsibilities over sales, marketing and business development.
Mr. King’s long-standing experience leading Danaher’s strategy function gives him keen insights into Veralto’s strategy, served industries and opportunities for future growth. His role in Danaher’s mergers and acquisition program is a domain expertise that is particularly valuable to Veralto given the importance of its acquisition program. In addition, through his extensive leadership experience at Danaher, he has direct understanding of the principles of VES and its culture of continuous improvement.
Mr. King has served as a director of W.L.Gore Inc., a family-owned medical and industrial products company, since January 2025.

SKILLS AND QUALIFICATIONS:

	Global/International	Water Quality (Segment)	Corporate Strategy, Capital Allocation, M&A

	Product Quality & Innovation (Segment)	Product Innovation	Public Company CEO and/or President

16	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

WALTER G. LOHR, JR.		Age 82	INDEPENDENT
Class II Director since 2023 Committees: Nominating and Governance (Chair) Other Public Directorships: • None
Mr. Lohr was a partner of Hogan Lovells, a global law firm, until retiring in 2012, and has also served on the boards of private and non-profit organizations. Prior to his tenure at Hogan Lovells, Mr. Lohr served as assistant attorney general for the State of Maryland. Mr. Lohr also served on the board of directors of Danaher from 1983 to 2024, where he served on its audit, compensation, and nominating and governance committees.
Mr. Lohr has extensive experience advising companies in a broad range of transactional matters, including mergers and acquisitions, contests for corporate control and securities offerings. His extensive knowledge of the legal strategies, issues and dynamics that pertain to mergers and acquisitions and capital raising is a critical resource for Veralto given the importance of its acquisition program.

SKILLS AND QUALIFICATIONS:

	Corporate Strategy, Capital Allocation, M&A	Government, Legal or Regulatory

VIJAY P. SANKARAN		Age 52	INDEPENDENT
Class I Director since 2024 Committees: Audit Other Public Directorships: • None
Mr. Sankaran has served as Vice President and Chief Digital and Information Officer of Johnson Controls International PLC, a global leader in smart, healthy, and sustainable buildings, since January 2025. Previously, he was Vice President and Chief Technology Officer from May 2021 to December 2024, where he focused on accelerating product software engineering development and expanding customer solutions through the company’s digital platform. Mr. Sankaran has held leadership roles in technology transformation across a spectrum of industries, including various positions at TD Ameritrade and the Ford Motor Company.
Mr. Sankaran’s broad executive leadership and deep expertise in digital technology management bring invaluable perspectives to the Veralto Board.

SKILLS AND QUALIFICATIONS:

	Global/International	Sustainability	Finance

	Product Quality & Innovation (Segment)	Corporate Strategy, Capital Allocation, M&A	Branding/Marketing

	Product Innovation	Digital

2026 PROXY STATEMENT	17

PROPOSAL 1: ELECTION OF DIRECTORS

JOHN T. SCHWIETERS		Age 86	INDEPENDENT
Class II Director since 2023 Committees: Audit (Chair) Other Public Directorships: • Danaher Corporation
Mr. Schwieters served as Principal of Perseus TDC, a real estate investment and development firm, from 2013 until May 2023. He also served as a Senior Executive of Perseus, LLC, a merchant bank and private equity fund management company, from 2012 to 2016, and as Senior Advisor from 2009 to 2012. Mr. Schwieters has served on the board of directors of Danaher since 2003, where he has served on its nominating and governance committee and as chair of its audit committee. In November 2025, Danaher announced that Mr. Schwieters has decided not to stand for reelection at its 2026 annual meeting of shareholders.
In addition to his roles with Perseus, Mr. Schwieters led the Mid-Atlantic region of one of the world’s largest accounting firms after previously leading that firm’s tax practice in the Mid-Atlantic region, and has served on the boards and chaired the audit committees of several NYSE-listed public companies. He brings to Veralto extensive knowledge and experience in the areas of public accounting, tax accounting and finance, which are areas of critical importance to Veralto as a large, global and complex public company.

SKILLS AND QUALIFICATIONS:

	Global/International	Sustainability	Accounting

	Corporate Strategy, Capital Allocation, M&A	Finance

CINDY L. WALLIS-LAGE		Age 63	INDEPENDENT
Class II Director since 2023 Committees: Nominating and Governance Other Public Directorships: • Comfort Systems USA
Ms. Wallis-Lage served as Executive Director, Sustainability and Resilience of Black & Veatch Holding Company, a private engineering, consulting and construction company with a more than 100-year track history of innovation in sustainable infrastructure, from January 2022 to September 2022. In this role, Ms. Wallis-Lage focused on driving a sustainability brand and establishing and integrating environmental, social and governance policies and practices. Prior to that, she served as President, Global Water Business of Black & Veatch from January 2012 to December 2021. Ms. Wallis-Lage also served as a board director and executive committee member for Black & Veatch from March 2012 to September 2022. A 36-year veteran of Black & Veatch, Ms. Wallis-Lage was an active champion of water's true value and its impact on sustainable communities. In addition, Ms. Wallis-Lage has served on numerous not-for-profit boards within the water industry. Ms. Wallis-Lage currently serves on the board of Seven Seas Water Group, a private company focused on building, owning and operating decentralized water and wastewater facilities since November 2025, and on the board of the private company Metiri Group, a laboratory company serving the U.S.-based water sector since May 2023. She has served on the Comfort Systems USA board of directors since May 2021, where she served on various committees and currently serves as chair of its nominating, governance and sustainability committee.
Ms. Wallis-Lage is well-known in the industry for her expertise in the treatment and reuse of water and wastewater resources. Her extensive senior executive experience leading strategies, development and operations of a global water-related business, including the development of sustainability practices and digital platforms, is a key asset to Veralto in light of its portfolio and strategic priorities. Ms. Wallis-Lage also provides valuable insight from her public board experience.

SKILLS AND QUALIFICATIONS:

	Global/International	Sustainability	Finance

	Water Quality (Segment)	Digital	Branding/Marketing

18	2026 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS
Board Selection
Director Selection
The Board and our Nominating and Governance Committee believe that it is important that our directors demonstrate the standards and qualifications set out in our Corporate Governance Guidelines, including:
•personal and professional integrity and character;
•prominence and reputation in his or her profession;
•skills, knowledge and expertise (including business or other relevant experience) that, in aggregate, are useful and appropriate to the effective oversight of Veralto’s business;
•the extent to which the interplay of his or her skills, knowledge expertise and background with that of the other Board members will help build a Board that is effective in collectively meeting Veralto’s strategic needs and serving the long-term interests of Veralto’s shareholders;
•the capacity and desire to represent the interests of the shareholders as a whole; and
•availability to devote sufficient time to the affairs of Veralto.
The Nominating and Governance Committee is responsible for identifying and recommending to the Board a slate of nominees for election at each annual meeting of shareholders. Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third-party search firm engaged by the Committee. The Nominating and Governance Committee considers a wide range of factors when assessing potential director nominees. This includes consideration of the current composition of the Board, any perceived need for one or more particular areas of expertise, the balance of management and independent directors, the need for committee-specific expertise, the evaluations of other prospective nominees and the qualifications of each potential nominee relative to the attributes, skills and experience described above.
When Veralto recruits a director candidate, either a search firm engaged by the Nominating and Governance Committee or a member of the Board contacts the prospect to assess interest and availability. The candidate will then meet with members of the Board and at the same time, the Nominating and Governance Committee with the support of the search firm will conduct such further inquiries as the Committee deems appropriate. A background check is completed before a final recommendation is made to appoint a candidate to the Board.
A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “Other Information – Communications with the Board of Directors” with supporting materials the shareholder considers appropriate. If a prospective nominee has been identified other than in connection with a director search process initiated by the Nominating and Governance Committee, the Committee will make an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Governance Committee’s determination of whether to conduct a full evaluation will be based primarily on the Committee’s view as to whether a new or additional Board member is necessary or appropriate at such time, the likelihood that the prospective nominee can satisfy the evaluation factors described above and any other factors as the Committee may deem appropriate. The Nominating and Governance Committee will take into account information provided to the Committee with the recommendation of the prospective candidate and any additional inquiries the committee may in its discretion conduct or have conducted with respect to such prospective nominee.

2026 PROXY STATEMENT	19

PROPOSAL 1: ELECTION OF DIRECTORS
Director Skills, Expertise, and Composition
The Board believes that the Board, taken as a whole, should broadly embody differences in professional experience and skills, global experience, education, and other individual qualities and attributes, which is appropriate in light of Veralto’s business need and important to serving the long-term interests of our shareholders. Furthermore, the Board does not assign any particular weighting of any characteristic in evaluating nominees and directors.
The chart that follows illustrates the broad skills and expertise represented on our Board. In addition, approximately 50% of our Board members represent different genders and/or racial/ethnic backgrounds, and our Board includes a broad range of ages and national origins.

SKILLS AND EXPERTISE	Colpron	Comas	Filler	Honeycutt	Kambeyanda	King	Lohr	Mitts	Sankaran	Schwieters	Wallis-Lage	Williams
Global/International
Water Quality (segment)
Product Quality & Innovation (segment)
Digital
Product Innovation
Sustainability
Corporate Strategy, Capital Allocation, M&A
Public Company CEO and/or President
Accounting
Finance
Branding/Marketing
Government, Legal or Regulatory
Board Orientation and Continuing Education
Our new director orientation program includes extensive meetings with Veralto management and familiarizes new directors with Veralto’s businesses, strategies, policies and VES; assists them in developing company and industry knowledge to optimize their Board service; and educates them with respect to their fiduciary duties and legal responsibilities and Veralto’s sustainability framework.
In addition, our director continuing education program provides ongoing learning opportunities through meetings with management, external speakers relevant to Veralto’s strategy, onsite operating company visits, and attendance at Veralto’s annual leadership conference, as well as access to corporate governance resources.

20	2026 PROXY STATEMENT

Corporate Governance
Corporate Governance Overview
Our Board recognizes that Veralto’s success over the long term requires a robust framework of corporate governance that serves the best interests of all shareholders. In connection with our Board’s dedication to strong corporate governance, our Board has in recent years implemented the following corporate actions:
Board Structure and Composition:

Our Chair and CEO positions are separate, with an independent Chair.

Board composition is critical, and Veralto continues to seek to optimize the mix of skills and expertise represented on our Board, as evidenced by the appointment in 2024 of an additional independent director with new digital skills and expertise.

Our shareholders approved the phased declassification of our Board of Directors that provides for the annual election of directors after a sunset period starting with this Annual Meeting.
Annual assessment and determination of optimal Board leadership structure.
Executive sessions of the independent Directors at every regular meeting of the Board, without management present.
Annual independent Director evaluation of our Chair and CEO and continuous Director feedback.
Directors attended approximately 97% of Board and Committee meetings in 2025.
75% of members of the Audit Committee are audit committee financial experts.
All members of our Audit, Compensation and Nominating and Governance Committees are independent as defined by the New York Stock Exchange listing standards and applicable SEC rules.

2026 PROXY STATEMENT	21

CORPORATE GOVERNANCE
Board Risk Oversight and Shareholder Engagement:

Full Board oversees the development and execution of the Company’s strategic plans.
We maintain a related person transaction policy with oversight by the Nominating and Governance Committee.
Committee core ares of focus include financial integrity and legal compliance (Audit), corporate governance (NGC), and compensation and succession planning (Compensation).
Annual Board discussion of key significant risks identified in the Company’s Enterprise Risk Management (ERM) process and regular discussion of risks.
Directors have the ability to engage outside experts and consultants and to conduct independent investigations.

Board oversight and ongoing engagement with senior executives on key matters, including cybersecurity (Audit), organizational initiatives, human capital oversight and talent development, external engagement (NGC), and AI risk oversight.

We conduct multi-layered oversight of our sustainability program, disclosures and commitments by the Nominating and Governance Committee and the full Board.
Formalized and documented in the Corporate Governance Guidelines oversight of our human capital management by the full Board in coordination with the Compensation Committee.
Ongoing shareholder engagement.
We hold a say-on-pay advisory vote every year.
Governance Best Practices:

Eliminated supermajority voting requirements applicable to shares of common stock in our governance documents.
We have robust stock ownership requirements for our directors and executive officers.
We have no shareholder rights plan.
We maintain VES-focused orientation and continuing education programs for directors.

Executive compensation is linked to the achievement of corporate goals that drive long-term shareholder value, including sustainability, and in 2025, every member of the Veralto executive team had sustainability goals tied to their personal performance objectives.

We committed to equal pay for work of equal value for all our global associates by 2030.
We maintain a comprehensive clawback policy to both time-based and performance-based awards with expanded recoupment provisions beyond SEC requirements.
Conduct our annual self-assessment process to assess, in detail, the effectiveness of the Board and each of its Committees, with thoughtful, candid feedback.
Enhanced anti-overboarding provisions in our Corporate Governance Guidelines to limit directors who are public company executives.

22	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board Leadership Structure and Oversight
Board Leadership Structure
The Board has separated the positions of Chair and Chief Executive Officer (CEO) because it believes that the separation of the positions best enables the Board to ensure that Veralto’s business, risks, opportunities and affairs are managed effectively and in the best interests of shareholders.
The entire Board selects the Chair, and our Board has selected Linda Filler, an independent director, as its Chair, in light of Ms. Filler’s independence and her extensive experience with corporate governance, board management, shareholder engagement, risk management and corporate strategy. Ms. Filler’s prior leadership experiences with large global public companies, and in particular her focus on global portfolio strategy, capital allocation and strategic brand development, are a key asset to Veralto.
Moreover, Ms. Filler uses her management and director experience and Danaher board tenure and leadership to help ensure that the non-management directors have a keen understanding of Veralto’s business as well as the strategic and other risks and opportunities that the Company may face. This enables the Board to more effectively provide insight and direction to, and exercise oversight of, Veralto’s CEO and the rest of the management team responsible for the Company’s day-to-day business (including with respect to risk management).
As the independent Chair, Ms. Filler leads the activities of the Board, including:
•calling and presiding at all meetings of the Board;
•together with the CEO and the Corporate Secretary, setting the agenda for the Board;
•calling and presiding at the executive sessions of non-management directors and of the independent directors;
•advising the CEO on strategic aspects of Veralto’s business, including developments and decisions that are to be discussed with, or would be of interest to, the Board;
•acting as a liaison as necessary between the non-management directors and the management of the Company; and
•acting as a liaison as necessary between the Board and the committees of the Board.
In the event that the Chair is not an independent director, the Corporate Governance Guidelines provide that the independent directors, upon recommendation from the Nominating and Governance Committee, will select by majority vote an independent director to serve as the Lead Independent Director with the authority to:
•preside at all meetings of the Board at which the Chairman is not present, including the executive sessions;
•call meetings of the independent directors;
•act as a liaison as necessary between the independent directors and the CEO; and
•advise with respect to the Board’s agenda.
The Board’s non-management directors meet in executive session following the Board’s regularly-scheduled meetings, with the executive sessions chaired by the independent Chair. In addition, the independent directors meet as a group in executive session at least quarterly.

2026 PROXY STATEMENT	23

CORPORATE GOVERNANCE
Board Oversight
Strategy
One of the Board’s primary responsibilities is overseeing management’s development and execution of the Company’s strategy.
•At least quarterly, the CEO, our executive leadership team and other business leaders provide detailed business and strategy updates to the Board.
•The Board annually conducts an in-depth review of the Company’s overall strategy. At these reviews, the Board engages with our executive leadership team and other business leaders regarding business objectives and the application of VES, the competitive landscape, economic trends and other developments.
•On an annual basis the Board also reviews the Company’s human capital, risk assessment/risk management, compliance and sustainability programs as well as the Company’s operating budget, and at meetings occurring throughout the year the Board reviews acquisitions, strategic investments and other capital allocation topics as well as the Company’s operating and financial performance, among other matters.
The Board also looks to the expertise of its committees to inform strategic oversight in their areas of focus.
OVERSIGHT OF STRATEGIC ACQUISITIONS
The Board oversees Veralto’s strategic acquisition and integration process. Veralto views acquisitions as an important element of our strategy to deliver long-term shareholder value. Our Board includes 12 members with extensive business combination experience. That depth of experience allows the Board to constructively engage with management and effectively evaluate acquisitions for alignment with our strategy, culture and financial goals. Management is charged with identifying potential acquisition targets, executing transactions and managing integration, and our Board’s oversight extends to each of these elements. Management and the Board regularly discuss potential acquisitions and their role in the Company’s overall business strategy. These discussions address acquisitions in process and potential future acquisitions, and cover a broad range of matters which may include valuation, due diligence, risk and anticipated synergies with Veralto’s businesses and strategy. With respect to more significant acquisitions, the Board discusses and evaluates a proposed opportunity over multiple meetings. The Board’s acquisition oversight also extends across transactions and over time; at least annually the Board reviews and provides feedback regarding the operational and financial performance of our acquisitions.
OVERSIGHT OF HUMAN CAPITAL MANAGEMENT AND CEO SUCCESSION PLANNING
The Board and Compensation Committee engage with our senior leadership team and human resources executives on a regular basis across a range of human capital management topics. As discussed above, Veralto is committed to attracting, developing, engaging and retaining the best people from around the world to sustain and grow our science and technology leadership. Pursuant to our Corporate Governance Guidelines, working with management, the Board, with such assistance from the Compensation Committee as the Board may request, oversees our human capital strategy spanning multiple key dimensions, including culture, governance, recruitment, engagement, executive succession planning and development, competitive compensation and benefits, performance management, talent development, and career mobility. The Board reviews the Company’s human capital strategy annually and at other times during the year in connection with significant initiatives and acquisitions, supported by the Compensation Committee’s oversight of our executive and equity compensation programs.
With the support of our Nominating and Governance Committee, our Board also maintains and annually reviews both a long-term succession plan and emergency succession plan for the CEO position. The foundation of the long-term CEO succession planning process is a CEO development model consisting of three dimensions: critical experiences, leadership capabilities and personal characteristics/traits. The Board uses the development model as a guide in preparing candidates, and also in evaluating candidates for the CEO and other executive positions at the Board’s annual talent review and succession planning session. At the annual session, the Board evaluates candidates using the development model, and reviews a candidate’s development actions, progress and performance over time. The candidate evaluations are

24	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
supplemented with periodic 360-degree performance appraisals, and the Board also regularly interacts with any candidate through Board meeting presentations and at the Company’s annual leadership conferences.
Risk
The Board’s role in risk oversight at the Company is consistent with our leadership structure, with management having day-to-day responsibility for assessing and managing our risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company. Each of the Audit, Compensation and Nominating and Governance Committees reports to the full Board on a regular basis, including as appropriate with respect to each committee’s risk oversight activities. Since risk issues often overlap, committees from time to time request that the full Board discuss particular risks.
The Board administers its risk oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to its committees, with oversight responsibility delegated to its committees where it believes each committee’s focused domain expertise will support efficient and effective oversight, and each committee typically has responsibility with respect to risks that are associated with the purpose of, and responsibilities delegated to, that committee. The timeframe over which the Board and its committees evaluate risk typically varies depending on the nature of the risk. From time to time, the Board and/or its committees may consider inputs from outside advisors with respect to certain risks and risk trends. With respect to the manner in which the Board’s risk oversight function impacts the Board’s leadership structure, as described above, our Board believes that Ms. Filler’s management and director experience and prior tenure at Danaher help the Board to more effectively exercise its risk oversight function.
In determining to separate the position of the CEO and the Chair, and in determining the appointment of the Chair of the Board and the chairs of the committees, the Board and the Nominating and Governance Committee considered the implementation of a governance structure and appointment of chairpersons with appropriate and relevant risk management experience that would enable the Company to efficiently and effectively assess and oversee its risks.
The graphic below summarizes the primary areas of risk overseen by the Board and by each of its committees.

Board
Risks associated with Veralto's strategic plan, acquisition and capital allocation program, capital structure, liquidity, organizational structure and other significant risks, AI risk oversight, and overall risk assessment and risk management policies.

Audit Committee Major financial risk exposures, significant legal, compliance, reputational, cybersecurity, privacy risks and climate change and overall risk assessment and risk management policies.	Compensation Committee Risks associated with compensation policies and practices, including incentive compensation.
Nominating and Governance Committee
Risks related to corporate governance, effectiveness of Board and committee oversight and review of director candidates, conflicts of interest, director independence and sustainability (including climate).

Management Responsibility for assessing and managing Veralto's risk exposure.

OVERSIGHT OF ENTERPRISE RISK
The Board oversees the Company’s risk management processes directly and through its committees. In general, the Board oversees the management of risks inherent in the operation of the Company’s businesses, the implementation of its strategic plan, its acquisition and capital allocation program, its capital structure and liquidity and its organizational structure, and also oversees the Company’s risk assessment and risk management policies. In addition, at least on an annual basis or more frequently as deemed appropriate by the Board, the Board reviews with senior leaders of the

2026 PROXY STATEMENT	25

CORPORATE GOVERNANCE
Company, the Company’s enterprise risk management, with particular focus on the enterprise risks and opportunities with the greatest impact and highest probability. Furthermore, at least on an annual basis or more frequently as deemed appropriate by the Board, the Board reviews our insurance policies, including our director and officer insurance policy, general liability policy, and our cyber liability insurance policy.
OVERSIGHT OF PORTFOLIO AND OPERATING SEGMENT RISK
At each Board meeting, the Board oversees the Company’s performance and execution against the strategic goals for the Company’s operating segments, overall portfolio, and innovation.
OVERSIGHT OF CYBERSECURITY RISK
The Company takes a risk-based approach to cybersecurity and has implemented cybersecurity policies throughout its operations that are designed to address cybersecurity threats and incidents.
The Company’s cybersecurity program and policies articulate the expectations and requirements with respect to acceptable use, risk management, data privacy, education and awareness, security incident management and reporting, identity and access management, vendor due diligence, security (with respect to physical assets, products, networks, and systems), security monitoring and vulnerability identification. The cybersecurity program and policies are operated by a dedicated cybersecurity operations team. The program and policies are aligned with the Company’s enterprise risk management program.
The Company’s cyber risk management program identifies, tracks, escalates, remediates, and reports risks at the corporate level and across each operating company. These risk areas include internal, product, vendor, supply chain, and external services leveraged across the Company. These risks are assessed, prioritized, and both tactically and strategically addressed via process, technology, and personnel improvements to help ensure ongoing mitigation and tracking.
The Company’s cybersecurity strategy is guided by prioritized risk, identified areas for improvement based on the National Institute for Standards and Technology (NIST) Cybersecurity Framework, and emerging business needs. This strategy is shared with the executive leadership at least annually. The Company maintains a global incident response plan, coupled with a global continuous monitoring program. This plan and program include incident alerting, comprehensive incident criticality assessments, and escalation processes to support teams, senior leadership, and the Board. This escalation process also includes cross-functional materiality determinations and applicable reporting requirements.
The Company’s cybersecurity operations team manages all facets of the security monitoring and global incident program, coordinating with a sourced managed services security provider and internal analysts across our operating companies. Applicable company employees are provided cybersecurity awareness training, which includes topics on the Company’s policies and procedures for reporting potential incidents. The Company’s cybersecurity team is continuously evaluating emerging risks, regulations, and compliance matters and updating the policies and procedures accordingly.
Cybersecurity threats, including as a result of any previous cybersecurity incidents, have not materially affected the Company, including its business strategy, results of operations or financial condition.
OVERSIGHT OF COMPLIANCE RISK
The Board has delegated to the Audit Committee the responsibility of exercising oversight with respect to the Company’s compliance program and Code of Conduct. Consistent with such delegation, our Chief Legal Officer and Chief Compliance Officer provide periodic reports to the Audit Committee regarding the Company’s compliance program, including updates on complaints and questions received through the Company’s Speak Up! hotline and progress on the Company’s annual compliance training. Our Chief Compliance Officer reports directly to our Chief Legal Officer. In administering our Code of Conduct, our compliance team works closely with other corporate functions, including legal, human resources, internal audit and finance, to ensure and monitor compliance. We evaluate and manage risks relating to compliance as part of our enterprise risk management program.

26	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
OVERSIGHT OF ARTIFICIAL INTELLIGENCE (AI)
The Board oversees the Company’s use of artificial intelligence (AI) technology, focusing on AI’s impacts on increased efficiency and productivity through automation of routine tasks, enhanced decision-making through predictive analytics, and accelerated innovation through rapid analysis of complex datasets. The Board reviews management’s policies and procedures regarding AI on at least an annual basis to help ensure the responsible development and use of AI to enhance the Company’s operations, drive innovation and create value for stakeholders, while mitigating key risks.
OVERSIGHT OF SUSTAINABILITY RISK
The Board has delegated to the Nominating and Governance Committee the responsibility of exercising oversight with respect to the Company’s sustainability programming and strategy. Consistent with such delegation, management provides periodic reports and updates to the Nominating and Governance Committee regarding the Company’s sustainability program and strategies, including the corresponding risks and opportunities, goals, progress, shareholder engagement and disclosure. Additionally, the Nominating and Governance Committee coordinates with the Audit Committee, which oversees the Company’s sustainability reporting with respect to climate change risk, and with the Compensation Committee, which oversees sustainability performance objectives linked to executive compensation. We evaluate and manage risks relating to sustainability issues, including climate-related risks, as part of our enterprise risk management program. See page 32 for further discussion on our Sustainability program.
ENTERPRISE RISK MANAGEMENT COMMITTEE
The Enterprise Risk Management (ERM) Committee (consisting of members of executive and senior management) leads the Company’s enterprise risk management program. The ERM Committee inventories, assesses and prioritizes the most significant risks facing the Company as well as related monitoring of mitigation efforts. This oversight includes review and approval of the Company’s enterprise risk management framework and policies to ensure that they are comprehensive, robust and upgraded regularly to reflect changes in the internal and external environment.
The ERM Committee periodically updates the Audit Committee on its processes and at least annually, the ERM Committee reports to the Board the high priority risks identified by the ERM process and the success of mitigation efforts.
DISCLOSURE COMMITTEE
Our disclosure controls and procedures are part of, and therefore are uniformly aligned with, our risk oversight process. The Company’s Disclosure Committee (consisting of members of senior management) is responsible for maintaining and monitoring our disclosure controls and procedures. Each quarter our Disclosure Committee evaluates, with the participation of our principal executive officer and principal financial officer, the effectiveness of our disclosure controls and procedures as of the end of the period and facilitates disclosure in our periodic reports of management's conclusions regarding the effectiveness of our disclosure controls and procedures. Prior to such public disclosure, those evaluations and conclusions are discussed with the Audit Committee in connection with its review of our annual and quarterly reports, including our financial and risk disclosures contained in those reports, enabling the Board and its committees to provide effective risk oversight.
Veralto’s disclosure controls and procedures documentation specifically references our annual enterprise risk assessment process as an element of our disclosure controls and procedures, and requires membership overlap between the Disclosure Committee and ERM Committee.

2026 PROXY STATEMENT	27

CORPORATE GOVERNANCE
Board of Directors and Committees of the Board
General
Our Board met nine times in 2025. All directors attended at least 88% of the total number of meetings of the Board and of the committees of the Board on which they served held during 2025. Veralto convenes a Board meeting in conjunction with each annual meeting of shareholders and as a general matter expects that the members of the Board will attend the annual meeting. All members of the Board attended the 2025 annual meeting of shareholders.
The membership of each of the Board’s committees as of March 23, 2026 is set forth below. While each of the committees is authorized to delegate its powers to sub-committees, none of the committees did so during 2025. The Audit, Compensation and Nominating and Governance Committees report to the Board on their actions and recommendations at each regularly scheduled Board meeting. Each such committee typically meets in executive session, without the presence of management, at its regularly scheduled meetings.

Name of Director	Audit	Compensation	Nominating and Governance
Jennifer L. Honeycutt
Linda Filler
Françoise Colpron
Daniel L. Comas
Shyam P. Kambeyanda
William H. King
Walter G. Lohr, Jr.			C
Heath A. Mitts
Vijay P. Sankaran
John T. Schwieters	C
Cindy L. Wallis-Lage
Thomas L. Williams		C
# OF MEETINGS HELD IN 2025	7	5	4

C	Chair	Member

AUDIT COMMITTEE
Members: •John T. Schwieters (Chair) •Shyam P. Kambeyanda •Heath A. Mitts •Vijay P. Sankaran Meetings in 2025: 7
PRINCIPAL RESPONSIBILITIES:
Assist the Board in overseeing the:
•quality and integrity of Veralto’s financial statements;
•effectiveness of Veralto’s internal control over financial reporting;
•qualifications, independence and performance of Veralto’s independent auditors;
•performance of Veralto’s internal audit function;
•Veralto’s compliance with legal and regulatory requirements;
•risks described above under “Board Oversight - Risk”; and
•Veralto’s swaps and derivatives transactions and related policies and procedures.
Prepare the Audit Committee Report included in the Company’s annual Proxy Statement.

The Board has determined that each of the members of the Audit Committee is independent for purposes of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (Exchange Act) and the NYSE listing standards and is financially literate within the meaning of the NYSE listing standards. In addition, the Board has determined that Messrs. Schwieters, Kambeyanda and Mitts each qualifies as an audit committee financial expert as that term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act.

28	2026 PROXY STATEMENT

CORPORATE GOVERNANCE

COMPENSATION COMMITTEE
Members: •Thomas L. Williams (Chair) •Françoise Colpron •Linda Filler Meetings in 2025: 5
PRINCIPAL RESPONSIBILITIES:
•Discharge the Board’s responsibilities relating to the compensation of our executive officers, including setting goals and objectives for, evaluating the performance of, and approving the compensation paid to, our executive officers;
•review and make recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercise all authority of the Board (and all responsibilities assigned by such plans to the Committee) with respect to the oversight and administration of such plans;
•review and consider the results of shareholder advisory votes on the Company’s executive compensation, and make recommendations to the Board regarding the frequency of such advisory votes;
•monitor compliance by directors and executive officers with the Company’s stock ownership requirements;
•assist the Board in overseeing the risks described above under “Board Oversight of Risk”;
•review and discuss with Company management the Compensation Discussion and Analysis and recommend to the Board the inclusion of the Compensation Discussion and Analysis in the annual meeting proxy statement;
•prepare the Compensation Committee report included in the annual meeting proxy statement; and
•consider factors relating to independence and conflicts of interests in connection with the engagement of the compensation consultants that provide advice to the Committee.

Each member of the Compensation Committee is a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and, based on the determination of the Board, independent under the NYSE listing standards and under Rule 10C-1 under the Exchange Act.

MANAGEMENT ROLE IN SUPPORTING THE COMPENSATION COMMITTEE:
Members of our senior management generally attend the Compensation Committee meetings. In addition, our CEO:
•provides background regarding the interrelationship between our business objectives and executive compensation matters and advises on the alignment of incentive plan performance measures with our overall strategy;
•participates in the Committee’s discussions regarding the performance and compensation of the other executive officers and provides recommendations to the Committee regarding all significant elements of compensation paid to such officers, their annual, personal performance objectives and his evaluation of their performance (the Committee gives considerable weight to our CEO’s evaluation of and recommendations with respect to the other executive officers because of her direct knowledge of each such officer’s performance and contributions); and
•provides feedback regarding the companies that she believes Veralto competes with in the marketplace and for executive talent.

Our human resources and legal departments also assist the Committee Chair in scheduling and setting the agendas for the Committee’s meetings, preparing meeting materials and providing the Committee with data relating to executive compensation as requested by the Committee.

2026 PROXY STATEMENT	29

CORPORATE GOVERNANCE

COMPENSATION COMMITTEE (continued)

INDEPENDENT COMPENSATION CONSULTANT ROLE IN SUPPORTING THE COMPENSATION COMMITTEE:
Under the terms of its charter, the Compensation Committee has the authority to engage the services of outside advisors and experts. The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (FW Cook) as its independent compensation consultant. FW Cook was previously engaged by the Danaher Compensation and Nominating and Governance Committees in connection with the Separation. Our Compensation Committee engaged FW Cook because it is considered one of the premier independent compensation consulting firms and has never provided any services to the Company other than the compensation-related services provided to or at the direction of the Compensation Committee and the Nominating and Governance Committee. FW Cook takes its direction solely from the Compensation Committee (and with respect to matters relating to the non-management director compensation program, the Nominating and Governance Committee). In addition to the director compensation advice provided to the Nominating and Governance Committee, FW Cook’s primary responsibilities in 2025 were to:
•provide advice and data in connection with the structuring of the executive and equity compensation programs and the compensation levels for the Company’s executive officers compared to their peers;
•assess the Company’s executive compensation program in the context of compensation governance best practices;
•update the Compensation Committee regarding legislative and regulatory initiatives as well as emerging trends and investor views in the area of executive compensation;
•provide data regarding the share dilution costs attributable to the Company’s aggregate equity compensation program; and
•assist in the review of the Company’s executive compensation public disclosures.
The Compensation Committee does not place any material limitations on the scope of the feedback provided by FW Cook. In the course of discharging its responsibilities, FW Cook may from time to time and with the Compensation Committee’s consent, request from management information regarding compensation amounts and practices, the interrelationship between our business objectives and executive compensation matters, the nature of the Company’s executive officer responsibilities and other business information. The Compensation Committee has considered whether the work performed for or at the direction of the Compensation Committee and the Nominating and Governance Committee raises any conflict of interest, taking into account the factors listed in Exchange Act Rule 10C-1(b)(4), and has concluded that such work does not create any conflict of interest.

NOMINATING AND GOVERNANCE COMMITTEE
Members: •Walter G. Lohr, Jr. (Chair) •Françoise Colpron •Cindy L. Wallis-Lage Meetings in 2025: 4
PRINCIPAL RESPONSIBILITIES:
•Assist the Board in identifying individuals qualified to become Board members, and make recommendations to the Board regarding all nominees for Board membership;
•make recommendations to the Board regarding the size and composition of the Board and its committees;
•make recommendations to the Board regarding matters of corporate governance and oversee the operation of Veralto’s Corporate Governance Guidelines and Related Person Transactions Policy;
•develop and oversee the annual self-assessment process for the Board, its committees, and our directors;
•assist the Board in our executive officer (including our CEO) succession planning;
•assist the Board in overseeing the risks described above under “Board Oversight - Risk”;
•review and make recommendations to the Board regarding non-management director compensation;
•oversee the orientation process for newly elected members of the Board and continuing director education; and
•oversee the Company’s sustainability program (and coordinate with the Audit Committee and Compensation Committee as appropriate with respect thereto).

The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the NYSE listing standards.

30	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Board, Committee and Individual Director Evaluations
Our Board recognizes that a rigorous and constructive evaluation process is an essential component of good corporate governance and Board effectiveness. Under the leadership of our Chair, the Nominating and Governance Committee oversees the annual evaluation process and periodically reviews the format of the process to help ensure it is eliciting actionable feedback with respect to the effectiveness of the Board, Board committees and individual directors.
The annual Board, committee and individual director evaluation process consists of the following components:

Board & Committee Self-Assessment	Individual Director Self-Assessment	Self-Assessment Meetings	Acting Upon Results
1	2	3	4
Each director completes a questionnaire assessing the performance of the Board and its committees (as applicable) in overseeing strategy; capital allocation; operations; financial integrity; legal compliance and risk management; leadership succession planning; governance; sustainability; and executive compensation, as well as the effectiveness of Board processes.

Each director also completes a self-assessment questionnaire, assessing their own performance with respect to meeting attendance and preparedness; Board and committee contributions; and engagement with management and with fellow directors, and identifying their director education priorities.

The questionnaire results are provided to the Board and to each of the committees, and the Board and each committee holds an executive session (facilitated by the Chair at the Board level and by the respective committee chair at the committee level) to discuss the results, identify areas for continued improvement and prioritize director education topics.
The results of the committee sessions are communicated to the full Board of Directors.
			As a result of the Board’s prior-year self-assessment process, the Board would be expected to identify opportunities to further strengthen the Board’s practices.
Shareholder Engagement and Alignment
Shareholder Engagement Program
We actively seek and highly value feedback from our shareholders. During 2025, our Investor Relations outreach efforts focused on engaging shareholders and investors in connection with topics including our business strategy, acquisitions, end market trends, financial performance, governance and sustainability initiatives. Attendees included members of our senior management. We shared feedback received during these meetings with our Board, informing their oversight.
Key Policies Aligning Company and Shareholder Interests
Director and Executive Officer Stock Ownership Requirements
Our Board has adopted stock ownership requirements for non-management directors. Under the requirements, each non-management director (within five years of their initial election or appointment) is required to beneficially own Veralto shares with a market value of at least five times their annual cash retainer (excluding the additional cash retainers paid to the committee chairs). Once a director has acquired a number of shares that satisfies such ownership multiple, such number of shares then becomes such director’s minimum ownership requirement (even if their retainer increases or the fair market value of such shares subsequently declines). Under the policy, beneficial ownership includes RSUs held by the director, shares in which the director or their spouse or child has a direct or indirect interest, but does not include shares subject to unexercised stock options. We have also adopted stock ownership requirements for our executive officers; please see “Compensation Discussion and Analysis – Stock Ownership-Related Policies.”

2026 PROXY STATEMENT	31

CORPORATE GOVERNANCE
Recoupment (Clawback) Policy
To further discourage inappropriate or excessive risk-taking, our Board adopted a rigorous compensation recoupment (or clawback) policy applicable to our executive officers who are subject to the reporting requirements of Section 16 under the Exchange Act (covered persons), including our NEOs, effective October 2, 2023. The policy was adopted in accordance with SEC rules and NYSE listing standards, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our current and former Section 16 officers on or after October 2, 2023, if the Company has a required accounting restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made. Pursuant to the policy, the Board will, in addition to all other remedies available to us, require reimbursement or payment to us of any erroneously paid performance-based incentive compensation awarded to any covered person within the three-year look back period. Also pursuant to the policy, the Board has the right to require reimbursement of the entire amount of any such incentive compensation payment (including for this purpose any time-based equity awards not otherwise covered by the policy) from any covered person whose fraud or other intentional misconduct in the Board’s judgment alone or with others caused the accounting restatement. In addition, the stock plans in which our executive officers participate contain provisions for recovering awards upon certain circumstances. Under the terms of our 2023 Omnibus Incentive Plan (Omnibus Plan), if an employee is terminated for gross misconduct, the administrator may cause the participant’s unexercised or unvested equity awards to be partially or completely forfeited. In addition, under the terms of our Executive Deferred Incentive Program (EDIP), if termination of an employee’s participation in the plan resulted from the employee’s gross misconduct, the administrator may determine that the employee’s vesting percentage is zero with respect to all balances that were contributed by the Company. In 2025, the Board amended the recoupment policy to include best practice provisions beyond SEC requirements. The expanded provisions include clawback triggers for misconduct and reputational harm absent any financial restatement to both time-based and performance-based awards.
Anti-Pledging/Hedging Policy
Our Corporate Governance Guidelines prohibit any director or executive officer from pledging as security under any obligation any shares of Veralto common stock that the director or officer directly or indirectly owns and controls, except for any shares that were pledged as of the date the policy was adopted.
Veralto policy also prohibits Veralto directors and employees (including executive officers) from engaging in short sales of Veralto common stock, transactions in any derivative of a Veralto security (including, but not limited to, buying or selling puts, calls or other options (except for instruments granted under a Veralto equity compensation plan)) or any other forms of hedging transactions with respect to Veralto securities.
Sustainability
Many companies recognize the importance of measuring, documenting, and improving the impact that they have on global stakeholders. At Veralto, that commitment runs deep. It stems from our Unifying Purpose: Safeguarding the World’s Most Vital Resources™.
To us, that means working day in and day out to help ensure that people around the planet have access to clean water, safe food, and trusted essential goods. It also means taking meaningful actions that demonstrate our support of the environment, equity, and social responsibility.
Veralto’s commitment begins with our Unifying Purpose, and it is grounded in our Veralto Values:
•We serve humanity with purpose and integrity.
•We unlock ingenuity for customer success.
•We deliver results as a team.
•We continually improve for enduring impact.
These values shaped both the development of our sustainability strategy and the way we work to rigorously bring it to life. Our approach is grounded in the way we develop and leverage our products; reduce our impact on the planet; and demonstrate our commitment to our people.

32	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Recent sustainability actions:

Products
Our products monitor, enhance and protect vital resources.
•3.4 billion people around the world benefit from Hach solutions that help ensure clean water for daily use.
•85 billion gallons of water that ChemTreat helped customers save.
•14 trillion gallons of water treated and recycled through Trojan Technology systems.
•10 billion products marked and coded daily by Videojet customers to support customers.
Additionally, Veralto set an initial target for our EcoVadis responsible supply chain program to cover at least 40% of our annual supplier spend.

Planet
We mitigate our impact on the planet by continually improving how we work. In 2025
•We advanced efforts related to our climate target to reduce our combined Scope 1+2 GHG emissions by 54.6% from a 2023 baseline by 2033.
•We published a Water Stewardship Policy detailing Veralto’s commitments to responsible water management.
•We committed to setting a Science-Based Target in 2026.
•We participated in the CDP Climate and Water Security scorecards for the first time as a public company.

People
Our people create innovative solutions, breakthrough thinking, and a strong company community.
•We committed to equal pay for work of equal value for all our global associates by 2030.
•100% pay equity was maintained in the U.S. (gender/race).
•Every member of the Veralto executive team had sustainability goals tied to their personal performance objectives, which are linked to compensation.

Unless otherwise noted, all data presented is as of December 31, 2024.
The Veralto Enterprise System (VES)
While we are motivated by our Unifying Purpose, we believe what sets Veralto apart is our ability to deploy VES tools and turn our commitments into action. VES is a proven business system and the bedrock of our culture. It is a mindset grounded in “kaizen,” or continuous improvement, with a set of curated tools designed to create enduring impact.
VES tools are organized around Operational Excellence, Growth, and Leadership, and rooted in foundational tools known as the VES Fundamentals, which are relevant to every associate and business function. These fundamentals focus on core competencies such as using visual representations of processes to identify inefficiencies, creating standard work, defining and solving problems in a structured way, and continuously improving processes to drive long term impact.
Our use of VES tools to refine our processes continuously also contributes to our effectiveness in supporting our customers as they seek to optimize their own operations and achieve their sustainability objectives. We believe that our ability to use VES tools to improve across these dimensions will increase customer satisfaction and help us maintain and grow our competitive advantage.

2026 PROXY STATEMENT	33

CORPORATE GOVERNANCE
Throughout the enterprise, our team is committed to deploying VES tools to improve commercial execution, product innovation, operational excellence and talent acquisition and management. In the spirit of continuous improvement, we have already started evolving the VES tools to better manage our program for VES Certified Practitioners, assess VES capability, and advance our early-stage innovation tools.

Our Approach to Sustainability
Sustainability is embedded in Veralto’s business strategy. At our core, the products and services we provide underscore our commitment to advancing the broad sustainability objectives of our customers.
Our sustainability program is organized around the three pillars of Products, Planet, and People. These pillars allow us to organize our sustainability priorities in alignment with the functional leaders in our enterprise who are best positioned to take ownership and accountability for our sustainability projects and initiatives. We balance these priorities across the organization based on resource availability and feasibility. Coupled with strong corporate governance practices to provide oversight and management support, the sustainability program is positioned to iteratively prioritize initiatives using the insights we glean from engaging with our stakeholders.

34	2026 PROXY STATEMENT

CORPORATE GOVERNANCE
Sustainability and Corporate Governance
Governance starts with the Board of Directors. Our Board, either directly or through its committees, is responsible for overseeing our governance framework in general— and our sustainability program in particular— as part of its risk oversight function. As delegated by the Board, the Nominating and Governance Committee assumes primary oversight responsibility (interacting with the Audit and the Compensation Committees, as appropriate for certain matters) to provide oversight for our sustainability program, including Veralto’s sustainability strategy, targets, and metrics. Our Board reviews our sustainability program at least annually.
At the managerial level, Veralto’s Senior Vice President of Strategy & Sustainability, who reports directly to our President and CEO, oversees our sustainability program and the Veralto Sustainability Council and is responsible for reviewing and approving Veralto’s sustainability reports.
Veralto’s Sustainability Council develops and drives our roadmap of sustainability initiatives. This council and its working groups includes representation from our Water Quality and Product Quality & Innovation segments, as well as the corporate human resources; environment, health, and safety; Veralto Enterprise System; procurement; investor relations; finance; IT; corporate communications; and legal functions.
Corporate Governance Guidelines, Committee Charters and Code of Conduct
As part of its ongoing commitment to good corporate governance, our Board has codified its corporate governance practices into a set of Corporate Governance Guidelines and has also adopted written charters for each of the committees of the Board. Veralto has also adopted a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees, known as the Code of Conduct. The Corporate Governance Guidelines, charters of each of the Audit, Compensation and Nominating and Governance Committees and Code of Conduct are available in the “Investors – Corporate Governance” section of our website at veralto.com.

2026 PROXY STATEMENT	35

Director Compensation
Non-Management Director Compensation Program
Non-Management Director Compensation Philosophy
We use a combination of cash and equity-based compensation to attract and retain qualified candidates to serve on the Board. The Board and the Nominating and Governance Committee set director compensation based on the following principles:
•Fairly compensate directors for the work required in a company of our size and scope, and differentiate among directors where appropriate to reflect different levels of responsibilities;
•Allocate a significant portion of the total compensation in stock-based awards to align directors’ interests with the long-term interests of our shareholders; and
•Maintain a simple and transparent compensation program structure.
Process for Setting Non-Management Director Compensation
The Nominating and Governance Committee is responsible for reviewing and making recommendations to the Board regarding non-management director compensation (although the Board makes the final determination regarding the amounts and type of non-management director compensation). The Committee engages FW Cook, the Board’s independent compensation consultant, to prepare regular reports on market non-management director compensation practices and evaluate our program in light of the results of such reports. The Committee reviews non-management director compensation annually and consults FW Cook for market insights and recommendations.
The Omnibus Plan limits the amount of cash and equity compensation that we may pay to a non-management director each year. Under the plan terms, each non-management director is limited to a maximum sum of $800,000 in cash and equity-based awards per calendar year (calculated based on the grant date fair value of such awards for financial reporting purposes) for services as a member of the Board.
2025 Non-Management Director Compensation Structure

+	Board Chair	$150,000	*
	Audit Committee Chair	$25,000
	Compensation Committee Chair	$20,000
	Nominating and Governance Chair	$15,000

	* Equity retainer

36	2026 PROXY STATEMENT

DIRECTOR COMPENSATION
Director cash retainers are paid quarterly in arrears. Director annual equity awards and the Board chair equity retainer are divided equally (based on target award value) between options and RSUs.
•The options are fully vested as of the grant date.
•The RSUs vest upon the earlier of
-(1) the first anniversary of the grant date, or
-(2) the date of, and immediately prior to, the next Veralto annual meeting of shareholders following the grant date, but the underlying shares are not issued until the earlier of the director’s death or the first day of the seventh month following the director’s retirement from the Board.
Veralto reimburses directors for Veralto-related out-of-pocket expenses, including travel expenses.
Key Changes to Non-Management Director Compensation Program for 2026
As part of the Nominating and Governance Committee’s annual review of non-management compensation, its independent compensation consultant, FW Cook, concluded that Veralto paid its directors below the peer group median in 2025. The Committee considered FW Cook’s recommendations together with the principles outlined in the Company’s Corporate Governance Guidelines, and accordingly recommended, and the Board approved, increasing the annual stock-based award for non-management directors from $165,000 to $200,000 to approximate the total compensation of the peer group market median while continuing to align its directors’ interests with the long-term interests of our shareholders.
In addition, the Board approved a voluntary non-qualified, deferred compensation plan for non-management directors, effective after the 2026 shareholder meeting.
•Each non-management director can elect to defer all or a portion of their cash director fees in a particular year.
•Amounts deferred under the plan will be converted into a particular number of phantom shares of Veralto common stock, calculated based on the closing price of Veralto’s common stock on the date that such quarterly fees would otherwise have been paid.
•Dividends accrued on phantom shares will be deemed invested in phantom shares of Veralto common stock.
•A director can elect to have their plan balance distributed upon cessation of Board service, or one, two, three, four or five years after cessation of Board service. All distributions from the plan will be in the form of whole shares of Veralto common stock.

2026 PROXY STATEMENT	37

DIRECTOR COMPENSATION
Director Summary Compensation Table
The table below summarizes the compensation paid by Veralto to the non-management directors for their service in 2025. Ms. Honeycutt serves as a director and executive officer of Veralto but she does not receive any additional compensation for services provided as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	Total ($)
Françoise Colpron	105,000	81,775	82,507	269,282
Daniel L. Comas	105,000	81,775	82,507	269,282
Linda Filler	105,000	156,053	157,510	418,563
Shyam P. Kambeyanda	105,000	81,775	82,507	269,282
William H. King	105,000	81,775	82,507	269,282
Walter G. Lohr, Jr.	120,000	81,775	82,507	284,282
Heath A. Mitts	105,000	81,775	82,507	269,282
Vijay P. Sankaran	105,000	81,775	82,507	269,282
John T. Schwieters	130,000	81,775	82,507	294,282
Cindy L. Wallis-Lage	105,000	81,775	82,507	269,282
Thomas L. Williams	125,000	81,775	82,507	289,282
(1)The amounts reflected in these columns represent the aggregate grant date fair value of the applicable award computed in accordance with FASB ASC Topic 718. With respect to stock awards, the grant date fair value under FASB ASC Topic 718 is calculated based on the number of shares Veralto common stock underlying the award, times the closing price of the Veralto common stock on the date of grant (but discounted to account for the fact that RSUs do not accrue dividend rights prior to vesting and distribution). With respect to stock options, the grant date fair value under FASB ASC Topic 718 has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures): for the 2025 stock option grants to all directors above, a 6.0 year option life; a risk-free interest rate of 4.09%; a stock price volatility rate of 30.58%; and a dividend yield of 0.44% per share.

38	2026 PROXY STATEMENT

DIRECTOR COMPENSATION
(2)The table below sets forth as to each non-management director the aggregate number of unvested RSUs and aggregate number of stock options outstanding as of December 31, 2025. All of the stock options set forth in the table below are fully vested. The RSUs set forth in the table below vest in accordance with the terms described above.

Name of Director(s)	Aggregate Number of Stock Options Held as of December 31, 2025 (#)	Aggregate Number of Unvested RSUs Held as of December 31, 2025 (#)
Françoise Colpron	5,860	818
Daniel L. Comas	5,860	818
Linda Filler	11,302	1,561
Shyam P. Kambeyanda	5,860	818
William H. King	5,860	818
Walter G. Lohr, Jr.	5,860	818
Heath A. Mitts	5,860	818
Vijay P. Sankaran	4,270	818
John T. Schwieters	5,860	818
Cindy L. Wallis-Lage	5,860	818
Thomas L. Williams	5,860	818

2026 PROXY STATEMENT	39

Director Independence and Related Person Transactions
Director Independence
At least a majority of the Board must qualify as independent within the meaning of the listing standards of the NYSE. The Board has affirmatively determined that Mses. Filler, Colpron and Wallis-Lage and Messrs. Kambeyanda, Lohr, Mitts, Sankaran, Schwieters and Williams are independent within the meaning of the listing standards of the NYSE. Ms. Filler serves as an independent Chair of the Board. The Board concluded that none of these directors possesses any of the bright-line relationships set forth in the listing standards of the NYSE that prevent independence, or any other relationship with Veralto other than Board membership.
The Board assesses on a regular basis, and at least annually, the independence of directors and, based on the recommendation of the Nominating and Governance Committee, makes a determination as to which members are independent.
Veralto’s non-management directors meet in executive session following the Board’s regularly-scheduled meetings. The sessions are chaired by the independent Chair of the Board.
Certain Relationships and Related Transactions
Policy
Under our Related Person Transactions Policy, the Nominating and Governance Committee of the Board is required to review and, if appropriate, approve all related person transactions prior to consummation whenever practicable. If advance approval of a related person transaction is not practicable under the circumstances or if our management becomes aware of a related person transaction that has not been previously approved or ratified, the transaction is promptly submitted to the Nominating and Governance Committee. The Nominating and Governance Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified under the policy if the Nominating and Governance Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Nominating and Governance Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act.

40	2026 PROXY STATEMENT

Beneficial Ownership of Veralto Common Stock by Directors, Officers and Principal Shareholders
The following table sets forth as of March 23, 2026 (unless otherwise indicated) the number of shares and percentage of Veralto common stock beneficially owned by (1) each person who owns of record or is known to Veralto to beneficially own more than five percent of Veralto common stock, (2) each of Veralto’s directors and named executive officers, and (3) all executive officers and directors of Veralto as a group.

Name	Number of Shares Beneficially Owned(1) (#)	Percent of Class(1) (%)	Notes
Jennifer L. Honeycutt	450,477	*	Includes options to acquire 292,498 shares, 52,296 shares attributable to her account in the Veralto deferred compensation program and 670 shares attributable to a 401(k) account.
Linda Filler	18,548	*	Includes options to acquire 11,352 shares and 7,196 shares held in a trust.
Françoise Colpron	7,413	*	Includes options to acquire 5,860 shares.
Daniel L. Comas	30,385	*	Includes options to acquire 5,860 shares.
Shyam. P. Kambeyanda	5,860	*	Includes options to acquire 5,860 shares.
William H. King	13,590	*	Includes options to acquire 5,860 shares.
Walter G. Lohr, Jr.	136,193	*	Includes options to acquire 5,860 shares and 130,333 shares held indirectly in a trust.
Heath A. Mitts	5,980	*	Includes options to acquire 5,806 shares.
Vijay P. Sankaran	5,112	*	Includes options to acquire 4,720 shares.
John T. Schwieters	18,143	*	Includes options to acquire 5,860 shares and 10,283 shares held indirectly in a trust.
Cindy L. Wallis-Lage	5,860	*	Includes options to acquire 5,860 shares.
Thomas L. Williams	7,413	*	Includes options to acquire 5,860 shares.
Melissa Kapity (formerly Aquino)	73,960	*	Includes options to acquire 72,660 shares, 354 shares attributable to her account in the Veralto deferred compensation program and 599 shares attributable to a 401(k) account.
Lesley Beneteau	55,747	*	Includes options to acquire 51,844 shares.
Mattias Byström	99,896	*	Includes options to acquire 86,645 shares.
Sameer Ralhan	11,175	*	Includes 906 shares attributable to his account in the Veralto deferred compensation program.
Surekha Trivedi	101,356	*	Includes options to acquire 98,347 shares and 966 shares attributable to her account in the Veralto deferred compensation program.

2026 PROXY STATEMENT	41

BENEFICIAL OWNERSHIP OF VERALTO COMMON STOCK BY DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

Name	Number of Shares Beneficially Owned(1) (#)	Percent of Class(1) (%)	Notes
The Vanguard Group	29,199,453	11.8%
Derived from a Schedule 13G/A filed November 12, 2024 by The Vanguard Group, which sets forth their beneficial ownership as of September 30, 2024. According to the Schedule 13G/A, The Vanguard Group has shared voting power over 315,898 shares, sole dispositive power over 28,090,409 shares, and shared dispositive power over 1,109,044 shares. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, Pennsylvania 19355.

BlackRock, Inc.	23,645,501	9.6%
Derived from a Schedule 13G/A filed November 8, 2024 by BlackRock, Inc., which sets forth their beneficial ownership as of September 30, 2024. According to the Schedule 13G/A, BlackRock has sole voting power over 21,685,263 shares and sole dispositive power over 23,645,501 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

T. Rowe Price Investment Management, Inc.	10,627,157	4.3%
Derived from a Schedule 13G/A filed [XX] by T. Rowe Price Investment Management, Inc., which sets forth their beneficial ownership as of September 30, 2024. According to the Schedule 13G/A, T. Rowe Price has sole voting power over 10,125,191 shares and sole dispositive power over 10,627,157 shares. The address of BlackRock, Inc. is 101 E. Pratt Street, Baltimore, MD 21201.

All current executive officers and directors as a group (18 persons)	1,049,518	*
Includes options to acquire 669,558 shares, 1,269 shares attributable to executive officers’ 401(k) accounts, 5,4928 shares attributable to executive officers’ accounts in the Company’s deferred compensation program.

(1)Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table above has sole voting and investment power with respect to the shares beneficially owned by that person or entity.
*     Represents less than 1% of the outstanding Veralto common stock.

42	2026 PROXY STATEMENT

PROPOSAL 2
Ratification of Independent Registered Public Accounting Firm
The Audit Committee on behalf of Veralto has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for Veralto and its consolidated subsidiaries for the year ending December 31, 2026. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the selection of Ernst & Young LLP is not required by law, Veralto’s Board believes that it is advisable to give shareholders an opportunity to ratify this selection. If this proposal is not approved by Veralto’s shareholders at the Annual Meeting, the Audit Committee will reconsider its selection of Ernst & Young LLP. Even if the selection of Ernst & Young LLP is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Veralto and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR VERALTO IN 2026.
Audit Fees and All Other Fees
The Audit Committee selected Ernst & Young LLP to act as the independent registered public accounting firm for Veralto and its consolidated subsidiaries for the year ended December 31, 2025. Ernst & Young LLP has served in this capacity since the Separation. Aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, for 2024 and 2025 are set forth in the table below.

	Fiscal 2024 ($ in thousands)	Fiscal 2025 ($ in thousands)
Audit Fees. Fees for the audit of annual financial statements, reviews of quarterly financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings and similar engagements, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. Audit fees also include advice about accounting matters that arose in connection with or as a result of the annual audit or the review of quarterly financial statements and statutory audits that non-U.S. jurisdictions require.
	10,350	8,750
Audit-Related Fees. Fees for assurance and related services reasonably related to the performance of the audit or review of financial statements that are not reported under “Audit Fees” above. This category may include fees related to the performance of audits and attest services not required by statute or regulations; audits of our employee benefit plans; due diligence related to mergers, acquisitions, and investments; accounting consultations about the application of GAAP to proposed transactions.	250	400
Tax Fees. Fees for professional services related to tax compliance and return preparation, tax advice and tax planning.(1)	400	1,200
All Other Fees. Fees for products and services other than as reported under “Audit Fees,” “Audit- Related Fees” or “Tax Fees” above.	—	—

2026 PROXY STATEMENT	43

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(1)The nature of the services comprising the fees disclosed under “Tax Fees” is as follows:

	Fiscal 2024 ($ in thousands)	Fiscal 2025 ($ in thousands)
Tax Compliance. Includes tax compliance fees for tax return review and preparation services and assistance related to tax audits by regulatory authorities	350	900
Tax Consulting. Includes tax consulting services, including assistance related to tax planning.	50	300
The Audit Committee has considered whether the services rendered by the independent registered public accounting firm with respect to the fees described above are compatible with maintaining such firm’s independence and has concluded that such services do not impair such firm’s independence.
Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms of such services) to be performed for Veralto by the independent registered public accounting firm, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit. Each year, the Audit Committee approves the independent registered public accounting firm’s retention to audit Veralto’s financial statements before the filing of the preceding year’s annual report on Form 10-K. The Audit Committee may delegate to a subcommittee of one or more members the authority to grant pre-approvals of audit and permitted non-audit services, and the decisions of such subcommittee to grant pre-approvals must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee has not made any such delegation as of the date of this Proxy Statement.

44	2026 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Audit Committee Report
This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Veralto under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Veralto specifically incorporates this report by reference therein.
The Audit Committee is currently composed of four independent directors and operates under a charter adopted by the Board on August 24, 2023. The SEC and the NYSE have established standards relating to audit committee membership and functions. With regard to such membership standards, the Board has determined that each of John T. Schwieters, Shyam P. Kambeyanda and Heath A. Mitts meets the requirements of an “audit committee financial expert” for purposes of the rules of the SEC and all members of the Audit Committee are “financially literate” within the meaning of the NYSE listing standards.
The Audit Committee assists the Board in overseeing the quality and integrity of Veralto’s financial statements, the effectiveness of Veralto’s internal control over financial reporting, the qualifications, independence and performance of Veralto’s independent registered public accounting firm, the performance of Veralto’s internal audit function, Veralto’s compliance with legal and regulatory requirements, Veralto’s major financial risk exposures, significant legal, compliance, reputational, cybersecurity and privacy risks and overall risk assessment and risk management policies, and Veralto’s swaps and derivatives transactions and related policies and procedures.
The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm retained to audit Veralto’s financial statements and has appointed Ernst & Young LLP as Veralto’s independent registered public accounting firm for 2026. The Audit Committee evaluates Ernst & Young’s performance at least annually. In evaluating Ernst & Young, the Audit Committee took into consideration a number of factors, including the firm’s tenure, independence, global capability and expertise and performance. Ernst & Young previously served as Veralto’s independent registered public accounting firm for 2025. The Audit Committee periodically considers the advisability and impact of rotating our independent registered public accountants. In conjunction with the mandated rotation of Ernst & Young’s lead engagement partner every five years, the Audit Committee (including its chair) are directly involved in the selection of Ernst & Young’s new lead engagement partner. The Audit Committee is also responsible for the audit fee negotiations associated with Veralto’s retention of Ernst & Young. Veralto’s Board of Directors and Audit Committee believe they have undertaken appropriate steps with respect to oversight of Ernst & Young’s independence and that the continued retention of Ernst & Young to serve as Veralto’s independent registered public accounting firm is in the best interests of Veralto and its shareholders.
In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with Veralto’s management and Ernst & Young Veralto’s audited consolidated and combined financial statements.
The Audit Committee has discussed with Ernst & Young those matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young its independence. The Audit Committee has concluded that Ernst & Young’s provision of non-audit services as described in the table above is compatible with Ernst & Young’s independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated and combined financial statements for Veralto for the fiscal year ended December 31, 2025 be included in Veralto’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Audit Committee of the Board of Directors John T. Schwieters (Chair) Shyam P. Kambeyanda Heath A. Mitts Vijay P. Sankaran

2026 PROXY STATEMENT	45

Compensation Discussion and Analysis
The following section discusses and analyzes the compensation provided to each of the executive officers set forth in the Summary Compensation Table below, also referred to as the NEOs. The content of this Compensation Discussion and Analysis (CD&A) is organized into six sections:

46	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officers
The Compensation Discussion and Analysis provides a general description of our compensation program, which consists of base salaries, short- and long-term incentives, and other compensation including benefits. The Compensation Discussion and Analysis provides information about the following individuals who are our “Named Executive Officers” or “NEOs” for fiscal year 2025. Our NEOs for 2025 were as follows:

Name	Position
Jennifer L. Honeycutt	President and Chief Executive Officer
Sameer Ralhan	Senior Vice President and Chief Financial Officer
Mattias Byström	Senior Vice President and Chief Segment Officer, Product Quality & Innovation
Melissa Kapity (formerly Aquino)	Senior Vice President and Chief Segment Officer, Water Quality
Lesley Beneteau	Senior Vice President and Chief Human Resources Officer
Executive Summary
Overview
In 2025, we grew our business, strengthened our portfolio, and delivered attractive value creation for all stakeholders. In doing so, three notable accomplishments stand out:
•We delivered on our financial commitments.
•We increased our growth investments.
•We strengthened our portfolio and increased our dividend.
Looking at our financial performance for the year, we delivered core sales growth, adjusted operating profit margin expansion, double-digit growth in adjusted earnings per share growth and strong cash flow. Our growth in 2025 demonstrates the durability of our businesses, fortified by the Veralto Enterprise System. Our simplification of VES and focus on leveraging high impact tools drove sales growth and margin expansion. Our results reflect our team’s focus and application of VES tools to enhance commercial architecture, improve funnel management and increase lead generation.

2026 PROXY STATEMENT	47

COMPENSATION DISCUSSION AND ANALYSIS

48	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Program Objectives
With the goal of building long-term value for our shareholders, we have an executive compensation program designed to:

1 - Attract and Retain	Attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Veralto’s size, complexity and global footprint
2 - Motivate Performance	Motivate executives to demonstrate exceptional personal performance and perform consistently at or above the levels that we expect, over the long term and through a range of economic cycles
3 - Align with Long-Term Shareholder Value
Link compensation to the achievement of goals and objectives that we believe best correlate with the creation of long-term shareholder value, including financial and strategic as well as sustainability-related objectives

Our compensation program uses a mix of annual and long-term incentives, cash and equity, and fixed and variable pay. We emphasize long-term, performance-based equity awards tied closely to shareholder returns and subject to significant vesting periods. Our executive compensation program is designed to reward our executive officers for:
•helping increase long-term shareholder value,
•achieving annual business goals, and
•building long-term careers with Veralto.
The markets in which we operate are competitive, with demand sometimes exceeding the supply of talent, resulting in significant increases in compensation paid by the companies with whom we compete for this talent. The same conditions exist in the market for executive-level talent that can provide innovative leadership while managing at a global scale across multiple complex businesses. As a result, we will proactively assess our executive compensation program to ensure it remains competitive in light of market conditions.
Named Executive Officer Compensation Framework
Veralto’s compensation program requires executives to consistently deliver exceptional performance. The Compensation Committee uses its judgment to make compensation decisions, considering each executive’s role, performance, and market conditions.
The factors that will generally shape particular executive compensation decisions (none of which are assigned any particular weight by the Compensation Committee) are the following:
•The relative complexity and importance of the executive’s position within Veralto. To ensure that the most senior executives are held most accountable for long-term operating results and changes in shareholder value, the Compensation Committee believes that both the amount and “at-risk” nature of compensation should increase with the relative complexity and significance of an executive’s position.
•The executive’s record of performance, long-term leadership potential and tenure.
•Veralto’s performance. Our cash incentive compensation will vary annually to reflect near-term changes in operating and financial results. Our long-term compensation is closely aligned with long-term shareholder value creation, both by tying the ultimate value of the awards to long-term shareholder returns and because of the length of time executives are required to hold the awards before realizing their value.

2026 PROXY STATEMENT	49

COMPENSATION DISCUSSION AND ANALYSIS
•Our assessment of pay levels and practices in the competitive marketplace. The Compensation Committee will consider market practice in determining pay levels and compensation design to ensure that our costs are sustainable relative to peers and compensation is appropriately positioned to attract and retain talented executives. As noted above, the market for executive-level talent is highly competitive. Veralto executives are well versed in applying VES to deliver strong operating performance and create shareholder value, and we devote significant resources to training our executives in VES. As a result of these factors, we believe that our executives are particularly valued by other companies, which creates a high degree of retention risk.
The Compensation Committee will consider the factors above within the context of the then-prevailing economic environment and may adjust the terms and/or amounts of compensation accordingly so that they continue to support our objectives.
For a description of the role of the Company’s executives and the Compensation Committee’s independent compensation consultant in the executive compensation process, please see “Corporate Governance – Board of Directors and Committees of the Board – Compensation Committee.”
2025 Say-On-Pay Vote

We provide our shareholders the opportunity to cast an annual advisory vote with respect to our NEO compensation as disclosed in our annual proxy statement (the say-on-pay proposal). At our 2025 annual meeting of shareholders, approximately 93% of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this result affirms shareholders’ support of the Company’s NEO compensation and did not make major changes to the Company’s executive compensation program as a result of such vote.

Key Changes to Executive Compensation Program for 2025
In light of the Committee’s favorable assessment of the program and strong shareholder support evidenced by the say-on-pay results, the Compensation Committee retained most elements of the 2024 program design in 2025. The Committee altered the annual incentive program in 2025 by:
•Substituting Adjusted Earnings per Share (Adjusted EPS) for Adjusted Operating Profit.
•Reducing the Profit/Earnings metric weighting from 50% to 40%.
•Increasing the Core Revenue Growth metric weighting from 30% to 40%.
•Adjusting the Segment leader metrics weightings.
Adjusted EPS has always been our preferred profit/earnings metric. We used Adjusted Operating Profit for 2023 and 2024 because of the lack of any historical Adjusted EPS track record and the difficulty in predicting Adjusted EPS in both the stub year and first full year as a standalone company. Once we reached a steadier state, we updated the profit/earnings metric to Adjusted EPS. Adjusted EPS is both common in our peer group and aligns with shareholder interests.
Veralto is focused on creating profitable growth. Our 2025 program design was meant to weight profitability (Adjusted EPS) and growth (Core Revenue Growth) equally.
For the two Segment Officers, we maintained the Segment Operating Profit metric from 2024 as we cannot track EPS at the Segment level. These changes align all of our executive officers to a single cash efficiency metric, with similar overall weighting of the total payout.

50	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
2025 Executive Compensation
The Company believes in pay for performance and aligning pay with shareholder interests and the Company’s business objectives.
In 2025, the majority of executive compensation is tied to performance in the form of annual incentives and long-term equity compensation (such as performance share units). As displayed in the charts below, in 2025, 90.2% of the target direct compensation for Ms. Honeycutt was in the form of performance-based and/or equity-based compensation, with the remaining 9.8% set as base salary. For our other NEOs, 76.1% of their target direct compensation was performance-based and/or equity-based compensation with the remaining 23.9% set as base salary.

2026 PROXY STATEMENT	51

COMPENSATION DISCUSSION AND ANALYSIS
The chart below summarizes key information with respect to each pay element represented in Veralto’s 2025 executive compensation program:

Component	Basic Design	Purpose
Base Salary	•Cash
•Provide sufficient fixed compensation to:
-(1) allow a reasonable standard of living relative to peers, and
-(2) mitigate incentive to pursue inappropriate risk-taking to maximize variable pay
•Base salary should be sufficient to avoid competitive disadvantage while facilitating a sustainable fixed cost structure

Annual Cash Compensation	•Cash -40% Adjusted EPS -40% Core Revenue Growth -20% Free Cash Flow Conversion
•Motivate executives to achieve near-term operational and financial goals that support our long-term business objectives and strategic priorities
•Allow meaningful pay differentiation tied to annual performance of individuals and groups
•Reward our executives for performance that was within their control over the performance period

Long-Term Incentive (Equity)	•50% Performance Share Units (PSUs) -Relative TSR vs. S&P 500 -3 Yr Avg ROIC Change Modifier •25% stock options (Options) •25% restricted stock units (RSUs)
•Align the interests of management and shareholders by ensuring that realized compensation is commensurate with long-term changes in share price
•This pay element intentionally represented the most significant component of compensation for each NEO for 2025 because it best supports our retention and motivation objectives

Other Compensation	•Employee benefit plans •Limited perquisites •Severance benefits
•Provide a competitive total executive compensation program generally commensurate with the benefits offered by our peers
•Improve cost-effectiveness by delivering perceived value that exceeds our actual costs
•Help to maximize the amount of time that executives spend on Veralto business
•We periodically use fixed cash bonuses for recruitment and retention purposes to attract and retain high-performing executives

Executive Compensation Program for 2026
The Compensation Committee designed the executive compensation program as a baseline for continued success. The Compensation Committee expects to continue to improve the executive compensation program as appropriate, including alignment with emerging trends that satisfy a clear business rationale for Veralto, but also believes that consistent use of best-practice designs is important in effectively communicating key messages to our executives.
Given the positive shareholder feedback to the 2025 program, the Compensation Committee has determined to maintain the same 2025 program design in 2026.

52	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Governance
Our Compensation Committee maintains a strong governance framework to ensure the long-term success of our executive compensation program. The Compensation Committee regularly reviews external executive compensation practices and trends to incorporate market best practices:

WHAT WE DO	WHAT WE DON’T DO
Four-year vesting requirement for stock options and RSUs; three-year performance period for PSUs	No tax gross-up provisions (except as applicable to management employees generally such as relocation policy)
Incentive compensation programs feature multiple, different performance measures aligned with the Company’s strategic performance metrics	No “single trigger” change of control benefits
Short-term and long-term performance metrics that balance our absolute performance and our relative performance versus peer companies	No US defined benefit pension programs
Rigorous, no-fault clawback policy that is triggered even in the absence of wrongdoing, in addition to a robust policy allowing recoupment from executives engaging in detrimental behavior	No permitted hedging of Veralto securities
Minimum one-year vesting requirement for 95% of shares granted under the Company’s stock plan	No long-term incentive compensation denominated or paid in cash
Stock ownership requirements for all executive officers	No above-market returns on deferred compensation plans
Limited perquisites	No overlapping performance metrics between short-term and long-term incentive compensation program
All Veralto executives have adopted sustainability performance objectives aligned with Veralto’s purpose of Safeguarding the World’s Most Vital ResourcesTM
Independent compensation consultant that performs no other services for the Company

2026 PROXY STATEMENT	53

COMPENSATION DISCUSSION AND ANALYSIS
Risk Considerations
Risk-taking is a necessary part of growing a business, and prudent risk management is necessary to deliver long-term, sustainable shareholder value. The Compensation Committee believes that Veralto’s executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking. In reaching this conclusion, the Compensation Committee considered in particular the following risk-mitigation attributes of our executive compensation program.

ATTRIBUTE	KEY RISK MITIGATING EFFECT

•Emphasis on long-term, equity-based compensation
•Four-year vesting requirement for stock options and RSUs, and three-year performance period for PSUs
•Rigorous, no-fault clawback policy that is triggered even in the absence of wrongdoing, in addition to a robust policy allowing recoupment from executives engaging in detrimental behavior

•Discourages risk-taking that produces short-term results at the expense of building long-term shareholder value
•Helps ensure executives realize their compensation over a time horizon consistent with achieving long-term shareholder value
•Helps deter inappropriate actions and decisions that could harm Veralto and its key stakeholders

•Incentive compensation programs feature multiple, complementary performance measures aligned with business strategy	•Mitigates incentive to over-perform with respect to any particular metric at the expense of other metrics
•Cap on annual cash incentive compensation plan payments and on number of performance shares that may be earned under equity awards	•Mitigates incentive to over-perform with respect to any particular performance period at the expense of future periods
•Stock ownership requirements for all executive officers •No permitted hedging of Veralto securities	•Aligns executives’ economic interests with the long-term interests of our shareholders
•Annual cash incentive compensation awards are subject to Compensation Committee discretion
•Mitigates risks associated with a strictly formulaic program, which could unintentionally incentivize an undue focus on certain performance metrics or encourage imprudent risk taking
•Provides the Compensation Committee the opportunity as appropriate to adjust awards based on how results are achieved

•Independent compensation consultant	•Helps ensure advice will not be influenced by conflicts of interest

54	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Analysis of 2025 Named Executive Officer Compensation
Overview
In determining the appropriate mix and amount of compensation elements for each NEO for 2025, the Compensation Committee considered the factors referred to under “– Named Executive Officer Compensation Framework” (without assigning any particular weight to any factor), exercised its judgment and adopted the compensation elements described above under “Executive Summary –2025 Executive Compensation.”
Base Salaries
The Compensation Committee reviewed base salaries for executive officers in February 2025. The Compensation Committee used each officer’s prior base salary as the initial basis for consideration and then considered the individual factors described under “– Named Executive Officer Compensation Framework,” focusing on the relative complexity and importance of each executive’s role within Veralto, the market value of the executive’s role and the executive’s performance in the prior year where applicable (without giving specific weight to any particular factor). Given that base salary is one of the elements in the formula for determining annual cash incentive compensation, the Compensation Committee also considered how changes in base salary would impact annual cash incentive compensation.
Following this review, the Compensation Committee approved modest base salary adjustments for our NEOs, including a 9.5% increase for our CEO, a 9.0% increase for our CFO, and a 9.1% increase for our CHRO. These adjustment reflect the Compensation Committee’s determination that these executive officers’ prior base salaries were positioned below what would be appropriate given the significant scope, complexity, and global scale of their roles. The increases bring these executive officers’ base salaries closer to competitive market levels while maintaining a pay mix that continues to emphasize performance-based compensation.

Name	2024 Salary ($)	2025 Salary ($)	Merit Increase (%)
Jennifer L. Honeycutt	1,050,000	1,150,000	9.5
Sameer Ralhan	725,000	790,000	9.0
Mattias Byström(1)	747,374	783,792	4.9
Melissa Kapity	725,000	760,000	4.8
Lesley Beneteau(2)	511,138	557,683	9.1
(1)The amounts contained in the table and throughout this Proxy Statement for Mr. Byström were paid or earned in Swedish Kronor or Euros. The Compensation Committee determined Mr. Byström’s base salary using an exchange rate at the time of the February Compensation Committee meeting. Amounts shown above and throughout the Proxy Statement have been converted to U.S. Dollars using a spot exchange rate as of December 31, 2025: 1 SEK = 0.1087 USD, 1 EUR = 1.1747 USD.
(2)The amounts contained in the table and throughout this Proxy Statement for Ms. Beneteau were paid or earned in U.S. Dollars or Canadian Dollars. The Compensation Committee determined Ms. Beneteau’s base salary using an exchange rate at the time of the February 2025 Compensation Committee meeting. Amounts shown above and throughout the Proxy Statement have been converted to U.S. Dollars using a spot exchange rate as of December 31, 2025: 1 CAD = 0.7302 USD.

2026 PROXY STATEMENT	55

COMPENSATION DISCUSSION AND ANALYSIS
Annual Incentive Awards
The Compensation Committee designed the executive compensation program to encourage consistent long-term performance and pay-for-performance alignment. The Segment leaders’ plans are tied more closely to their respective segment financial performance while still maintaining a significant link to enterprise-wide performance. All Veralto executives have adopted sustainability performance objectives aligned with key company priorities and goals as part of their personal performance objectives aligned with Veralto’s purpose of Safeguarding the World’s Most Vital ResourcesTM. The annual incentive compensation plan (ICP) is weighted:

Enterprise Leaders(1)	Segment Leaders(1)
70% Company Financial Factor (CFF)	30% Company Financial Factor
40% Adjusted Earnings per Share	25% Adjusted Earnings per Share
40% Core Revenue Growth	25% Core Revenue Growth
20% Free Cash Flow Conversion	50% Free Cash Flow Conversion
40% Segment Financial Factor (SFF)
50% Adjusted Segment Operating Profit
50% Segment Core Revenue Growth
30% Personal Performance Factor (PPF)	30% Personal Performance Factor (PPF)
(1)    Adjusted Operating Profit and Core Revenue Growth are financial measures that do not comply with generally accepted accounting principles (GAAP). Appendix A to this Proxy Statement quantifies and reconciles these measures to the comparable 2025 GAAP financial measures. “Adjusted Operating Profit” is defined as GAAP operating profit less the impact intangible asset amortization, separation related costs, other strategic initiative costs, and asset impairments.
“Core Revenue Growth” is defined as sales calculated according to GAAP but excluding (1) sales from acquired businesses or divested businesses; and (2) the impact of currency translation. Sales attributable to acquired businesses refers to sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to divested businesses not considered discontinued operations. The portion of revenue attributable to currency translation is calculated as the difference between (i) the period-to-period change in revenue (excluding sales from acquired businesses); and (ii) the period-to-period change in revenue (excluding sales from acquired businesses) after applying current period foreign exchange rates to the prior year period.
“Free Cash Flow Conversion” is calculated by dividing Free Cash Flow by Net Earnings on a GAAP basis. Free Cash Flow is defined as operating cash flows, less payments for additions to property, plant and equipment (capital expenditures) plus the proceeds from sales of plant, property and equipment (capital disposals).

56	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Overview
The diagram below illustrates the 2025 annual incentive award opportunities the Compensation Committee determined for the Company’s NEOs under the Omnibus Plan, each element of which is further described below.

Company Financial Factor (70%)

Base Salary	x	Target Bonus Percentage	x	Composite Payout Percentage	+

Personal Performance Factor (30%)
The 2026 annual incentive award opportunities for the Segment Leaders are similarly structured but weighted as:
•30% Company Financial Factor
•40% Segment Financial Factor (SFF)
•30% Personal Performance Factor (PPF)
DETERMINING TARGET BONUS PERCENTAGE
In determining the target bonus percentage for each NEO, the Compensation Committee considered the relative complexity and importance of the executive’s position and the amount of annual cash incentive compensation that peer companies typically pay to executives serving in comparable roles.
Following this review, the Compensation Committee approved a modest adjustment for our CEO to reflect the Compensation Committee’s recognition of the CEO role’s significant scope, complexity, and global scale. The increase drives a pay mix that continues to emphasize performance-based compensation.

	2024		2025
Name	Target ICP (%)	Target ICP ($)	Target ICP (%)	Target ICP ($)
Jennifer L. Honeycutt	135%	1,417,500	140%	1,610,000
Sameer Ralhan	100%	725,000	100%	790,000
Mattias Byström	80%	597,900	80%	627,034
Melissa Kapity	80%	580,000	80%	608,000
Lesley Beneteau	75%	383,353	75%	405,252

2026 PROXY STATEMENT	57

COMPENSATION DISCUSSION AND ANALYSIS
Company Financial Performance Payout Percentage

The Company Payout Percentage is formulaic, based on the Company’s 2025 performance against the Adjusted Earnings per Share, Core Revenue Growth, and Free Cash Flow Conversion metrics described above and below and in Appendix A (the Metrics). The Metrics emphasize Veralto’s focus on earnings, growth, and cash.
For each of the Metrics, the Compensation Committee established threshold, target and maximum levels of Company performance, as well as a payout percentage curve that related each level of performance to a payout expressed as a percentage of target bonus.

The payout percentage was:
•0% for below-threshold performance,
•50% for threshold performance,
•100% for target performance, and
•200% for performance that equaled or exceeded the maximum.
The payout percentages for performance between threshold and target, and between target and maximum, respectively, were determined by linear interpolation.
In determining the target performance level and payout percentage curve for the Metrics, the Compensation Committee considered:
•historical performance data for the Company and its peer group,
•analyst estimates for the Company’s peer group,
•the Company’s annual budget, and
•macroeconomic/end-market trends.
For each Metric, the Compensation Committee set the performance target at a level it believed reflected strong financial performance within the industry and would require a high (but achievable) level of Company performance, with outstanding performance required to achieve the maximum payout level.

58	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Following the end of 2025, the Company Financial Factor (CFF) was calculated as follows:

	2025 Performance/Payout Matrix
Metric	Threshold Performance Level	Target Performance Levels	Maximum Performance Level	Payout (before weighting) (%)	Metric Weighting	Weighted Payout (%)
Adjusted Earnings per Share				200		80
Core Revenue Growth				160		64
Free Cash Flow Conversion				200		40
				COMPANY FINANCIAL FACTOR:		184% (as rounded)
The Water Quality Segment Financial Factor was calculated as follows:

	2025 Performance/Payout Matrix
Metric	Threshold Performance Level	Target Performance Levels	Maximum Performance Level	Payout (before weighting) (%)	Metric Weighting	Weighted Payout (%)
Adjusted Segment Operating Profit				195		98
Segment Core Revenue Growth				163		81
				WATER QUALITY FINANCIAL FACTOR:		179% (as rounded)

2026 PROXY STATEMENT	59

COMPENSATION DISCUSSION AND ANALYSIS
The Product Quality and Innovation Segment Financial Factor was calculated as follows:

	2025 Performance/Payout Matrix
Metric	Threshold Performance Level	Target Performance Levels	Maximum Performance Level	Payout (before weighting) (%)	Metric Weighting	Weighted Payout (%)
Adjusted Segment Operating Profit				93		47
Segment Core Revenue Growth				160		80
				PRODUCT QUALITY & INNOVATION FINANCIAL FACTOR:		127% (as rounded)
Personal Performance Factor Payout Percentage
In 2025, the Compensation Committee established the personal performance objectives described below, including quantitative and qualitative objectives as well as objectives based on financial and non-financial measures. The Compensation Committee did not assign a particular weighting to any of the objectives. The Compensation Committee set the quantitative objectives at levels that, while achievable, would in its opinion require personal performance appreciably above the executive’s prior year performance level.

Executive Officer	2025 Personal Performance Objectives
Jennifer L. Honeycutt President and Chief Executive Officer
Consisted of qualitative goals with respect to refining and deepening our initial corporate enterprise strategy with a focus on growth and deployment of capital to strategic M&A opportunities; and qualitative talent and sustainability objectives, including identifying and developing succession planning, and continuing to build organizational resilience.

Sameer Ralhan Senior Vice President and Chief Financial Officer
Consisted of qualitative goals with respect to the finance function’s process excellence and talent development, including departmental efficiency and service quality optimization using VES, tax framework optimization, financial reporting efficiency and controls using VES, departmental integration to support M&A, and associate development and succession planning; growth initiatives to drive capital allocation and deployment, optimization of capital structure, and continued external engagement; qualitative goals with respect to sustainability initiatives focusing on associate engagement and inclusion, continued development of financial reporting framework for sustainability requirements, and driving supplier sustainability engagement.

Mattias Byström Senior Vice President and Chief Segment Officer, Product Quality and Innovation
Consisted of qualitative goals with respect to accelerating growth for the PQI segment, focusing on refreshing the PQI Segment strategy, implementing high growth market strategies, capital deployment, and cultivation of external engagement; qualitative goals focusing on senior leader development and succession planning; qualitative goals with respect to sustainability initiatives, including Scope 1 and 2 commitments and other environmental initiatives, associate engagement and inclusion, and driving supplier sustainability engagement.

60	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Executive Officer	2025 Personal Performance Objectives
Melissa Kapity Senior Vice President and Chief Segment Officer, Water Quality
Consisted of qualitative goals with respect to accelerating growth for the WQ segment, focusing on refreshing the WQ Segment strategy, implementing high growth market strategies, capital deployment, and cultivation of external engagement; qualitative goals focusing on senior leader development and succession planning; qualitative goals with respect to sustainability initiatives, including Scope 1 and 2 commitments and other environmental initiatives, associate engagement and inclusion, and driving supplier sustainability engagement.

Lesley Beneteau Senior Vice President and Chief Human Resources Officer
Consisted of qualitative goals with respect to the human resource function’s process excellence including departmental efficiency and service quality optimization using VES, and departmental integration to support M&A; qualitative talent objectives, including senior leadership development for succession planning and M&A, delivering departmental strategies to support Veralto and operating company growth plans, upskilling departmental and M&A function with VES, and people leader development; qualitative goals with respect to sustainability initiatives focusing on associate engagement, inclusion and supervisor effectiveness.

DETERMINING PERSONAL PERFORMANCE FACTOR PAYOUT PERCENTAGE
Following the end of 2025, the Compensation Committee used its best judgment and determined for each NEO a Personal Payout Percentage between 0% and 200%. The Compensation Committee believes that its ability to exercise discretion in connection with a portion of the annual executive cash incentive compensation awards is an important element in reaching balanced compensation decisions that are consistent with our strategy, reward both current year performance and sustained long-term value creation, and reward achievements that advance our sustainability strategy. The Compensation Committee’s ability to exercise discretion in connection with individual performance:
•helps mitigate the risks associated with a rigid and strictly formulaic compensation program, which could unintentionally create incentives for our executives to focus only on certain performance metrics or encourage imprudent risk taking;
•gives the Compensation Committee flexibility to address changes in economic conditions and our operating environment that occur during the performance period; and
•allows the Compensation Committee to adjust compensation based on factors that would not be appropriately reflected by a strictly formulaic approach focused solely on Company performance, such as advancing sustainability-related goals, championing Veralto’s culture and values, and recognizing individual performance levels.
Without assigning any particular weight to any individual factor, the Compensation Committee took into account:
•the executive’s execution against their personal performance objectives for the year;
•the executive’s performance with respect to each of the Company’s four “Core Behaviors” (which are a set of standards and behaviors that Veralto associates are expected to aspire to and are assessed against);
•the executive’s overall performance for the year;
•the size of the Company Payout Percentage for the year; and
•the amount of annual cash incentive compensation that peer companies typically pay to executives serving in comparable roles.

2026 PROXY STATEMENT	61

COMPENSATION DISCUSSION AND ANALYSIS
The Company awarded Ms. Honeycutt a Personal Payout Percentage of 165% for 2025, based primarily on the Company’s financial and operational performance; progress toward enterprise strategy refinement aligned with growth and deployment of capital strategic to M&A opportunities; progress toward talent and sustainability objectives, including identification and development of succession planning; and progress in further building organization resilience. The average Personal Payout Percentage of the NEOs (other than Ms. Honeycutt) was 138%.

Executive Officer	Personal Performance Factor (0 - 200%)
Jennifer L. Honeycutt	165
Sameer Ralhan	130
Mattias Byström	105
Melissa Kapity	150
Lesley Beneteau	165
Composite Payout Percentage
The Company Financial Factor Percentage and Personal Performance Factor Percentage (and Segment Financial Factor Percentage for Ms. Kapity and Mr. Byström) were calculated for each NEO, weighted accordingly and added to yield the officer’s Composite Payout Percentage. The Composite Payout Percentage was multiplied by the NEO’s target bonus amount to yield the executive’s award amount for the year. The 2025 annual cash incentive compensation awards for each of the NEOs are set forth below and in the Summary Compensation Table.

Executive Officer	Base Salary ($)	Target ICP (%)	Company Financial Factor (%)	Segment Financial Factor (%)	Personal Performance Factor (%)	Composite Payout Percentage (%)	Annual Cash Incentive ($)
Jennifer L. Honeycutt	1,150,000	140	184	—	165	178	2,870,630
Sameer Ralhan	790,000	100	184	—	130	168	1,325,620
Mattias Byström	783,792	80	190	127	105	139	873,458
Melissa Kapity	760,000	80	190	179	150	174	1,055,488
Lesley Beneteau(1)	557,683	75	184	—	165	178	738,467
(1)The Compensation Committee determined Ms. Beneteau’s target incentive compensation in Canadian Dollars using an exchange rate at the time of the February 2025 Compensation Committee meeting. Ms. Beneteau's actual incentive compensation payout was calculated to reflect the portion of time worked in the United States, consistent with U.S. Treasury regulations.

62	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Incentive Awards
Equity Award Mix

With respect to each of the NEO 2025 annual equity awards one-half of the target award value was delivered as PSUs) one-quarter as stock options and one-quarter as RSUs (please see “Grants of Plan-Based Awards” table for the grant date fair value of the awards granted to each NEO). For all NEOs, the Veralto Compensation Committee believed that the combination of PSUs, stock options and RSUs effectively balances the goals of incentivizing and rewarding shareholder value creation while supporting their talent retention objectives. Stock options inherently incentivize shareholder value creation since option holders realize no value unless a company’s stock price rises after the option grant date. The value of PSUs is tied directly to the Company’s TSR performance relative to the companies in the S&P 500 Index.

Our 2025 NEO equity vests as follows:
•Stock options and RSUs vest over four years in which one-half of the award vests (and becomes exercisable in the case of options) on each of the third and fourth anniversaries of the grant date.
•PSUs are subject to a three-year performance period.
In aggregate, these periods promote stability and encourage officers to take a long-term view of our performance.
PSU Performance Criteria
The Compensation Committee determined that executive officer PSUs will be subject to two performance criteria:
RELATIVE TOTAL SHAREHOLDER RETURN (Relative TSR)
The number of shares of Veralto common stock that vest pursuant to the PSU award is based primarily on the Company’s total shareholder return (TSR) ranking relative to the companies in the S&P 500 Index over an approximately three-year performance period. The Compensation Committee established threshold, target and maximum relative TSR performance levels and established a payout percentage curve that relates each level of performance to a payout expressed as a percentage of the target PSUs, as illustrated in the table below:

Performance Level (Relative TSR Rank Within S&P 500 Index)	Payout Percentage (%)
Below 25th percentile	0
25th percentile	50
50th percentile	100
75th percentile or above	200
The payout percentages for performance between the performance levels indicated above are determined by linear interpolation.

2026 PROXY STATEMENT	63

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Committee selected the companies in the S&P 500 Index as the relative TSR comparator group because the index consists of a broad and stable group of companies that represents investors’ alternative capital investment opportunities, reinforcing the linkage between our executive compensation program and the long-term interests of our shareholders.
RETURN ON INVESTED CAPITAL (ROIC)
The Company’s three-year average ROIC performance beginning with the year of grant, compared to the Company’s ROIC for the year immediately preceding the year of grant (the baseline year), can increase or decrease the number of shares that would otherwise vest by 10% (but cannot cause the payout percentage to exceed 200%), as illustrated in the table below:

Three-Year Average ROIC Change(1) (Compared to Baseline Year ROIC)	ROIC Modifier Factor (%)
At or above 200 basis points	110
Above zero and below 200 basis points	100
At or below zero basis points	90
(1)“Three-Year Average ROIC Change” means (1) the quotient of (a) the Company’s Adjusted Net Income for the three-year ROIC performance period divided by three, divided by (b) the Company’s Adjusted Invested Capital for the ROIC performance period, less (2) the quotient of (x) the Company’s Adjusted Net Income for the year immediately preceding the date of grant (the baseline year), divided by (y) the Company’s Adjusted Invested Capital for the baseline year. “Adjusted Invested Capital” means the average of the quarter-end balances for each fiscal quarter of the ROIC performance period of (1) the sum of (a) the Company’s GAAP total shareholders’ equity and (b) the Company’s GAAP total short-term and long-term debt; less (2) the Company’s GAAP cash and cash equivalents; but excluding in all cases the impact of (x) any business acquisition by the Company for a purchase price equal to or greater than $250 million and consummated during the ROIC performance period, (y) any business sale, divestiture or disposition by the Company during the ROIC performance period, and (z) all Company investments in marketable or non-marketable securities that are consummated during the ROIC performance period. “Adjusted Net Income” is calculated in a manner similar to the definition set forth in the preceding footnote, except that (1) only transaction costs and operating gains/charges associated with acquisitions consummated during the ROIC performance period with a purchase price equal to or greater than $250 million are excluded, (2) gains/charges associated with discontinued operations are not excluded, and (3) gains/ charges related to Company strategic investments as well as all after-tax interest expense are excluded.
Notwithstanding the above, no more than 100% of the target PSUs will vest if the Company’s absolute TSR performance for the performance period is negative (regardless of how strong the Company’s performance is on a relative basis).
Target Award Values
In February 2025, our Compensation Committee determined the target dollar value of each award, taking into account the following factors (none of which was assigned any particular weight by the Compensation Committee):
•the relative complexity and importance of the officer’s position;
•the officer’s performance record and potential to contribute to future company performance and assume additional leadership responsibility;
•the risk/reward ratio of the award amount compared to the length of the related vesting provisions, including the fact that the vesting periods applicable to our executive awards are longer than typical for our peer group;
•the amount of equity compensation necessary to provide sufficient retention value and long-term performance incentives in light of (1) compensation levels within the Company’s peer group, and (2) the officer’s historical compensation;
•the competitive demand for our executives; and
•the lack of a defined benefit pension plan for U.S.-based Veralto executives, and therefore the significance of long-term incentive awards as a capital accumulation opportunity.

64	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Following this review, the Compensation Committee approved an adjustment for our CEO to reflect the Compensation Committee’s recognition of the CEO role’s significant scope, complexity, and global scale and more modest increases for the other NEOs. The increase shown in the table below drives a pay mix that continues to emphasize performance-based compensation.

	2024				2025
Name	PSU Value ($)	Option Value ($)	RSU Value ($)	Total Target Value ($)	PSU Value ($)	Option Value ($)	RSU Value ($)	Total Target Value ($)
Jennifer L. Honeycutt	3,500,000	1,750,000	1,750,000	7,000,000	4,500,000	2,250,000	2,250,000	9,000,000
Sameer Ralhan	1,300,000	650,000	650,000	2,600,000	1,350,000	675,000	675,000	2,700,000
Mattias Byström	700,000	350,000	350,000	1,400,000	775,000	387,500	387,500	1,550,000
Melissa Kapity	700,000	350,000	350,000	1,400,000	775,000	387,500	387,500	1,550,000
Lesley Beneteau	425,000	212,500	212,500	850,000	500,000	250,000	250,000	1,000,000
Other Compensation
Severance Benefits
We have entered into Proprietary Interest Agreements with each of our U.S.-based NEOs that include post-employment restrictive covenant obligations. Veralto’s Senior Leader Severance Pay Plan, in which each of the U.S.-based NEOs participates, provides for severance payments under certain circumstances. We believe the post-employment restrictive covenant obligations included in the Proprietary Interest Agreements are critical in protecting our proprietary assets, and that the severance payments payable upon a termination without cause are generally commensurate with the severance rights our peers offer executives in comparable roles. The Compensation Committee adopted change-in-control provision in the US Senior Leader Severance Pay Plan in 2023 in order to allow covered executives to focus on maximizing shareholder value without the potential for distraction caused by the executive’s personal circumstances that could be impacted by a corporate transaction, in alignment with standard market practice.
EDIP, ECP and DCP
As discussed in more detail under “Summary of Employment Agreements and Plans – Supplemental Retirement Program,” each U.S.-based NEO (1) participates in either the Executive Deferred Incentive Program (EDIP), or the Excess Contribution Program (ECP), and (2) is eligible to participate in the voluntary Deferred Compensation Plan (DCP):
•The EDIP and ECP are each non-qualified, unfunded excess contribution programs available to selected members of our management. We use these programs to tax-effectively contribute amounts to executives’ and other participants’ retirement accounts and provide an opportunity to realize tax-deferred, market-based notional investment growth on these contributions.
•The DCP allows each participant to voluntarily defer, on a pre-tax basis, up to 85% of their salary and/or up to 85% of their non-equity annual incentive compensation with respect to a given plan year. The DCP gives our executives and other participants an opportunity to defer taxes on cash compensation and realize tax-deferred, market-based notional investment growth on their deferrals.
Ms. Beneteau was not a U.S.-based NEO at the time of the deferred compensation program enrollment and was not eligible for 2025 participation. Ms. Beneteau became a U.S.-based NEO as of August 2025.

2026 PROXY STATEMENT	65

COMPENSATION DISCUSSION AND ANALYSIS
Other Benefits and Perquisites
All of our U.S.-based executives are eligible to participate in our U.S. employee benefit plans, including our group medical, dental, vision, disability, accidental death and dismemberment, life insurance, flexible spending and 401(k) Plan. These plans are generally available to all U.S. full-time and certain part-time employees and do not discriminate in favor of executive officers. In addition, the Compensation Committee makes certain perquisites available to the NEOs; please see the footnotes to the Summary Compensation Table for additional details. The Compensation Committee has also adopted a policy prohibiting any tax reimbursement or gross-up provisions in our executive compensation program (except under a policy applicable to management employees generally such as a relocation policy).
Peer Group Compensation Analysis
The Compensation Committee does not target a specific competitive position versus the market or peer companies in determining the compensation of our executives because in light of the Company’s diverse mix of businesses, strict targeting of a specified compensation posture would not appropriately reflect the unique nature of our business portfolio or the degree of difficulty in leading the Company and key businesses and functions. However, the Compensation Committee believes it is important to clearly understand the relevant market for executive talent to inform its decision-making and ensure that our executive compensation program supports our recruitment and retention needs and is fair and efficient. As a result, the Compensation Committee has worked with FW Cook to develop a peer group for purposes of assessing competitive compensation practices and periodically reviews compensation data for the peer group derived from publicly filed proxy statements. The Compensation Committee will periodically review the companies included in the peer group to ensure that the peer group remains appropriate.
Executive Compensation Peer Group
The Compensation Committee will periodically review and update the peer group to ensure it remains relevant. In July 2025, the Compensation Committee evaluated the existing peer group with the assistance of FW Cook (using the same selection criteria described above) and updated the peer group to better reflect the Company’s current size and portfolio of businesses as follows:

Removed	Added
Agilent Technologies	Emerson Electric
Clean Harbors	Ingersoll Rand
Set forth below is the Company’s peer group as of December 2025:

AMETEK	Fortive	Pentair
Donaldson	IDEX	Rockwell Automation
Dover	Ingersoll Rand	Roper Corporation
Ecolab Inc.	Keysight Technologies	Xylem
Emerson Electric	Mettler-Toledo International	Zebra Technologies
Flowserve

66	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The table below sets forth for this peer group information regarding revenue based on the trailing four quarters from Q1 2025 through Q4 2025; net income based on the most recently reported 12-months for each company as of December 31, 2025; market capitalization as of December 31, 2025; and employee headcount based on each company’s most recently reported fiscal year end as of February 12, 2026, in each case derived from the Standard & Poor’s Capital IQ database. Veralto’s information matches Veralto’s Form 10-k filing for the fiscal year that ended on December 31, 2025.

	Revenue ($ in millions)	Net Income (From continuing operations excluding extraordinary items) ($ in millions)	Employees (#)	Market Capitalization ($ in millions)
75th percentile	8,084	1,163	23,250	44,624
Median	6,712	877	18,100	29,891
25th percentile	4,548	537	15,750	16,111
Veralto	5,503	940	17,000	24,775
VERALTO PERCENTILE RANK	41%	59%	41%	39%
In connection with its named executive officer compensation decisions, the Compensation Committee reviewed market data for the former peer group in November 2024 and February 2025, including estimated 25th percentile, median, and 75th percentile positioning for each NEO role with respect to base salary; annual cash incentive compensation (target and actual); total annual cash compensation (target and actual); long-term incentive compensation (target and accounting value); and total direct compensation (target and actual).
The Committee subsequently reviewed updated analyses based on the revised peer group in November 2025 and February 2026.
Other Compensation Policies and Information
Long-Term Incentive Compensation Grant Practices
Equity awards are granted under the Omnibus Plan, which is described in “Summary of Employment Agreements and Plans – 2023 Omnibus Incentive Plan.” Executive equity awards will typically be granted on one of our four standardized grant dates during the year, and may also be granted at the time of an executive hire or promotion or upon identification of a specific retention concern. The grant date is either the date of grant approval or a specified date subsequent to the approval date. The timing of equity awards has not and will not be coordinated with the release of material non-public information. The Compensation Committee approved annual equity awards to executive officers at its regularly scheduled meeting in February 2026, when the Compensation Committee reviewed the performance of the executive officers and determined most or all of the other components of executive compensation.
Our methodology for granting RSUs and Options is meant to approximate both industry best practice and Generally Accepted Accounting Principles (GAAP). Our methodology for granting PSUs is meant to reflect common market practice.
•The target dollar value attributable to RSUs has been translated into a number of RSUs based on fair market value of our common stock.
•The target value attributable to stock options has been translated into a number of options based on the Black Scholes value used in the Company’s financial statements with respect to the particular grant. The exercise price for stock option awards granted under the Omnibus Plan equals the closing price of Veralto common stock on the date of grant (or on the immediately preceding trading day if the date of grant is not a trading day).
•The target dollar value attributable to PSUs has been translated into a number of PSUs by dividing the target value by the closing stock price on the date of grant.

2026 PROXY STATEMENT	67

COMPENSATION DISCUSSION AND ANALYSIS
Stock Ownership-Related Policies
Stock Ownership Requirements
Our stock ownership policy requires each executive officer to build a significant equity stake in Veralto within five years of appointment, further aligning management with shareholders and discouraging excessive risk-taking.

Title	Stock Ownership Multiple
Chief Executive Officer	6 times base salary
Executive Vice President	3 times base salary
Senior Vice President	2 times base salary

What Counts as Ownership:	What Does Not Count as Ownership:
•Shares in which the executive or their spouse or child has a direct or indirect interest	•Unexercised stock options
•Notional shares of Veralto stock in the EDIP, ECP or DCP	•Unvested PSUs
•Shares held in a 401(k) plan
•Unvested RSUs
•Vested PSUs
Once an executive officer has acquired a number of Company shares that satisfies the applicable ownership multiple, such number of shares then becomes the officer’s minimum ownership requirement (even if the officer’s salary increases or the fair market value of such shares subsequently changes) until the officer is promoted to a higher level. Our executive officers will have five years from the time of Separation (or date of hire if hired after separation) to meet the guidelines. Each NEO employed by Veralto as of December 31, 2025 was in compliance with the stock ownership requirements as of such date.
Pledging Policy
Veralto’s Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of Veralto common stock that the director or officer directly or indirectly owns and controls and provides that pledged shares of Veralto common stock do not count toward Veralto’s stock ownership requirements. No NEO has pledged any shares of Veralto common stock.
Hedging Policy
Under our insider trading policy, Veralto directors and employees (including executive officers) are prohibited from engaging in short sales of Veralto common stock, transactions in any derivative of a Veralto security (including, but not limited to, buying or selling puts, calls or other options (except for instruments granted under a Veralto equity compensation plan)) or any other forms of hedging transactions with respect to Veralto securities.
Recoupment (Clawback) Policy
To further discourage inappropriate or excessive risk-taking, our Board adopted a rigorous compensation recoupment (or clawback) policy applicable to our executive officers who are subject to the reporting requirements of Section 16 under the Exchange Act (covered persons), including our NEOs, effective October 2, 2023. The policy was adopted in accordance with SEC rules and NYSE listing standards, which mandate the recovery of certain erroneously paid performance-based incentive compensation that may be received by our current and former Section 16 officers on or after October 2, 2023, if the Company has a required accounting restatement during the three completed fiscal years immediately prior to the fiscal year in which a financial restatement determination is made. Pursuant to the policy:
•the Board will, in addition to all other remedies available to us, require reimbursement or payment to us of any erroneously paid performance-based incentive compensation awarded to any covered person within the three-year look back period;

68	2026 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
•the Board has the right to require reimbursement of the entire amount of any such incentive compensation payment from any covered person whose fraud or other intentional misconduct in the Board’s judgment alone or with others caused the accounting restatement;
•the stock plans in which our executive officers participate contain provisions for recovering awards upon certain circumstances. Under the terms of our Omnibus Plan, if an employee is terminated for gross misconduct, the administrator may cause the participant’s unexercised or unvested equity awards to be partially or completely forfeited; and
•under the terms of our EDIP, if termination of an employee’s participation in the plan resulted from the employee’s gross misconduct, the administrator may determine that the employee’s vesting percentage is zero with respect to all Veralto contribution balances.
Our existing recoupment policy includes provisions beyond SEC requirements. In 2025, the Board amended the recoupment policy to include best practice provisions. The expanded provisions include clawback triggers for misconduct and reputational harm absent any financial restatement.
Regulatory Considerations
Section 162(m) generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to certain executive officers. We review the tax impact of our executive compensation on the Company as well as on the executive officers. In addition, we review the impact of our compensation programs against other considerations, such as accounting impact, shareholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive and effective executive compensation program, some of the compensation we provide to our executive officers is not deductible under Section 162(m).
Compensation Committee Report
This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Veralto under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Veralto specifically incorporates this report by reference therein.
The Compensation Committee of Veralto Corporation’s Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors Thomas L. Williams (Chair) Françoise Colpron Linda Filler

2026 PROXY STATEMENT	69

Compensation Tables and Information
2025 Summary Compensation Table
The following table sets forth the 2025 compensation of (i) our President and Chief Executive Officer, (ii) our Senior Vice President and Chief Financial Officer, and (iii) our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2025, known as our “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	Change in Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Jennifer L. Honeycutt President and Chief Executive Officer	2025	1,150,000	—	8,242,817	2,250,093	2,870,630	—	289,698	14,803,238
	2024	1,050,000	—	6,625,957	1,749,794	1,845,585	—	261,090	11,532,426
	2023	976,218	—	3,233,674	3,252,208	1,713,413	—	217,330	9,392,843
Sameer Ralhan Senior Vice President and Chief Financial Officer	2025	790,000	—	2,472,934	675,046	1,325,620	—	59,625	5,323,225
	2024	725,000	750,000	2,461,144	649,922	856,950	—	89,580	5,532,596
	2023	347,308	750,000	3,237,778	1,047,279	448,883	—	81,338	5,912,586
Mattias Byström(6) Senior Vice President and Chief Segment Officer, Product Quality and Innovation	2025	783,792	—	1,419,678	387,545	873,458	—	475,328	3,939,801
	2024	747,374	—	1,325,226	349,980	679,812	—	368,572	3,470,964
	2023	679,431	—	1,139,250	964,457	627,883	—	325,801	3,736,822
Melissa Kapity (formerly Aquino) Senior Vice President and Chief Segment Officer, Water Quality	2025	760,000	—	1,419,678	387,545	1,055,488	—	79,548	3,702,259
	2024	725,000	—	1,325,226	349,980	659,460	—	81,310	3,140,976
	2023	673,077	625,000	2,377,612	2,014,263	765,040	—	33,607	6,488,599
Lesley Beneteau(6,7) Senior Vice President and Chief Human Resources Officer	2025	557,683	—	916,074	250,038	738,467	—	323,602	2,785,864
	2024	511,138	100,000	804,663	212,483	499,126	—	9,201	2,136,611
	2023	370,432	—	383,578	321,425	300,310	—	64,122	1,439,867
(1)The following table sets forth the amount, if any, of salary and/or non-equity incentive compensation that each named executive officer deferred into the DCP with respect to each of the years reported above:

	Amount of Salary Deferred into DCP ($)				Amount of Non-Equity Incentive Compensation Deferred into DCP ($)
Name of Officer	2025	2024	2023 Veralto	2023 Danaher	2025	2024	2023
Jennifer L. Honeycutt	171,923	157,211	18,308	59,790	1,435,315	1,107,351	856,707
Sameer Ralhan	78,750	65,004	20,192	28,269	198,843	128,543	23,982
Mattias Byström	—	—	—	—	—	—	—
Melissa Kapity	30,362	—	—	—	105,549	—	—
Lesley Beneteau	—	—	—	—	—	—	—

70	2026 PROXY STATEMENT

COMPENSATION TABLES AND INFORMATION
(2)The amounts reflected in this column represent one-time sign-on cash bonus payments for newly hired executives to replace compensation they would have received from their previous employers had they not terminated their employment. Mr. Ralhan’s cash bonus vested over two tranches; the first tranche paid out at the beginning of his employment with Danaher in June, 2023, and the second tranche paid out on the first anniversary of such date. Ms. Beneteau’s 2024 cash bonus was related to her relocation. Ms. Kapity received a cash sign-on bonus in January 2023.
(3)The amounts reflected in these columns represent the aggregate grant date fair value of all equity awards made in the applicable year by Danaher prior to the Separation and by Veralto on or after the Separation, computed in accordance with FASB ASC Topic 718. The replacement or converted equity-based awards that were granted or adjusted in connection with the Separation and that, prior to the Separation, related to outstanding Danaher awards, are not included as new awards in these columns.
All outstanding Danaher equity held by Veralto associates as of the Separation was converted into Veralto equity using a conversion ratio that maintained all value and terms of the original Danaher equity.
With respect to stock options, the grant date fair value under FASB ASC Topic 718 has been calculated using the Black-Scholes option pricing model, based on the following assumptions (and assuming no forfeitures):

Name of Officer(s)	Date of Grant	Risk-Free Interest Rate (%)	Stock Price Volatility Rate (%)	Dividend Yield (%)	Option Life (in years)
Honeycutt, Ralhan, Byström, Kapity, Beneteau	March 1, 2025	4.14	30.58	0.44	6.0
Honeycutt, Ralhan, Byström, Kapity, Beneteau	February 24, 2024	4.35	33.06	0.42	7.0
Honeycutt	October 2, 2023	4.61	32.72	0.00	7.0
Ralhan, Byström	July 15, 2023	3.93	26.27	0.45	5.0
Beneteau	May 15, 2023	3.46	28.08	0.48	5.0
Honeycutt	February 24, 2023	4.10	28.02	0.43	7.0
Byström, Kapity, Beneteau	February 24, 2023	4.19	27.87	0.43	5.0
All stock awards reflected in the table above were granted in the form of performance stock units (PSUs) or time-based restricted stock units (RSUs). With respect to RSUs, the grant date fair value under FASB ASC Topic 718 was calculated based on the number of shares Veralto common stock underlying the RSU, times the closing price of the common stock on the date of grant (but discounted to account for the fact that RSUs do not accrue dividend rights prior to vesting and distribution). With respect to PSUs, the grant date fair value under FASB ASC Topic 718 has been calculated based on the probable outcome of the applicable performance conditions and a Monte Carlo simulation valuation model. The PSU valuations used the following significant assumptions (since the performance criteria applicable to the PSUs are considered a “market condition,” footnote disclosure of the award’s potential maximum value is not required):

		Monte Carlo Simulation
Name of Officer(s)	Date of Grant	Veralto's expected volatility (%)	Average volatility of peer group (%)	Risk-free interest rate (%)	Dividend Yield (%)
Honeycutt, Ralhan, Byström, Kapity, Beneteau	March 1, 2025	26.29	30.33	3.95	0.00
Honeycutt, Ralhan, Byström, Kapity, Beneteau	February 24, 2024	31.69	30.55	4.43	0.00
(4)Veralto has not provided any above-market or preferential earnings on any deferred compensation.

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COMPENSATION TABLES AND INFORMATION
(5)The following table describes the elements of compensation included in “All Other Compensation” for 2025:

Name	Company 401(k) Contributions ($)	Company EDIP/ECP Contributions ($)	Non-US Qualified Defined Contribution Program Company Contributions ($)	Non-US Non-Qualified Defined Contribution Program Company Contributions ($)	Other ($)(a)	Total 2025 All Other Compensation ($)
Jennifer L. Honeycutt	24,528	246,750	—	—	18,420	289,698
Sameer Ralhan	20,225	39,400	—	—	—	59,625
Mattias Byström	—	—	57,920	381,171	36,237	475,328
Melissa Kapity	24,528	36,600	—	—	18,420	79,548
Lesley Beneteau	3,741	—	9,179	—	310,682	323,602
(a)Consists of amounts relating to: tax preparation/professional services for Mses. Honeycutt, Kapity, and Beneteau and Mr. Byström; a car allowance for Mr. Byström; and expenses paid related to Ms. Beneteau’s relocation from Canada to the United States under Veralto’s relocation policy.
(6)The amounts contained in the table and throughout this Proxy Statement for Mr. Byström were paid or earned in Swedish Kronor or Euros. Amounts have been converted to U.S. Dollars using a spot exchange rate as of December 31, 2025: 1 SEK = 0.1087 USD and 1 EUR = 1.1747 USD. The amounts contained in the table and throughout this Proxy Statement for Ms. Beneteau were paid or earned in U.S. Dollars or Canadian Dollars. Amounts have been converted to U.S. Dollars using a spot exchange rate as of December 31, 2025: 1 CAD = 0.7302 USD.
(7)Ms. Beneteau first became a named executive officer in 2025.

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COMPENSATION TABLES AND INFORMATION
Grants of Plan-Based Awards for Fiscal 2025
The following table sets forth certain information regarding grants of plan-based awards to each of our named executive officers in 2025.

Name	Grant Date	Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Pay Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price or Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jennifer L. Honeycutt
Annual Cash Incentive Compensation	2/25/2025	2/25/2025	805,000	1,610,000	3,220,000	—	—	—	—	—	—	—
Restricted stock units(4)	3/1/2025	2/25/2025	—	—	—	—	—	—	22,555	—	—	2,227,983
Performance stock units(5)	3/1/2025	2/25/2025	—	—	—	22,555	45,109	90,218	—	—	—	6,014,834
Stock options(4)	3/1/2025	2/25/2025	—	—	—	—	—	—	—	62,345	99.76	2,250,093
Sameer Ralhan
Annual Cash Incentive Compensation	2/25/2025	2/25/2025	395,000	790,000	1,580,000	—	—	—	—	—	—	—
Restricted stock units(4)	3/1/2025	2/25/2025	—	—	—	—	—	—	6,767	—	—	668,444
Performance stock units(5)	3/1/2025	2/25/2025	—	—	—	6,767	13,533	27,066	—	—	—	1,804,490
Stock options(4)	3/1/2025	2/25/2025	—	—	—	—	—	—	—	18,704	99.76	675,046

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COMPENSATION TABLES AND INFORMATION

Name	Grant Date	Committee Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Pay Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price or Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Committee Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price or Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Mattias Byström
Annual Cash Incentive Compensation	2/25/2025	2/25/2025	313,517	627,034	1,254,068	—	—	—	—	—	—	—
Restricted stock units(4)	3/1/2025	2/25/2025	—	—	—	—	—	—	3,885	—	—	383,760
Performance stock units(5)	3/1/2025	2/25/2025	—	—	—	3,885	7,769	15,538	—	—	—	1,035,918
Stock options(4)	3/1/2025	2/25/2025	—	—	—	—	—	—	—	10,738	99.76	387,545
Melissa Kapity
Annual Cash Incentive Compensation	2/25/2025	2/25/2025	304,000	608,000	1,216,000	—	—	—	—	—	—	—
Restricted stock units(4)	3/1/2025	2/25/2025	—	—	—	—	—	—	3,885	—	—	383,760
Performance stock units(5)	3/1/2025	2/25/2025	—	—	—	3,885	7,769	15,538	—	—	—	1,035,918
Stock options(4)	3/1/2025	2/25/2025	—	—	—	—	—	—	—	10,738	99.76	387,545
Lesley Beneteau
Annual Cash Incentive Compensation	2/25/2025	2/25/2025	202,626	405,252	810,504	—	—	—	—	—	—	—
Restricted stock units(4)	3/1/2025	2/25/2025	—	—	—	—	—	—	2,507	—	—	247,641
Performance stock units(5)	3/1/2025	2/25/2025	—	—	—	2,507	5,013	10,026	—	—	—	668,433
Stock options(4)	3/1/2025	2/25/2025	—	—	—	—	—	—	—	6,928	99.76	250,038
(1)These columns relate to 2025 cash award opportunities under our Omnibus Plan. Please see “Summary of Employment Agreements and Plans – 2023 Omnibus Incentive Plan” for a description of such plan. The amounts actually paid pursuant to these 2025 award opportunities are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.
(2)These columns relate to equity awards granted under the Omnibus Plan, the terms of which apply to all of the equity awards described in this table.
(3)Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718. For the assumptions used in determining the grant date fair value under FASB ASC Topic 718, please see Footnote 3 to the Summary Compensation Table.
(4)For a description of the vesting terms of the award, please see Footnote 3 to the Outstanding Equity Awards at 2025 Fiscal Year-End Table.
(5)For a description of the vesting terms of the award, please see Footnote 7 to the Outstanding Equity Awards at 2025 Fiscal Year-End Table.

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COMPENSATION TABLES AND INFORMATION
Outstanding Equity Awards at 2025 Fiscal Year-End
The following table summarizes outstanding equity awards for each named executive officer as of December 31, 2025. All of the awards set forth in the table below are governed by the terms and conditions of the Omnibus Plan. The information set forth below with respect to outstanding equity awards made prior to September 30, 2023 reflect the conversion of such awards in the Separation.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Jennifer L. Honeycutt	3/1/2025	—	62,345(3)	99.76	3/1/2035	—	—	—	—
	2/24/2024	—	48,397(3)	86.71	2/24/2034	—	—	—	—
	10/2/2023	—	33,183(3)	85.12	10/2/2033	—	—	—	—
	10/2/2023	4,424	2,213(4)	85.12	10/2/2033	—	—	—	—
	2/24/2023	—	56,829(3)	83.23	2/24/2033	—	—	—	—
	2/24/2022	25,586	25,589(3)	90.73	2/24/2032	—	—	—	—
	2/24/2021	6,584	3,293(5)	74.51	2/24/2031	—	—	—	—
	2/24/2021	26,654	26,655(6)	74.51	2/24/2031	—	—	—	—
	7/15/2020	36,068	—	62.93	7/15/2030	—	—	—	—
	2/24/2020	38,523	—	52.40	2/24/2030	—	—	—	—
	5/15/2019	11,104	—	43.79	5/15/2029	—	—	—	—
	2/24/2019	39,570	—	37.92	2/24/2029	—	—	—	—
	2/24/2018	34,691	—	33.19	2/24/2028	—	—	—	—
	2/24/2017	21,292	—	28.76	2/24/2027	—	—	—	—
	3/1/2025	—	—	—	—	—	—	45,109(7)	4,521,726
	2/24/2024	—	—	—	—	—	—	80,730(7)	8,123,053
	3/1/2025	—	—	—	—	22,555(3)	2,250,538
	2/24/2024	—	—	—	—	20,183(3)	2,013,860	—	—
	10/2/2023	—	—	—	—	14,686(3)	1,465,369	—	—
	10/2/2023	—	—	—	—	980(4)	97,784	—	—
	2/24/2023	—	—	—	—	10,514(8)	1,049,087	—	—

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COMPENSATION TABLES AND INFORMATION

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Sameer Ralhan	3/1/2025	—	18,704(3)	99.76	3/1/2035	—	—	—	—
	2/24/2024	—	17,976(3)	86.71	2/24/2034	—	—	—	—
	7/15/2023	—	44,446(3)	80.36	7/15/2033	—	—	—	—
	3/1/2025	—	—	—	—	—	—	13,533(7)	1,356,548
	2/24/2024	—	—	—	—	—	—	29,986(7)	3,017,191
	3/1/2025	—	—	—	—	6,767(3)	675,211	—	—
	2/24/2024	—	—	—	—	7,497(3)	748,051	—	—
	11/15/2023	—	—	—	—	9,020(4)	900,016	—	—
	7/15/2023	—	—	—	—	15,556(3)	1,552,178	—	—
Mattias Byström	3/1/2025	—	10,738(3)	99.76	3/1/2035	—	—	—	—
	2/24/2024	—	9,680(3)	86.71	2/24/2034	—	—	—	—
	7/15/2023	—	17,779(3)	80.36	7/15/2033	—	—	—	—
	2/24/2023	10,554	10,554(8)	83.23	2/24/2033	—	—	—	—
	11/15/2022	9,002	4,503(9)	90.32	11/15/2032	—	—	—	—
	2/24/2022	9,444	3,154(8)	90.73	2/24/2032	—	—	—	—
	2/24/2022	4,425	1,480(8)	90.73	2/24/2032	—	—	—	—
	2/24/2021	3,160	791(10)	74.51	2/24/2031	—	—	—	—
	2/24/2021	6,728	1,683(10)	74.51	2/24/2031	—	—	—	—
	5/15/2020	3,232	—	54.74	5/15/2030	—	—	—	—
	2/24/2020	9,638	—	52.40	2/24/2030	—	—	—	—
	7/15/2019	5,088	—	47.15	7/15/2029	—	—	—	—
	11/15/2018	9,069	—	33.96	11/15/2028	—	—	—	—
	11/15/2018	9,069	—	33.96	11/15/2028	—	—	—	—
	3/1/2025	—	—	—	—	—	—	7,769(7)	778,765
	2/24/2024	—	—	—	—	—	—	16,146(7)	1,624,611
	3/1/2025	—	—	—	—	3,885(3)	387,645	—	—
	2/24/2024	—	—	—	—	4,037(3)	402,812	—	—
	7/15/2023	—	—	—	—	6,223(3)	620,931	—	—
	2/24/2023	—	—	—	—	3,906(8)	389,741	—	—
	11/15/2022	—	—	—	—	1,847(9)	184,294	—	—
	2/24/2022	—	—	—	—	1,104(8)	110,157	—	—
	2/24/2022	—	—	—	—	518(8)	51,686	—	—
	2/24/2021	—	—	—	—	542(10)	54,081	—	—
	2/24/2021	—	—	—	—	254(10)	25,344	—	—

76	2026 PROXY STATEMENT

COMPENSATION TABLES AND INFORMATION

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Melissa Kapity	3/1/2025	—	10,738(3)	99.76	3/1/2035	—	—	—	—
	2/24/2024	—	9,680(3)	86.71	2/24/2034	—	—	—	—
	2/24/2023	21,309	14,210(11)	83.23	2/24/2033	—	—	—	—
	2/24/2023	5,277	10,554(8)	83.23	2/24/2033	—	—	—	—
	3/1/2025	—	—	—	—	—	—	7,769(7)	778,765
	2/24/2024	—	—	—	—	—	—	16,146(7)	1,624,611
	3/1/2025	—	—	—	—	3,885(3)	387,645	—	—
	2/24/2024	—	—	—	—	4,037(3)	402,812	—	—
	2/24/2023	—	—	—	—	5,258(11)	524,643	—	—
	2/24/2023	—	—	—	—	3,906(8)	389,741	—	—
Lesley Beneteau	3/1/2025	—	6,9283)	99.76	3/1/2035	—	—	—	—
	2/24/2024	—	5,877(3)	86.71	2/24/2034	—	—	—	—
	5/15/2023	4,578	4,584(8)	75.82	5/15/2033	—	—	—	—
	2/24/2023	2,232	2,233(8)	83.23	2/24/2033	—	—	—	—
	2/24/2022	3,246	1,085(8)	90.73	2/24/2032	—	—	—	—
	2/24/2021	4,356	1,091(10)	74.51	2/24/2031	—	—	—	—
	2/24/2021	1,580	395(10)	74.51	2/24/2031	—	—	—	—
	2/24/2020	6,525	—	52.40	2/24/2030	—	—	—	—
	2/24/2019	7,692	—	37.92	2/24/2029	—	—	—	—
	2/24/2018	6,495	—	33.19	2/24/2028	—	—	—	—
	2/24/2017	6,405	—	28.76	2/24/2027	—	—	—	—
	2/24/2016	7,004	—	22.04	2/24/2026	—	—	—	—
	3/1/2025	—	—	—	—	—	—	5,013(7)	502,503
	2/24/2024	—	—	—	—	—	—	9,804(7)	986,478
	3/1/2025	—	—	—	—	2,507(3)	250,148	—	—
	2/24/2024	—	—	—	—	2,451(3)	244,561	—	—
	5/15/2023	—	—	—	—	1,649(8)	164,537	—	—
	2/24/2023	—	—	—	—	826(8)	82,418	—	—
	2/24/2022	—	—	—	—	380(8)	37,916	—	—
	2/24/2021	—	—	—	—	350(10)	34,923	—	—
	2/24/2021	—	—	—	—	130(10)	12,971	—	—
(1)With respect to the unexercisable stock options and unvested RSUs and PSUs reflected in the table above, the footnotes below describe the vesting terms applicable to the entire award of which such options, RSUs, or PSUs are a part.

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COMPENSATION TABLES AND INFORMATION
(2)Market value is calculated based on (a) the closing price of Veralto common stock on December 31, 2025 as reported on the NYSE ($99.78 per share) times the number of shares.
(3)The option award was granted subject to time-based vesting conditions such that one-half of the award became or becomes vested (and exercisable in the case of options) on each of the third and fourth anniversaries of the grant date.
(4)The award was granted subject to time-based vesting conditions such that one-third of the award became or becomes vested (and exercisable in the case of options) on each of the first, second and third anniversaries of the grant date.
(5)The award was granted subject to time-based vesting conditions such that one-third of the award became or becomes vested (and exercisable in the case of options) on each of the third, fourth and fifth anniversaries of the grant date.
(6)The award was granted subject to time-based vesting conditions such that one-half of the award became or becomes vested (and exercisable in the case of options) on each of the fourth and fifth anniversaries of the grant date.
(7)The number of shares of Common Stock that vest pursuant to the PSU award is based on the Company’s total shareholder return (TSR) ranking relative to the S&P 500 Index over an approximately three-year performance period. Please see “Analysis of 2025 Named Executive Officer Compensation – PSU Performance Criteria” for a description of such plan. For purposes of this table, the number of PSU shares and payout value reported in the table reflect maximum level for PSUs grants in 2024 and target-level performance for PSUs granted in 2025.
(8)The award was granted subject to time-based vesting conditions such that one-fourth of the award became or becomes vested (and exercisable in the case of options) on each of the first four anniversaries of the grant date.
(9)The award was granted subject to time-based vesting conditions such that one-third of the award became or becomes vested (and exercisable in the case of options) on each of the second, third and fourth anniversaries of the grant date.
(10)The award was granted subject to time-based vesting conditions such that one-fifth of the award became or becomes vested (and exercisable in the case of options) on each of the first five anniversaries of the grant date.
(11)The award was granted subject to time-based vesting conditions such that one-half of the award becomes vested (and exercisable in the case of options) on the first anniversary of the grant date and one-quarter of the award becomes exercisable on each of the second and third anniversaries of the grant date.
Option Exercises and Stock Vested During Fiscal 2025
The following table summarizes stock option exercises and the vesting of stock awards with respect to our named executive officers in 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Jennifer L. Honeycutt	10,646	825,065	55,387	5,548,833
Sameer Ralhan	—	—	9,020	890,996
Mattias Byström	—	—	7,051	703,411
Melissa Kapity	26,587	276,718	7,212	721,705
Lesley Beneteau	2,334	177,777	2,501	250,985
(1)Calculated by multiplying the number of shares acquired times the difference between the exercise price and the market price of Veralto common stock at the time of exercise.
(2)Calculated by multiplying the number of shares acquired times the closing price of the common stock as reported on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day).

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COMPENSATION TABLES AND INFORMATION
2025 Nonqualified Deferred Compensation
The table below sets forth for each named executive officer (other than Mr. Byström) information regarding (1) participation in the EDIP and the ECP, as applicable, and (2) participation in the DCP (if any). Mr. Byström does not participate in the EDIP, ECP or DCP, but participates in a defined contribution arrangement in Sweden. Other than as detailed below, there were no withdrawals by or distributions to any of the named executive officers from the respective non-qualified deferred compensation plans in 2025, however, in connection with the Separation, balances under the Danaher EDIP (DEDIP) transferred to the EDIP, which did not result in any distributions to the named executive officers. For a description of the non-qualified defined contribution arrangement provided to Mr. Byström in Sweden, referred to below as the Skandia Direct Pension in reference to the insurance carrier, please see “Summary of Employment Agreements and Plans – Supplemental Retirement Program.”

Name	Plan Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)
Jennifer L. Honeycutt	EDIP	—	246,750	(76,776)	5,012,398
	DCP	1,279,274	—	741,393	5,706,082
Sameer Ralhan	DCP	207,293	—	74,983	479,393
	ECP	—	39,400	30,652	90,783
Mattias Byström(5)	Non-US Qualified Pension	—	57,920	—	212,325
	Skandia Direct	—	381,171	—	1,349,491
Melissa Kapity	DCP	30,362	—	3,586	33,948
	ECP	—	36,600	(1,160)	35,440
Lesley Beneteau(6)	None	—	—	—	—
(1)Consists of contributions of the following amounts to the DEDIP prior to the Separation and to the EDIP following the Separation with respect to salary or non-equity incentive compensation reported in the Summary Compensation Table:

Name	2025 Salary (Reported in Summary Compensation Table for 2025) ($)	Non-Equity Incentive Plan Compensation Earned with Respect to 2024 but Deferred in 2025 (Reported in Summary Compensation Table for 2024) ($)
Jennifer L. Honeycutt	171,923	1,107,351
Sameer Ralhan	78,750	128,543
Melissa Kapity	30,362	—
(2)The amounts set forth in this column (as applicable) are included as compensation under the “All Other Compensation” column in the Summary Compensation Table. Veralto contributions include $381,171 in Skandia Direct Pension contributions for Mr. Byström and $9,179 into Ms. Beneteau’s Registered Pension Plan.

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COMPENSATION TABLES AND INFORMATION
(3)None of the amounts set forth in this column are included as compensation in the 2025 Summary Compensation Table. For a description of the EDIP/ECP/DCP earnings rates, please see “Summary of Employment Agreements and Plans.” The table below shows each notional earnings option that was available under the EDIP, ECP, DCP and the rate of return for each such option for the portion of the calendar year ended December 31, 2025 (the rate of return is net of investment management fees, fund expenses and administrative charges, as applicable):

Investment Option	Rate of Return from January 1, 2025 through December 31, 2025 (%)	Investment Option	Rate of Return from January 1, 2025 through December 31, 2025 (%)
Active International Equity Fund	29.19	BlackRock LifePath® Equity Index Fund M	17.74
Active Small/Mid Cap Equity Fund	(0.75)	BlackRock MSCI ACWI ex-US IMI Index Non-Lendable Fund R	32.45
BlackRock LifePath® Index 2030 Fund	14.17	Bond Fund	8.50
BlackRock LifePath® Index 2035 Fund	15.98	Cohen & Steers Realty Shares Fund(a)	2.82
BlackRock LifePath® Index 2040 Fund	17.59	Managed Income Portfolio II Class 2	2.64
BlackRock LifePath® Index 2045 Fund	19.19	PIMCO Inflation Response Multi-Asset Fund Institutional	16.75
BlackRock LifePath® Index 2050 Fund	20.86	Russell 2500 Index Non-Lendable Fund M	11.91
BlackRock LifePath® Index 2055 Fund	21.72	T. Rowe Price Large Cap Core Growth Separate Account	18.85
BlackRock LifePath® Index 2060 Fund	21.85	The London Company Income Equity Separate Account	13.95
BlackRock LifePath® Index 2065 Fund	21.85	The Veralto Corporation Stock Fund	(1.59)
BlackRock LifePath® Index Retirement Non-Lendable Fund M	12.38	US Debt Index Non-Lendable Fund M	7.18
(a)Only available for the EDIP. All other investment options are available for the EDIP, ECP and DCP
(4)Of these balances, the following amounts were reported in the Summary Compensation Table for previous years: Ms. Honeycutt, $4,842,424 (EDIP) and $3,685,415 (DCP); and Mr. Ralhan, $197,117 (DCP).
(5)Mr. Byström’s year-end balance in the tax-qualified portion of his defined contribution arrangement was $212,325. For a description of the defined contribution arrangement provided to Mr. Byström in Sweden, please see “Summary of Employment Agreements and Plans – Supplemental Retirement Program - Non-US Defined Contribution Program.”
(6)Mr. Beneteau’s year-end balance in the tax-qualified portion of her defined contribution arrangement was $726,074. For a description of the defined contribution arrangement provided to Mr. Beneteau in Canada, please see “Summary of Employment Agreements and Plans – Supplemental Retirement Program - Non-US Defined Contribution Program.”
2025 Pension Benefits
None of our NEOs participated in a US defined benefit pension plan sponsored by Veralto during 2025.

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COMPENSATION TABLES AND INFORMATION
Potential Payments Upon Termination or Change-of-Control as of 2025 Fiscal Year-End
The following table provides the estimated payments and benefits that each named executive officer would be entitled to receive upon termination of employment or in connection with a change-of-control of Veralto. The amounts set forth below assume that the triggering event occurred on December 31, 2025. Where benefits are based on the market value of Veralto common stock, we have used the closing price of Veralto common stock as reported on the NYSE on December 31, 2025 ($99.78 per share). In addition to the amounts set forth below, upon any termination of employment each officer would also be entitled to:
•receive all payments generally provided to salaried employees on a non-discriminatory basis upon termination, such as accrued salary, life insurance proceeds (for any termination caused by death), unused vacation, if applicable per policy, and 401(k) Plan distributions;
•potentially receive an annual cash incentive compensation award pursuant to the Omnibus Plan, since under the terms of the award a participant who remains employed through the end of the annual performance period is eligible for an award under the plan;
•receive accrued, vested balances under the EDIP, ECP, and DCP, if applicable (provided that under the EDIP and the ECP, if the administrator determines that the circumstances of a participant’s termination constitute gross misconduct, the administrator may determine that the participant’s vesting percentage is as low as zero with respect to all balances that were contributed by Veralto);
•exercise vested stock options (provided that under the terms of the Omnibus Plan, if an employee is terminated for gross misconduct, the administrator may terminate up to all of the participant’s unexercised or unvested equity awards). The terms of the EDIP, ECP, DCP and Omnibus Plan are described under “Summary of Employment Agreements and Plans”; and
•full acceleration of Options, RSUs, and PSUs in cases of death or disability.

		Termination/Change-of-Control Event(1)
Named Executive Officer	Benefit	Termination Without Cause ($)	Retirement ($)	Death or Disability ($)(2)	Termination Following Change-in-Control ($)
Jennifer L. Honeycutt	Accelerated or continued vesting of stock options(3)	—	3,069,003	3,081,587	3,081,587
	Accelerated or continued vesting of RSUs/PSUs(3)	—	19,521,417	15,459,891	15,459,891
	Benefits continuation(4)	22,251	—	—	33,377
	Cash payments under Proprietary Agreement/Senior Leader Severance Pay Plan(4)	5,520,000	—	—	5,520,000
	TOTAL:	5,542,251	22,590,420	18,541,478	24,094,855
Sameer Ralhan	Accelerated or continued vesting of stock options	—	—	1,098,462	1,098,462
	Accelerated or continued vesting of RSUs/PSUs	—	—	6,740,599	6,740,599
	Benefits continuation(4)	207	—	—	311
	Cash payments under Proprietary Agreement/Senior Leader Severance Pay Plan(4)	1,580,000	—	—	3,160,000
	Value of unvested ECP balance that would be accelerated	—	—	87,969	—
	TOTAL:	1,580,207	—	7,927,030	10,999,372

2026 PROXY STATEMENT	81

COMPENSATION TABLES AND INFORMATION

		Termination/Change-of-Control Event(1)
Named Executive Officer	Benefit	Termination Without Cause ($)	Retirement ($)	Death or Disability ($)(2)	Termination Following Change-in-Control ($)
Mattias Byström	Accelerated or continued vesting of stock options	—	—	793,723	—
	Accelerated or continued vesting of RSUs/PSUs	—	—	3,817,760	—
	Continuing salary/annual incentive payments during requisite notice periods(4)	638,619	—	—	638,619
	Benefits continuation(4)	493,446	—	—	493,446
	Cash payments under Proprietary Agreement/Senior Leader Severance Pay Plan(4)	1,463,604	—	—	1,463,604
	TOTAL:	2,595,669	—	4,611,483	2,595,669
Melissa Kapity	Accelerated or continued vesting of stock options	—	—	536,577	536,577
	Accelerated or continued vesting of RSUs/PSUs	—	—	3,295,911	3,295,911
	Benefits continuation(4)	13,001	—	—	19,502
	Cash payments under Proprietary Agreement/Senior Leader Severance Pay Plan(4)	1,368,000	—	—	2,736,000
	TOTAL:	1,381,001	—	3,832,488	6,587,990
Lesley Beneteau	Accelerated or continued vesting of stock options	—	—	271,110	271,110
	Accelerated or continued vesting of RSUs/PSUs	—	—	1,823,218	1,823,218
	Benefits continuation(4)	12,450	—	—	18,676
	Cash payments under Proprietary Agreement/Senior Leader Severance Pay Plan(4)	945,588	—	—	1,891,176
	TOTAL:	958,038	—	2,094,328	4,004,180
(1)For a description of the treatment upon a change-of-control of outstanding equity awards granted under the Omnibus Plan, please see “Summary of Employment Agreements and Plans.” The change in control benefits are double trigger and are only triggered upon a termination without cause by Veralto or by a resignation for good reason with the 24-month protection period. To the extent a covered employee is entitled to severance or other post-termination compensation pursuant to the terms of an individual agreement, payments and benefits will only be provided under the plan to the extent they are not duplicative of the payments and benefits provided under the individual agreement. The tabular disclosure assumes that upon a change-of-control of Veralto (as defined in the Omnibus Plan), Veralto’s Board accelerates the vesting of any unvested RSUs, PSUs or stock options held by the named executive officers. If a change-of-control had occurred as of December 31, 2025 and Veralto’s Board had allowed all of the unvested RSUs, PSUs and stock options held by the named executive officers to accelerate (which would be subject to the Company’s Senior Leader Severance Pay Plan or otherwise at the Board’s discretion), the intrinsic value of the stock options, RSUs and PSUs held by these officers that would have been accelerated would have been as follows (no tax reimbursement or gross-up payments would have been triggered by such accelerations): Stock options: Ms. Honeycutt, $3,081,587; Mr. Ralhan, $1,098,462; Mr. Byström, $793,723; Ms. Kapity, $536,577; and Ms. Beneteau, $271,110. RSUs and PSUs: Ms. Honeycutt, $19,487,510; Mr. Ralhan, $8,236,600; Mr. Byström, $4,623,284; Ms. Kapity, $4,101,435; and Ms. Beneteau, $2,312,339. The values reflected in the tabular disclosure above (including footnotes to the table) relating to the acceleration of stock options and RSUs reflect the intrinsic value (that is, the value based on the price of Veralto common stock, and in the case of stock options minus the exercise price) of the options and RSUs that would vest or would have vested as a result of the specified event of termination or change-of-control occurring as of December 31, 2025.
(2)The terms of the Omnibus Plan provide for accelerated vesting of a participant’s stock options, RSUs and PSUs (at target value) if the participant dies or becomes disabled during employment. For a description of these provisions under the Omnibus Plan, please see “Summary of Employment Agreements and Plans.”
(3)If Ms. Honeycutt had retired as of December 31, 2025, she would have qualified for “early retirement” treatment under the terms of the Omnibus Plan, which provides for, among other terms, continued vesting of certain of the participant’s stock options, RSUs and PSUs (based on the actual performance level achieved) following early retirement. For a description of these provisions under the Omnibus Plan, please see “Summary of Employment Agreements and Plans.”

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COMPENSATION TABLES AND INFORMATION
(4)Please see “Summary of Employment Agreements and Plans” for a description of the respective benefits and cash payments each officer would be entitled to in the event that the officer’s employment is terminated by Veralto without cause, or by the officer for “good reason” (as such term is defined in the Company’s Senior Leader Severance Pay Plan), as well as a description of the post-employment restrictive covenant obligations of each officer. The amounts set forth in the table assume that the officer would have executed Veralto’s standard release in connection with any termination without cause.
Pay Ratio Disclosure
Provided below is information about the relationship of the annual total compensation of Jennifer L. Honeycutt, our President and Chief Executive Officer, and the annual total compensation of our median-paid employee for 2025, our last completed fiscal year.
To identify our median-paid employee for 2025, we used the following methodology:
(a)We identified the median employee based on (1) annual base salary (for all Company salaried employees, other than Ms. Honeycutt) and hourly rate multiplied by scheduled annual work hours (for all Company hourly employees), and (2) the target annual cash incentive compensation for each employee entitled thereto (other than Ms. Honeycutt) as of December 31, 2025. We believe that the selected cash compensation measures are consistently applied compensation measures at Veralto that are most appropriate for determining the median-paid employee, as annual LTI awards are not granted widely to employees.
(b)We selected the median-paid employee by ranking the annual total cash compensation from lowest to highest of all employees, whether employed full-time, part-time or on a seasonal basis (other than Ms. Honeycutt).
(c)We included all employees whether employed full time, part time, or on a seasonal basis.
The pay ratio set forth below is a reasonable estimate calculated in a manner consistent with applicable SEC rules. In light of the numerous different methodologies, assumptions, adjustments and estimates that companies may apply as permitted under the SEC rules, this information should not be used as a basis for comparison between different companies.
The annual total compensation of the median-paid employee on a worldwide basis for 2025 was $64,169. The annual total compensation of Ms. Honeycutt was $14,803,238, as reported in the Summary Compensation Table on page 70. The ratio of the two amounts for 2025 is 231 to 1.

2026 PROXY STATEMENT	83

COMPENSATION TABLES AND INFORMATION
Equity Compensation Plan Information
The following table provides information as of December 31, 2025 regarding our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a) (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b) (1) ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c) (#)
Equity compensation plans approved by security holders(2)	6,877,308	72.66	13,171,500
Equity compensation plans not approved by security holders	—	—	—
TOTAL	6,877,308	72.66	13,171,500
(1)The RSUs that have been issued under our equity compensation plans do not require a payment by the recipient to us at the time of vesting. The phantom shares under the ECP (which is a sub-plan under the Omnibus Plan) and the DCP at distribution are converted into shares of Veralto common stock and distributed to the participant at no additional cost. Under the EDIP, if a participant receives their distribution in shares of Veralto common stock, the participant’s balance is converted into shares of Veralto common stock and distributed to the participant at no additional cost. As such, the weighted-average exercise price in column (b) does not take these awards into account.
(2)Consists of the Omnibus Plan (including shares authorized for issuance thereunder pursuant to the DCP and the ECP) and the EDIP.

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COMPENSATION TABLES AND INFORMATION
Pay Versus Performance
The disclosure in this section shall not be deemed to be incorporated by reference into any prior or subsequent filing by Veralto under the Securities Act of 1933 or the Exchange Act of 1934, except to the extent Veralto specifically incorporates it by reference therein.
Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:
•A list of the most important measures that our Compensation Committee used in 2025 to link a measure of pay calculated in accordance with Item 402(v) (referred to as compensation actually paid, or CAP) to Company performance;
•Tables that compare the total compensation of our named executive officers’ (also known as NEOs) as presented in the Summary Compensation Table (SCT) to CAP and that compares CAP to specified performance measures; and
•Graphs that describe:
-the relationship between CAP and our cumulative total shareholder return, GAAP Net Income, and our company selected measure, non-GAAP Adjusted Earnings per Share; and
-the relationship between our TSR and the TSR of the S&P 500 Industrials Index (Peer Group TSR).
Salary, Bonus, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings and All Other Compensation are each calculated in the same manner for purposes of both CAP and the SCT. There are two primary differences between the calculation of CAP and the SCT total compensation:

	SCT Total	CAP
Stock and Option Awards	Grant date fair value of stock and option awards granted during the year	Year over year change in the fair value of stock and option awards that are unvested as of the end of the year, or vested or were forfeited during the year(1)
(1)Includes any dividends paid on equity awards in the fiscal year prior to the vesting date that are not otherwise reflected in the fair value of such award.
This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Compensation Committee has not used CAP as a basis for making executive compensation decisions, nor does it use GAAP Net Income or Peer Group TSR for purposes of determining executive incentive compensation. Please refer to our Compensation Discussion and Analysis beginning on page 46 for a discussion of our executive compensation program objectives and the ways in which we align executive compensation with performance.
Our Most Important Metrics Used for Linking Pay and Performance
As required by Item 402(v), below are the most important metrics our Compensation Committee used to link executive pay to performance for 2025. Our stock price performance, as reflected by our absolute TSR, directly impacts the value of the equity compensation awards we grant to executive officers. Each of the other metrics below are used for purposes of determining payouts under either our executive annual cash incentive compensation program or our executive PSU program.
•Adjusted Earnings per Share (non-GAAP)
•Adjusted (Segment) Operating Profit (non-GAAP)
•(Segment) Core Revenue Growth (non-GAAP)
•Free Cash Flow Conversion (non-GAAP)
•Absolute TSR

2026 PROXY STATEMENT	85

COMPENSATION TABLES AND INFORMATION
•Relative TSR compared to the S&P 500 TSR
•Return on Invested Capital (non-GAAP)
Adjusted Earnings per Share and Core Revenue Growth are equally weighted metrics used to determine Company performance under our 2025 executive annual cash incentive compensation program. The Compensation Committee weights the two metrics most heavily in the Company performance formula because it believes Adjusted Earnings per Share measures profitable growth for the company and Core Revenue Growth provides incentive to grow the business organically. Accordingly, Adjusted Earnings per Share is the Company-selected measure included in the tables that follow.
Pay Versus Performance Table
In accordance with Item 402(v), we provide below the tabular disclosure for the Company’s President and CEO (our Principal Executive Officer) and the average of our NEOs other than the CEO for 2023, 2024, and 2025.

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year (a)(1)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (c)(2)	Average Summary Compensation Table Total for Non-PEO NEOs (d)(2)	Average Compensation Actually Paid to Non-PEO NEOs (e)(3)	Total Shareholder Return (f)(4,5)	Peer Group Total Shareholder Return (g)(4,5)	Net Income ($ in Millions) (h)(6)	Adjusted EPS (i)(6,7)
2025	$14,803,238	$10,546,320	$3,937,787	$3,031,220	$119.12	$158.59	$940	$3.90
2024	$11,532,426	$18,547,624	$3,524,128	$5,360,401	$121.04	$132.80	$833	$3.54
2023	$9,392,843	$5,523,306	$4,841,783	$5,109,656	$97.39	$113.05	$839	$3.19
(1)For 2023 and 2024, the PEO was Ms. Honeycutt. The non-PEO NEOs in 2023 and 2024 were Messrs. Ralhan and Byström and Mses. Kapity and Stein (our former Senior Vice President, Chief Legal Officer). Veralto completed its separation from Danaher on September 30, 2023.
(2)Non-PEO NEO Compensation data will fluctuate from previous proxy disclosure due to currency exchange impact.
(3)To calculate CAP (columns (c) and (e)), the following amounts were deducted from and added to the applicable SCT total compensation:

Fiscal Year	PEO 2025	Non-PEO NEOs 2025
SCT Total	$14,803,238	$3,937,787
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	($10,492,910)	($1,982,135)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$9,650,078	$1,822,925
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	($3,007,202)	($656,344)
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$0
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	($406,884)	($91,014)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0
Compensation Actually Paid	$10,546,320	$3,031,220
The fair value of P used in the calculation of CAP was determined using a Monte Carlo simulation valuation model, in accordance with ASC 718. The fair value of option awards used in the calculation of CAP was determined using the Black-Scholes option pricing model, in accordance with ASC 718. The assumptions used in this calculation are not materially different than those used for purposes of the Summary Compensation Table.
(4)Reflects TSR indexed to $100 for each of the Company and the S&P 500 Industrials Index, which is an industry line peer group reported in the 2025 Form 10-k.
(5)For 2023, reflects corrected TSR information aligned with the methodology used for 2024 TSR.

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COMPENSATION TABLES AND INFORMATION
(6)Values are shown in millions.
(7)Please see page 109 for a definition of Adjusted Earnings per Share. Values shown reflect Adjusted Earnings per Share as calculated for purposes of our executive compensation program for the applicable reporting year.
The amounts set forth in the PVP Table above and charts below illustrate, for the 2025 year, the “compensation actually paid” to our CEO and other NEOs and our TSR, GAAP Net Income and Non-GAAP Adjusted Earnings per Share.
Relationship between CAP and TSR
The chart below reflects the relationship between the PEO and Average NEO CAP versus our TSR and the Peer Group TSR.

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COMPENSATION TABLES AND INFORMATION
Relationship between CAP and GAAP Net Income
The chart below reflects the relationship between the PEO and Average NEO CAP and our GAAP Net Income.
Relationship between CAP and Non-GAAP Adjusted Earnings per Share (our Company-Selected Measure)
The chart below reflects the relationship between the PEO and Average NEO CAP and our Adjusted Earnings per Share.

88	2026 PROXY STATEMENT

Summary of Employment Agreements and Plans
Following is a description of (1) NEO employment-related agreements, and (2) the cash incentive compensation, equity compensation, non-qualified deferred compensation and severance pay plans in which Veralto’s NEOs participate. Each of these plans allows the plan administrator to exercise certain discretion in the administration of the plan, and as a result the plan administrator may administer the plan in a different manner from period to period, or in a different manner with respect to different plan participants, in each case to the extent permitted under the applicable plan.
Employment Agreements
Proprietary Interest Agreements
We maintain an agreement with each of our NEOs (except Mr. Byström) under which the executive is subject to certain covenants designed to protect our proprietary interests (the Proprietary Interest Agreement). During, and for specified periods after, the executive’s employment, the executive is prohibited from disclosing or improperly using any of our confidential information, subject to certain customary exceptions, and from making any disparaging comments about our company; competing with our company; selling to or soliciting purchases from our customers and prospective customers with respect to products and services about which the officer has particular knowledge; or hiring or soliciting any of our current or recent employees. Mses. Honeycutt, Kapity and Beneteau and Mr. Ralhan also agree that with limited exceptions all intellectual property that they develop in connection with their employment belongs to our company. Certain of the agreements also restrict interfering with our vendor relationships, and certain of the agreements prohibit the executive for a specified period of time from working for any of our customers or vendors in any role in which the executive would use or disclose or threaten to use or disclose any of our confidential information.
Employment Agreements and Letter Agreements
HONEYCUTT LETTER AGREEMENT
DH EAS Employment LLC (currently known as VL Employment LLC or VL Employment), a subsidiary of Danaher that became part of our company in connection with the Separation, entered into a letter agreement with Ms. Honeycutt on January 27, 2023, effective January 1, 2023, in anticipation of her hiring as our President and Chief Executive Officer following the Separation. Pursuant to the letter agreement, Ms. Honeycutt’s employment is on an at-will basis and she is entitled to:
•a pre-Separation base salary of $900,000 and a post-Separation base salary of $1,000,000 (subject to periodic review);
•participation in the Danaher Incentive Compensation Plan, with an annual incentive target bonus equal to 135% of her base salary, pro-rated to reflect the portion of the year from January 1, 2023 to the date of the Separation;
•recommendation to Danaher’s Compensation Committee to grant an equity award, split evenly between stock options and RSUs, with a grant date fair value of $3,500,000, which would vest fifty percent (50%) on the third (3rd) anniversary of the grant date and fifty percent (50%) on the fourth (4th) anniversary of the grant date;
•a recommendation to Danaher’s Compensation Committee to grant a special one-time equity award with a grant date fair value of $2,500,000, at or around the time of the Separation;
•participation in Danaher’s executive supplemental retirement/deferred compensation program, and upon the Separation, Veralto’s supplemental retirement/deferred compensation plans; and
•reimbursement for financial planning and tax preparation services in an amount not to exceed $15,000 annually.

2026 PROXY STATEMENT	89

SUMMARY OF EMPLOYMENT AGREEMENTS AND PLANS
RALHAN LETTER AGREEMENT
VL Employment entered into a letter agreement with Mr. Ralhan, dated May 12, 2023, in connection with his hiring as our Chief Financial Officer. Pursuant to the letter agreement, Mr. Ralhan’s employment in on an at-will basis and he is entitled to:
•a base salary of $700,000 (subject to periodic review);
•a signing bonus equal to $1,500,000, payable fifty percent (50%) on the first normal payroll date following the commencement of employment and fifty percent (50%) following the first (1st) anniversary of such commencement date;
•an annual incentive target bonus equal to ninety percent (90%) of base salary, pro-rated for 2023;
•a recommendation to Danaher’s Compensation Committee to grant an equity award, split evenly between stock options and RSUs, with a grant date fair value of $2,500,000, which would vest fifty percent (50%) on each of the third (3rd) and fourth (4th) anniversaries of the grant date;
•a recommendation to Danaher’s Compensation Committee to grant a one-time sign-on equity award, consisting of 100% RSUs, with a grant date fair value of $2,000,000, which would vest 33 1/3% on each of the first (1st), second (2nd), and third (3rd) anniversaries of the grant date;
•an annualized housing allowance equal to $96,000 paid in monthly installments of $8,000 net of applicable taxes, which will cease upon the earlier of his relocation to the Waltham, Massachusetts area or twelve (12) months from the commencement of his employment with Veralto (this benefit expired in 2024); and
•participation in Danaher’s executive supplemental retirement/deferred compensation program, and upon the Separation, Veralto’s supplemental retirement/deferred compensation plans.
KAPITY LETTER AGREEMENT
Danaher entered into a letter agreement with Ms. Kapity (formerly Aquino), dated January 6, 2023, in connection with her hiring as Vice President and Group Executive, Water Quality. Pursuant to the letter agreement, Ms. Kapity’s employment is on an at-will basis and she is entitled to:
•a base salary of $700,000 (subject to periodic review);
•a signing bonus equal to $625,000;
•an annual incentive target bonus equal to eighty percent (80%) of base salary;
•a recommendation to Danaher’s Compensation Committee to grant an equity award, split evenly between stock options and RSUs, with a grant date fair value of $1,300,000, which would vest twenty-five percent (25%) on each of the first four (4) anniversaries of the grant date;
•a recommendation to Danaher’s Compensation Committee to grant an sign-on equity award, split evenly between stock options and RSUs, with a grant date fair value of $3,500,000, which would vest fifty percent (50%) on the first (1st) anniversary of the grant date and twenty-five percent (25%) each on the second (2nd) and third (3rd) anniversaries of the grant date; and
•participation in Danaher’s executive supplemental retirement/deferred compensation program.
During offer discussions to return to Danaher, Ms. Kapity secured a verbal agreement that her previous period of employment with Danaher – beginning on March 27, 2000 – would be recognized as part of her total service time with the company. The Compensation Committee expects to formalize Ms. Kapity’s service date to March 27, 2000 in the near future.

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SUMMARY OF EMPLOYMENT AGREEMENTS AND PLANS
BYSTRÖM EMPLOYMENT AGREEMENT
VTI Sweden AB, a subsidiary of Veralto, entered into an employment agreement with Mr. Byström, dated December 29, 2021, which was amended on May 5, 2023 in connection with his hiring as our Senior Vice President, Product Quality & Innovation. Pursuant to the employment agreement, Mr. Byström’s employment is on an at-will basis and he is entitled to:
•a base salary of SEK 6,250,000 (subject to periodic review);
•an annual incentive target bonus equal to eighty percent (80%) of base salary;
•a company car with a benefit value of approximately SEK 13,000 per month in 2021;
•an allowance of SEK 22,000 per month (discontinued in January 2024);
•a recommendation to Danaher’s Compensation Committee to grant an equity award, split evenly between stock options and RSUs, with a grant date fair value of $600,000, which would vest fifty percent (50%) on the third (3rd) and 50% on the fourth (4th) anniversary of the grant date;
•contributions to an occupational pension insurance designated by Mr. Byström;
•tax assistance for the preparation of tax returns in both Sweden and Belgium.
Under the employment agreement, Veralto must provide a notice period of six (6) months prior to termination of employment (Mr. Byström must provide three (3) months’ notice), as well as certain severance payments. The employment agreement automatically terminates upon retirement.
Following termination of employment, Mr. Byström is prohibited from competing with Veralto for a period of twelve (12) months. Such non-competition covenant does not apply in the event that Mr. Byström’s employment is terminated for breach of contract, or Mr. Byström retires. In consideration for such non-competition covenant, Veralto is obligated to make monthly payments corresponding to seventy-five percent (75%) of Mr. Byström’s average monthly gross income in the twelve (12) months preceding Mr. Byström’s termination of employment.
In addition to receiving full base salary and benefits during the requisite notice period, if Mr. Byström’s employment is terminated by Veralto, Mr. Byström would be entitled to severance payments equal to twelve (12) times his average monthly remuneration (including average base salary, bonus, benefits, and pension) paid during the twelve (12) months preceding termination, paid in twelve (12) equal installments. Pension payments for the 12-month period shall be paid in a lump sum during the notice period.
BENETEAU LETTER AGREEMENT
VL Employment entered into a letter agreement with Ms. Beneteau on March 9, 2023, effective April 1, 2023, in connection with her hiring as our Chief Human Resources Officer. Pursuant to the letter agreement, Ms. Beneteau’s employment is on an at-will basis and she is entitled to:
•a base salary of CAD $555,000 (subject to periodic review);
•an annual incentive target bonus equal to sixty percent (60%) of base salary, pro-rated for 2023;
•a housing stipend for the use of temporary accommodation in the Waltham, Massachusetts area equal to an annualized rate of CAD $125,000, paid in monthly installments net of applicable taxes;
•relocation benefits though a third-party relocation services company provided under Danaher’s Relocation Policy in connection with her relocation to the Waltham, Massachusetts area;
•participation in Danaher’s executive supplemental retirement/deferred compensation program, and upon the Separation, Veralto’s supplemental retirement/deferred compensation plans.

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Directors’ and Officers’ Indemnification and Insurance
Our Certificate of Incorporation requires us to indemnify to the full extent authorized or permitted by law any person made, or threatened to be made a party to any action or proceeding by reason of his or her service as a director or officer of our company, or by reason of serving at our request as a director or officer of any other entity, subject to certain exceptions. Our Bylaws provide for similar indemnification rights. In addition, each of our directors and executive officers has entered into an indemnification agreement with us that provides for substantially similar indemnification rights and under which we have agreed to pay expenses in advance of the final disposition of any such indemnifiable proceeding. We also have in effect directors and officers liability insurance covering all our directors and officers.
2023 Omnibus Incentive Plan
The Compensation Committee (the Administrator) administers the Omnibus Plan, under which we may grant shares of Veralto common stock in the form of stock options, stock appreciation rights (SARs), restricted stock, RSUs and other stock-based awards (including PSUs) and conversion awards, as such terms are defined in the Omnibus Plan, as well as cash-based awards (collectively, all such awards are referred to as awards).
Award Limits
A total of 22,000,000 shares of Veralto common stock have been authorized for issuance under the Omnibus Plan (the Maximum Share Limit). The fair market value of awards granted under the Omnibus Plan during any one fiscal year to any individual, non-management director (whether such cash fees are paid currently or deferred under a director deferred compensation plan) may not exceed $800,000 in the aggregate.
Prohibition on Share Recycling
The following shares of Veralto common stock do not again become available for awards or increase the number of shares available for grant under the plan: shares of Veralto common stock (1) tendered by the participant or withheld by the Company in payment of the purchase price of an option or SAR, (2) tendered by the participant or withheld by the Company to satisfy any tax withholding obligation under the plan, (3) repurchased by the Company with proceeds received from the exercise of an option, or (4) subject to a SAR that are not issued in connection with the stock settlement of that SAR upon its exercise.
Minimum Vesting Requirement; Performance Objectives
All equity awards granted (except for cash-based awards) are subject to a minimum one-year vesting or performance requirement, except that (1) one percent (1%) and up to five percent (5%) of the Maximum Share Limit may be issued without regard to this minimum vesting period, and (2) this minimum vesting period may be waived by the Administrator in the event of death, disability, retirement or a substantial corporate change (as defined below). Awards granted under the Omnibus Plan may be subject to time-based and/or performance-based vesting conditions, as determined by the Administrator.
Retirement and Other Terminations of Employment
Subject to certain terms and conditions set forth in the Omnibus Plan or the applicable award agreement (including the overall term of the award), in general:
•upon retiring after reaching age 65,
-(1) a participant’s unvested options held for at least six months prior to retirement continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth anniversary of the retirement date (or the tenth anniversary with respect to grants made on or after January 1, 2022),

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-(2) any RSUs that are unvested as of the retirement date (and, for grants on or after January 1, 2022, held for at least six months prior to retirement) continue to vest according to their terms,
-(3) for PSUs granted prior to January 1, 2022, the participant receives a prorated portion of the shares actually earned based on the Company’s performance over the performance period, and
-(4) for PSUs (and for grants on or after January 1, 2022, held for held for at least six months prior to retirement) the participant receives the shares actually earned based on the Company’s performance over the performance period; and
•upon retiring after reaching age 55 and completing ten years of service with Veralto:
-with respect to grants on or after February 23, 2015 and prior to January 1, 2022 from the Danaher plan but converted into Veralto shares:
▪(1) a pro rata portion of the participant’s unvested options held for at least six (6) months prior to retirement continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth (5th) anniversary of the retirement date,
▪(2) a pro rata portion of any RSUs that are unvested as of the retirement date continue to vest according to their terms, and
▪(3) with respect to PSUs, the participant receives a prorated portion of the shares actually earned based on the Company’s actual performance over the performance period.
-with respect to grants on or after January 1, 2022 and held for at least six months prior to retirement:
▪(1) the participant’s unvested options continue to vest and, together with any options that are vested as of the retirement date, remain outstanding and (once vested) may be exercised until the fifth (5th) anniversary of the retirement date,
▪(2) any RSUs that are unvested as of the retirement date continue to vest according to their terms, and
▪(3) the participant receives the PSU shares actually earned based on the Company’s actual performance over the performance period.
Beginning in 2026, neither the age 65 nor the age 55 and ten years of service with Veralto provisions will apply to new non-annual equity awards, which are special, non-recurring grants supporting hiring, acquisition, retention, recognition, and promotion actions. Both retirement provisions will continue to apply to all annual equity awards.
Upon termination of employment by reason of the grantee’s death,
•(1) all unexpired options and SARs will become fully exercisable, and subject to the terms of the option or SAR, may be exercised for a period of twelve (12) months thereafter by the personal representative of the grantee’s estate or any other person to whom the Option or SAR is transferred to,
•(2) all outstanding RSUs (other than PSUs) and restricted stock grants shall become vested, and
•(3) with respect to PSUs, the grantee’s estate will become vested in the portion of the award determined by the target amount of PSUs (and related dividend equivalent rights) subject to such award.

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Substantial Corporate Change
Upon a “substantial corporate change” (as defined below), either
•(1) the Board will provide for the assumption or continuation of outstanding awards, or the substitution for such awards of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event such awards will continue in the manner and under the terms so provided, or
•(2) if any outstanding such award is not so assumed, continued or substituted for, then any forfeitable portions of the awards will terminate and the administrator in its sole discretion may determine the treatment of any outstanding portions of the award.
As defined in the Omnibus Plan, a substantial corporate change includes the consummation of
•(i) our dissolution or liquidation;
•(ii) any transaction or series of transactions in which any person or entity or group of persons or entities is or becomes the owner, directly or indirectly, of voting securities of the Company (not including any securities acquired directly from the Company or any affiliate thereof) representing more than 50% of the combined voting power of the Company’s then outstanding securities;
•(iii) a change in the composition of the Board such that individuals who were serving on the Board as of immediately following the Separation, together with any new member of the Board (other than a member of the Board whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least a majority of the members of the Board then still in office who either were members of the Board immediately following the Separation or whose appointment, election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the number of the members of the Board then serving;
•(iv) a merger, consolidation, or reorganization of the Company with one or more corporations, limited liability companies, partnerships or other entities, other than a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior to such event continuing to have both
-(A) more than 50% of the combined voting power of the voting securities of the ultimate parent entity resulting from such merger, consolidation, or reorganization (and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company voting securities among the holders thereof immediately prior to such transaction), and
-(B) the power to elect at least a majority of the board of directors or other governing body of the ultimate parent entity resulting from such merger, consolidation, or reorganization or
•(v) the sale of all or substantially all of the assets of the Company to another person or entity.
Recoupment (Clawback)
All awards granted under the Omnibus Plan are subject to the Company’s recoupment (clawback) policy in the form approved by the Administrator from time to time, if and to the extent the policy applies according to its terms, as well as any recoupment terms required by applicable law.
Amendment or Termination of Plan and Awards
The Board may amend, suspend, or terminate the Omnibus Plan at any time, without the consent of the grantees or their beneficiaries provided, however, that no amendment may have a material adverse effect on any grantee or beneficiary with respect to any previously declared award, unless the grantee’s or beneficiary’s consent is obtained. Except as required by law or as required in the event of a substantial corporate change, the Administrator may not, without the grantee’s or

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beneficiary’s consent, modify the terms and conditions of an award so as to have a material adverse effect on the grantee or beneficiary. Notwithstanding the foregoing to the contrary, the Board reserves the right, to the extent it deems necessary or advisable in its sole discretion, to unilaterally modify the Omnibus Plan and any awards made thereunder to ensure all awards and award agreements provided to grantees who are U.S. taxpayers are made in such a manner that either qualifies for exemption from or complies with Section 409A of the Internal Revenue Code, including, but not limited to, the ability to increase the exercise or purchase price of an award (without the consent of the grantee) to the fair market value on the award’s grant date.
Supplemental Retirement Program
Company Contributions
Veralto uses the Executive Deferred Incentive Program (EDIP) and the Excess Contribution Program (ECP, which is a sub-plan under the Omnibus Plan) to provide supplemental retirement benefits on a pre-tax basis in excess of qualified plan limitations to select management associates of Veralto and its subsidiaries (including each of the U.S. NEOs, as applicable). If termination of an employee’s participation in our EDIP or ECP resulted from the employee’s gross misconduct, the Administrator may reduce the employee’s vested interest with respect to all Veralto contributions to as low as zero percent.
EDIP
At the beginning of each plan year, Veralto will credit to the account of each EDIP participant an amount equal to the product of:
•(1) the sum of the participant’s base salary and target bonus as of the end of the prior year; and
•(2) a percentage determined by the Administrator that is based on the participant’s years of participation in the EDIP, namely;
-6% for employees who have participated in the EDIP for less than 10 years;
-8% after 10 years of EDIP participation; and
-10% after 15 years of EDIP participation.
For participants who participated in the similar plan maintained by Danaher prior to the Separation, such pre-separation participation is treated as participation in the EDIP for this purpose.
A participant vests in the amounts that Veralto credits to their EDIP account as follows:
•If the participant has both reached age 55 and completed at least five years of service with Veralto or its subsidiaries, the participant immediately vests 100% in each Veralto contribution.
•If the participant does not satisfy the conditions described under the preceding bullet, the participant’s vesting percentage is 10% for each full calendar year of participation in the EDIP (after the participant has first completed five years of participation in the EDIP).
•If a participant dies while employed by Veralto, their vesting percentage equals 100%.
ECP
Under the ECP, on or about February 1 after the applicable year of participation, Veralto will credit to the account of each participant an excess matching contribution and excess non-elective contribution based on the formulas in the Company’s 401(k) Plan for matching and non-elective contributions. As a result, each participant can receive the following contributions in the ECP:
•a matching contribution to the ECP equal to the sum of:

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-(a) 100% of the amount deferred into the Veralto Deferred Compensation Plan, or DCP for the year of participation, up to 3% of the greater of:
▪(1) the participant’s compensation that is deferred into the DCP; or
▪(2) the participant’s compensation above the IRS compensation limit for qualified retirement plans (match compensation); plus
-(b) 50% of the amount deferred into the DCP for the year of participation in excess of 3%, but not in excess of 5%, of the participant’s match compensation; and
•a non-elective contribution equal to 4% of the participant’s rate of base salary and target bonus amount as of December 31 prior to the year of participation in excess of the IRS compensation limit for qualified retirement plans.
A participant vests in the matching contribution in the ECP made each year on the first anniversary after it is credited to the participant’s account. A participant vests in the non-elective contribution in the ECP made each year on the later of the first anniversary after it is credited to the participant’s account, or the date the participant has completed three years of service with Veralto. For participants who participated in the similar plan maintained by Danaher prior to the Separation, such pre-separation participation is treated as participation in the ECP for this purpose. If a participant dies while employed by Veralto, their vesting percentage equals 100%.
Non-U.S, Defined Contribution Program - Sweden
Veralto provides certain retirement/pension benefits for non-U.S. executives, in addition to the mandatory programs required by local national statutes. Mr. Byström participates in a defined contribution program which provides for individual retirement investment through an insurance product funded by Company contributions made on his behalf each year. The defined contribution program in Mr. Byström’s home country of Sweden is competitive with customary local practice.
Veralto contributes a percentage of Mr. Byström’s annual total cash compensation, including base salary, bonus and vacation pay, to the defined contribution program equal to 30% annually. The amount of the 2025 contributions are shown in the Summary Compensation Table. These contributions are split between the defined contribution program which is tax-qualified in Sweden, such that the employer may take a current tax deduction for the contributions, and a supplemental defined contribution program that allows for contributions in excess of the tax-deductible limits. No employee contributions are permitted under the defined contribution program in Sweden, nor does the employee control investment of the funds contributed for his account, which are managed by the insurer.
Mr. Byström becomes eligible to commence distribution of his defined contribution program benefits upon attaining the retirement age of 65, and such benefits must be paid out in installments over no less than five years. Early retirement at age 55 can be elected with an adjustment in benefit. Mr. Byström is not currently eligible for early or regular retirement under the defined contribution program. In the event that Mr. Byström dies prior to receipt of his benefit, 100% of the policy value would become payable to his spouse or his children as beneficiaries. The benefits do not become payable to Mr. Byström’s estate in the event that he has no surviving spouse or children.
Non-U.S. Defined Contribution Plan - Canada
Veralto provides defined contribution retirement benefits to Canadian associates to assist them in saving for retirement through the accumulation of Plan Sponsor and Member Contributions via a registered pension plan (RPP). The assets of the plan are held under a group annuity insurance contract. Participants are able to allocate these contributions among a variety of investment options made available through the program. Ms. Beneteau participated in this program during plan year 2025.
Participants in this program are eligible to contribute between 1% and 6% of eligible earnings as member contributions. Veralto contributes 2% of eligible earnings to the plan as base contributions and a 50% match of a participant’s member contributions. Participants in the RPP are 100% vested in their member contributions and in the plan sponsor contributions.

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SUMMARY OF EMPLOYMENT AGREEMENTS AND PLANS
Ms. Beneteau becomes eligible to commence distribution of her benefits under this program upon attaining the normal retirement age of 65. Participants can choose to retire and begin receiving pension benefits up to ten years preceding normal retirement age; however, employment must cease. On or after attainment of normal retirement age, Plan Sponsor and Member Contributions become vested and locked in (i.e., must be used for retirement) and can be paid out in the form of an annuity option, transfer to a locked-in retirement account or a life income fund. In the event Ms. Beneteau dies prior to receipt of her benefit, 100% of the benefit would become payable to her spouse, beneficiary or estate.
Voluntary Deferrals
Each DCP participant is permitted to voluntarily defer into the program, on a pre-tax basis, up to 85% of their salary and/or up to 85% of their non-equity incentive compensation with respect to a given plan year. Notional earnings on amounts deferred under the program are credited to participant accounts based on the market rate of return of the applicable investment alternatives offered under the program, which are generally the same as the investment alternatives offered under our 401(k) Plan (except for any investment options that may only be offered under the tax qualified 401(k) Plan). Each participant allocates the amounts the participant voluntarily defers among the available investment alternatives. Participants may change their investment allocations at any time, provided that any portion of a participant’s account that is subject to the Veralto common stock investment alternative must remain allocated to that investment alternative until the account is distributed to the participant. Participants are at all times fully vested in amounts they voluntarily defer into their DCP accounts.
Distributions
In general, a participant may not receive a distribution of their vested EDIP account balance (including any amounts voluntarily deferred) until after their employment with Veralto terminates. A participant generally may elect to receive a distribution of their DCP account balance following their termination of employment or on a specified future date prior to their termination of employment. The following chart generally describes the timing and manner of distribution of EDIP, ECP and DCP account balances:

Name of Plan		Timing of Beginning of Distribution	Period of Distribution	Form of Distribution
EDIP	Not 100% vested in Veralto contributions	6 months following termination	Lump sum
Participant may elect to receive distribution in cash, shares of Veralto common stock or a combination thereof (but all balances subject to the Veralto common stock investment alternative must be distributed in shares of Veralto Common Stock)

100% vested in Veralto contributions
Participant may elect to begin receiving distributions immediately, 6 months, 1 year or 2 years following termination (generally, a distribution after a termination of employment is payable after a 6-month delay)
Participant may elect lump sum, or if at least age 55, annual installments over two, five or ten years
ECP		Participant will begin receiving distributions immediately following termination. A six-month delay may apply if the participant is a “key employee” under applicable tax rules	Lump sum	Shares of Veralto common stock (for balances subject to the Veralto common stock investment alternative) or cash (for balances not subject to the Veralto common stock investment alternative)
DCP
Participant may elect to begin receiving distributions on the earlier of a fixed date or termination of employment. Distributions on a fixed date must be at least 3 years after the date of election. Distribution elections upon a termination of employment are the same as under the EDIP (a 6-month delay may apply to distributions on a termination of employment if the participant is a “key employee” under applicable tax rules)
			Participant may elect lump sum or annual installments over a period of up to 10 years	All balances subject to the Veralto common stock investment alternative must be distributed in shares of Veralto common stock, and all other balances must be paid in cash

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Certain events, such as the participant’s death or an unforeseeable emergency, may impact the timing of a distribution under the EDIP, the ECP or the DCP.
General
Under the EDIP, the ECP and the DCP, Veralto contributions and amounts voluntarily deferred are unfunded and unsecured obligations of Veralto, receive no preferential standing, and are subject to the same risks as any of Veralto’s other general obligations.
Senior Leader Severance Pay Plan
Each of Veralto’s U.S.-based executive officers (in addition to certain other categories of employees as specified in the plan) is entitled to certain benefits under Veralto’s Senior Leader Severance Pay Plan. Per the terms of our amended plan, if a covered employee is terminated without “cause” (as defined below) and except in certain circumstances as specified in the plan, subject to execution of Veralto’s standard form of release the employee is entitled to:

Element	CEO	Other U.S.-Based Executive Officers
Cash Severance	•24 months of annual base salary •an amount equal to two times the CEO’s annual target incentive compensation paid out over the applicable severance period according to the normal payroll cycle	•12 months of annual base salary •an amount equal to the Veralto U.S.-based executive officer’s annual target incentive compensation
Equity Treatment	•No vesting acceleration	•No vesting acceleration
Benefits Continuation
•18 months of continued and subsidized COBRA benefits
•the opportunity to continue coverage under specified welfare benefit plans of the Company for the duration of the severance period at the same cost as an active employee in a position similar to that held by the employee at termination
•12 months of continued and subsidized COBRA benefits
With respect to a change in control, covered employees (including the CEO) are entitled to receive benefits of:

Element	All U.S.-Based Executive Officers (including the CEO)
Cash Severance
•24 months of annual base salary
•an amount equal to two times the Veralto US-based executive officer’s annual target incentive compensation
•an amount equal to the Veralto U.S.-based executive officer’s pro rata target bonus for the year of termination or resignation, calculated based on the number of days worked during the year of such termination or resignation

Equity Treatment
•full accelerated vesting of any time-vested equity awards
•full vesting at the target level of any performance-contingent equity awards (unless otherwise determined in the applicable equity award agreement)

Benefits Continuation	•18 months of continued and subsidized COBRA benefits
The change in control benefits are double trigger and are only triggered if the covered employee is terminated by Veralto without cause or by a resignation by the covered employee for good reason within the 24-month protection period. To the extent a covered employee is entitled to severance or other post-termination compensation pursuant to the terms of an individual agreement, payments and benefits will only be provided under the plan to the extent they are not duplicative of the payments and benefits provided under the individual agreement.

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SUMMARY OF EMPLOYMENT AGREEMENTS AND PLANS
Under the plan, “cause” is defined as:
•(1) the employee’s dishonesty, fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to, or any other action in willful disregard of the interests of, Veralto or its affiliates;
•(2) the employee’s conviction of, or pleading guilty or no contest to (i) a felony, (ii) any misdemeanor (other than a traffic violation), or (iii) any other crime or activity that would impair the employee’s ability to perform duties or impair the business reputation of Veralto or its affiliates;
•(3) the employee’s willful failure or refusal to satisfactorily perform any duties assigned to the employee;
•(4) the employee’s failure or refusal to comply with Company standards, policies or procedures, including without limitation the Code of Conduct as amended from time to time;
•(5) the employee’s violation of any restrictive covenant agreement with Veralto or its affiliates;
•(6) the employee’s engaging in any activity that is in conflict with the business purposes of Veralto or its affiliates (as determined in the sole discretion of Veralto and its affiliates); or
•(7) a material misrepresentation or a breach of any of the employee’s representations, obligations or agreements under the plan.
Veralto believes the post-employment restrictive covenant obligations included in Mses. Honeycutt, Kapity and Beneteau and Mr. Ralhan’s Proprietary Interest Agreements and Mr. Byström’s employment agreement are critical in protecting Veralto’s proprietary assets, and that the severance payments payable upon a termination without cause are generally commensurate with the severance rights peer companies offer executives in comparable roles. Mr. Byström’s employment agreement with VTI Sweden AB, a wholly owned subsidiary of Veralto, provides for severance payments under certain circumstances, and includes post-employment restrictive covenant obligations.
Ms. Beneteau became eligible for the Senior Leader Severance Pay Plan when she relocated to the United States as of August 2025. Mr. Byström is not subject to any change-in-control provisions under the Senior Leader Severance Pay Plan or under his employment agreement, but the Compensation Committee has authorized Veralto management to amend Mr. Byström’s employment agreement to mirror the terms of the Senior Leader Severance Pay Plan.

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PROPOSAL 3
Advisory Vote on Named Executive Officer Compensation
In accordance with Section 14A of the Exchange Act, we are asking our shareholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.
As discussed in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain executives with the leadership skills, attributes and experience necessary to succeed in an enterprise with Veralto’s size, complexity and global footprint; motivate executives to demonstrate exceptional personal performance and perform consistently at or above the levels that we expect, over the long term and through a range of economic cycles; and link compensation to the achievement of goals and objectives that we believe best correlate with the creation of long-term shareholder value.
Our executive compensation program is structured within a strong framework of compensation governance with an emphasis on long-term equity awards which are subject to significant vesting and/or holding periods. Our executive compensation program rewards executive officers when they build long-term shareholder value, achieve annual business goals and maintain long-term careers with us.
Our Compensation Committee regularly reviews external executive compensation practices and trends and incorporated best practices into our executive compensation program:

WHAT WE DO	WHAT WE DON’T DO
Four-year vesting requirement for stock options and RSUs; three-year performance period for PSUs	No tax gross-up provisions (except as applicable to management employees generally such as relocation policy)
Incentive compensation programs feature multiple, different performance measures aligned with the Company’s strategic performance metrics	No “single trigger” change of control benefits
Short-term and long-term performance metrics that balance our absolute performance and our relative performance versus peer companies	No active US defined benefit pension programs
Rigorous, no-fault clawback policy that is triggered even in the absence of wrongdoing, in addition to a robust policy allowing recoupment from executives engaging in detrimental behavior	No permitted hedging of Veralto securities
Minimum one-year vesting requirement for 95% of shares granted under the Company’s stock plan	No long-term incentive compensation denominated or paid in cash
Stock ownership requirements for all executive officers	No above-market returns on deferred compensation plans
Limited perquisites	No overlapping performance metrics between short-term and long-term incentive compensation program
Independent compensation consultant that performs no other services for the Company

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PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
We are asking our shareholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to our named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation Committee. However, the Board and Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding our executive officer compensation programs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION SET FORTH IN PROPOSAL 3.

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General Information About the Annual Meeting
Purpose of the Meeting
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Veralto Corporation, a Delaware corporation, of proxies for use at the Annual Meeting and at any and all postponements or adjournments thereof.
Who Can Vote
You are entitled to vote at the Annual Meeting if you owned any shares of Veralto common stock at the close of business on March 23, 2026, which is referred to as the “record date.” A list of registered shareholders entitled to vote at the meeting will be available at Veralto’s offices, 225 Wyman Street, Suite 250, Waltham, MA 02451 during the ten days prior to the meeting.
Proxy Materials are Available on the Internet
We are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or about March 27, 2026, we mailed a Notice of Internet Availability to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.
Annual Meeting Participation
We will conduct the Annual Meeting in a virtual-only meeting format. You will not be able to attend the Annual Meeting physically.
If you plan to participate in the Annual Meeting, you must be a shareholder of record or beneficial owner of Veralto common stock as of the close of business on the record date of March 23, 2026. If you are not a shareholder of record but hold shares through a broker, bank or nominee (i.e., in street name), you must hold a legal proxy for the Annual Meeting provided by your broker, bank or nominee.
To be admitted to the Annual Meeting at virtualshareholdermeeting.com/VLTO2026, you must enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability. You may log into and attend the virtual Annual Meeting beginning at 8:45 a.m. ET on May 13, 2026. The Annual Meeting will begin promptly at 9:00 a.m. ET. The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.
We have structured our virtual Annual Meeting to provide shareholders the same rights as if they were present in person, including the ability to vote shares electronically during the meeting and submit questions in accordance with the rules of conduct for the meeting. Shareholders may submit questions through the web portal prior to and during the Annual Meeting. We may exercise our discretion in selecting questions submitted through the web portal to be answered during the Annual Meeting. We may not be able to address all such questions asked during the time allotted for questions during the Annual Meeting and will focus on those issues that appear to be of the greatest interest to shareholders.

102	2026 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
To submit questions in advance of the Annual Meeting, visit proxyvote.com before 11:59 p.m. ET on May 12, 2026, and enter your name, email address and 16-digit control number.
The rules and procedures applicable to the Annual Meeting, together with a list of shareholders of record for inspection for any legally valid purpose, will be available during the Annual Meeting for the participating shareholders of record at virtualshareholdermeeting.com/VLTO2026.
You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you participate in the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. The proxy card included with the proxy materials may be used to vote your shares in connection with the Annual Meeting.
Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance online, or if you received or requested printed copies of the proxy materials, by phone or by mail, to ensure that your vote will be represented at the Annual Meeting. Shareholders who participate in the Annual Meeting virtually by way of the link provided above will be deemed to be “present in person,” as such term is used in this Proxy Statement, including for purposes of determining a quorum and counting votes.
Please note that participation in the virtual Annual Meeting is subject to capacity limits of the virtual meeting platform provider and access to the meeting will be granted on a first-come, first-served basis. If you experience any technical difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log in page.
Quorum for the Meeting
Under the Company’s Bylaws, we can conduct business at the Annual Meeting only if the holders of a majority of the issued and outstanding shares of Veralto common stock entitled to vote at the Annual Meeting as of the record date are present either in person (through the virtual meeting platform) or by proxy. The presence of at least that number of shares constitutes a “quorum.” Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting, unless a new record date is or must be set for the adjourned meeting. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied. As of the record date, 245,565,117 shares of Veralto common stock were outstanding, excluding shares held by or for the account of Veralto.
How to Vote
Shares Owned Directly
If you own shares directly in your name...
If your shares are registered directly in your name with our transfer agent, you are considered the registered holder of those shares. As the registered shareholder, you may vote in several different ways:
•Vote on the Internet. Prior to the Annual Meeting, you can vote online at: proxyvote.com and follow the instructions on the website. During the Annual Meeting, shareholders attending virtually may vote by going to virtualshareholdermeeting.com/VLTO2026 and logging in by entering your name, a valid email address and the 16-digit control number found on your proxy card, Notice of Internet Availability, or voting instruction form, as applicable. This control number will grant you access to the meeting, including the ability to vote and submit questions.
•Vote by Telephone. In the United States or Canada, you can vote by telephone by calling the number included in the printed proxy materials, if you received printed proxy materials. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

2026 PROXY STATEMENT	103

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Internet and telephone voting facilities will be available 24 hours a day until 11:59 p.m. ET on May 12, 2026 (except for participants in the Savings Plan, who must submit voting instructions earlier, as described below). To authenticate your Internet or telephone vote, you will need to enter your confidential voter control number as shown on the voting materials you received. If you vote online or by telephone, you do not need to return a proxy card.
•Vote by Mail. You can mail the proxy card enclosed with your printed proxy materials, if you received printed proxy materials. Mark, sign and date your proxy card and return it in the postage-paid envelope provided, or in an envelope addressed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Please allow sufficient time for delivery of your proxy card if you decide to vote by mail.
Shares Held in the Veralto Savings Plan
If you hold shares in the Veralto Savings Plan...
You can direct Fidelity Management Trust Company (Fidelity), the trustee of the Savings Plan, to vote your proportionate interest in the shares Veralto common stock held under the Savings Plan by returning a voting instruction form or by providing voting instructions via the Internet or by telephone. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. If Fidelity does not receive voting instructions from you by 11:59 p.m. ET on May 12, 2026, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.
Shares Owned in Street Name
If you own your shares through an account with a bank, broker, trustee or other intermediary, sometimes referred to as owning in “street name”...
Your intermediary will provide instructions on how to access proxy materials electronically, or send you printed copies of the proxy materials if you so elect. You are entitled to direct the intermediary how to vote your shares by following the voting instructions it provides to you.
Revoking a Proxy or Voting Instructions
If you hold shares of Veralto common stock registered in your name, you may revoke your proxy:
•by filing a written notice of revocation with the Secretary of Veralto;
•if you submitted your proxy by telephone or via the Internet, by accessing those voting methods and following the instructions given for revoking a proxy;
•if you submitted a signed proxy card, by submitting a new proxy card with a later date (which will override your earlier proxy card); or
•by voting at the Annual Meeting.
If you hold your shares in “street name,” you must follow the directions provided by your bank, broker, trustee or other intermediary for revoking or modifying your voting instructions.

104	2026 PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Voting Procedures
Each outstanding share of Veralto common stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. Your shares will be voted in accordance with your instructions. The Board has selected Jennifer L. Honeycutt, Sameer Ralhan, Kimberly Y. Chainey and James A. Tanaka, or any of them, to act as proxies with full power of substitution. All votes will be counted by the inspector of election appointed for the meeting.
In addition, if you have returned a signed proxy card or submitted voting instructions by telephone or online, the proxy holders will have, and intend to exercise, discretion to vote your shares (other than shares held in the Savings Plan) in accordance with their best judgment on any matters not identified in this Proxy Statement that are properly brought to a vote at the Annual Meeting. At present we do not know of any such additional matters.
If your shares are registered in your name and you sign and return a proxy card or vote by telephone or online but do not give voting instructions on a particular matter, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation. If you hold your shares through an account with a bank, broker, trustee or other intermediary and do not give voting instructions on a matter, we expect that under the rules of the New York Stock Exchange the bank, broker, trustee or other intermediary will be permitted to vote in its discretion only on Proposal 2 and will not be permitted to vote on any of the other Proposals, resulting in a so-called “broker non-vote.” The impact of abstentions and broker non-votes on the overall vote is shown in the following table. Broker non-votes will not affect the attainment of a quorum since the bank, broker, trustee or other intermediary has discretion to vote on Proposal 2 and these votes will be counted toward establishing a quorum.
Votes Required and Effect of Abstentions and Broker Non-Votes

Matter	Required Vote	Impact of Abstentions	Impact of Broker Non-Votes
PROPOSAL 1 – ELECTION OF CLASS III DIRECTORS (PAGE 12)	Each of our nominees requires the affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present.	Not counted as votes cast; no impact on outcome.	Not counted as votes cast; no impact on outcome.
PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PAGE 43)	Approval by a majority of shares of Veralto common stock represented in person or by proxy and entitled to vote on the proposal.	Counted for purposes of determining minimum number of affirmative votes required for approval; impact is the same as a vote AGAINST.	Not applicable.
PROPOSAL 3 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION (PAGE 100)	Approval by a majority of shares of Veralto common stock represented in person or by proxy and entitled to vote on the proposal.	Counted for purposes of determining minimum number of affirmative votes required for approval; impact is the same as a vote AGAINST.	Not counted as shares of Veralto common stock represented in person or by proxy and entitled to vote on the proposal; no impact on outcome.

Information About Proxy Solicitation
The proxies being solicited hereby are being solicited by Veralto’s Board of Directors. Employees of Veralto may solicit proxies on behalf of the Board of Directors by mail, email, in person and by telephone. These employees will not receive any additional compensation for these activities. Veralto will bear the cost of soliciting proxies and will reimburse banks, brokers, trustees and other intermediaries for their reasonable out-of-pocket expenses for forwarding proxy materials to shareholders. We have retained Broadridge Financial Services, Inc. to aid in distributing proxy materials and the solicitation of proxies. For these services, we expect to pay Broadridge a fee of less than $16,000 and reimburse it for certain out-of-pocket disbursements and expenses.

2026 PROXY STATEMENT	105

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Eliminating Duplicate Mailings
Veralto has adopted the “householding” procedure approved by the SEC, which allows us to deliver one set of documents to a household of shareholders instead of delivering a set to each shareholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Shareholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Shareholders who receive the Notice of Internet Availability will receive instructions on submitting their proxy cards/voting instruction form via the Internet.
If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact our transfer agent at 800-736-3001, or writing the transfer agent at: Computershare Trust Company N.A., P.O. Box 43006, Providence, RI 02940-3006. We will promptly deliver the proxy materials to you upon receipt of your request. If you own your shares in “street name,” please contact your broker, bank, trustee or other intermediary to make your request.
If you receive more than one proxy card/voting instruction form, your shares probably are registered in more than one account or you may hold shares both as a registered shareholder and through the Savings Plan. You should vote each proxy card/voting instruction form you receive.

106	2026 PROXY STATEMENT

Other Information
Information Relating to Forward-Looking Statements
Certain statements included in this Proxy Statement are “forward-looking statements” within the meaning of the U.S. federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding: projections of revenue, expenses, profit, profit margins, asset values, pricing, tax rates, tax provisions, cash flows, pension and benefit obligations and funding requirements, Veralto’s liquidity position or other projected financial measures; Veralto’s management’s plans and strategies for future operations, including statements relating to anticipated operating performance, customer demand, cost reductions, restructuring activities, new product and service developments, competitive strengths or market position, acquisitions and the integration thereof, divestitures, spin-offs, split-offs, initial public offerings, other securities offerings or other distributions, strategic opportunities, stock repurchases, dividends and executive compensation; growth, declines and other trends in markets Veralto sells into; the impact of changes to global trade policies, tariffs, restrictions on imports, related countermeasures and reciprocal tariffs; future new or modified laws, regulations and accounting pronouncements or public policy changes; future regulatory approvals and the timing and conditionality thereof; outstanding claims, legal proceedings, tax audits and assessments and other contingent liabilities; future foreign currency exchange rates and fluctuations in those rates; results of operations and/or financial condition; general economic and capital markets conditions; the anticipated timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Veralto intends or believes will or may occur in the future. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings. These forward-looking statements speak only as of the date of this document and except to the extent required by applicable law, Veralto does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
Website Disclosure
We may provide disclosure in the “Investor – Corporate Governance” section of our corporate website, veralto.com, of any of the following: (1) the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting; (2) the method for interested parties to communicate directly with the Board or with individual directors, the independent Chair of the Board, or if the Chair is not independent, a Lead Independent Director, or the non-management or independent directors as a group; (3) the identity of any member of Veralto’s Audit Committee, if any, who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on Veralto’s Audit Committee; and (4) contributions by Veralto to a tax exempt organization in which any non-management or independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues. We also intend to disclose any amendment to the Code of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K under the Exchange Act, and any waiver from a provision of the Code of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer, in the “Investor – Corporate Governance” section of our corporate website, veralto.com, within four business days following the date of such amendment or waiver.
Information contained on or connected to any of the websites referenced in this Proxy Statement is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the U.S. Securities and Exchange Commission.

2026 PROXY STATEMENT	107

OTHER INFORMATION
Communications with the Board of Directors
Shareholders and other parties interested in communicating directly with the Board or with individual directors, the Board Chair or the non-management or independent directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the non-management or independent directors, as applicable, c/o Corporate Secretary, Veralto Corporation, 225 Wyman Street, Suite 250, Waltham, MA 02451.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).
Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no reports were required for those persons, we believe that, during the year ended December 31, 2025, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% shareholders were satisfied.
Annual Report on Form 10-K for 2025
Veralto will provide, without charge, a copy of the Veralto Annual Report on Form 10-K for 2025 filed with the SEC to any shareholder upon request directed to: Investor Relations, Veralto Corporation, 225 Wyman Street, Suite 250, Waltham, MA 02451 or by email to: investors@veralto.com.
Shareholder Proposals for 2027 Annual Meeting
A shareholder who wishes to include a proposal in Veralto’s proxy statement for the 2027 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal in writing to Veralto’s Corporate Secretary at Veralto’s principal executive offices, 225 Wyman Street, Suite 250, Waltham, MA 02451, for receipt no later than November 27, 2026 in order to be considered for inclusion.
Shareholders intending to present a proposal or make a director nomination at the 2027 annual meeting of shareholders without having it included in our proxy statement must comply with the advance notice requirements set forth in our Bylaws. If a shareholder fails to provide timely notice of a proposal to be presented at the 2027 annual meeting of shareholders, the proxies provided to the Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. Assuming that the 2027 annual meeting of shareholders is held during the period from April 13, 2027 to June 12, 2027 (as it is expected to be), in order to comply with the advance notice requirements set forth in our Bylaws, appropriate notice would need to be provided to our Corporate Secretary at the address noted above no earlier than January 13, 2027 and no later than February 12, 2027.

By Order of the Board of Directors, JAMES A. TANAKA Vice President, Securities & Governance and Secretary

108	2026 PROXY STATEMENT

APPENDIX A
Reconciliation of GAAP to
Non-GAAP Financial Measures
As described in more detail in the Compensation Discussion and Analysis section of the Company’s Proxy Statement, the 2025 annual cash incentive awards paid to the Company’s named executive officers were based in part on the Company’s 2025 performance with respect to three metrics, Adjusted Earnings per Share, Core Revenue Growth and Free Cash Flow. Each of these metrics is a non-GAAP financial measure. Set forth below are reconciliations of each of these metrics to the comparable GAAP financial measure, based on the Company’s actual 2025 performance.
Reconciliation of 2025 Adjusted Earnings per Share

	Year Ended December 31, 2025
($ in millions, except per share data)	Operating profit	Net earnings for calculation of diluted net earnings per common share	Diluted net earnings per common share
2025 Operating Profit, Net Earnings for Calculation of Diluted Net Earnings per Common Share or Diluted Net Earnings per Common Share, as applicable (GAAP)	1,277	940	$3.76
Amortization of acquisition-related intangible assets A	36	36	0.14
Other items B	10	10	0.04
Loss on the disposition of certain product lines C	—	6	0.02
Reduction of tax indemnification D	11	11	0.04
Impairments and other charges E	3	6	0.02
Fair value losses on investments F	—	1	—
Tax effect of the above adjustments G	—	(12)	(0.05)
Discrete tax adjustments H	—	(21)	(0.08)
Rounding	—	—	0.01
2025 Adjusted Operating Profit, Adjusted Net Earnings for Calculation of Diluted Net Earnings per Common Share or Adjusted Diluted Net Earnings per Common Share, as applicable (non-GAAP) (as disclosed in the Current Report on Form 8-K furnished by the Company on February 3, 2026)	1,337	977	$3.90
Additional acquisition-related gains and losses, including related operating profit and transaction costs	—	—	—
2025 Adjusted Operating Profit, Adjusted Net Earnings for Calculation of Diluted Net Earnings per Common Share or Adjusted Diluted Net Earnings per Common Share, as applicable (as calculated in accordance with the Company Payout Percentage formula pursuant to the Company's 2025 executive cash incentive compensation program (non-GAAP)	1,337	977	$3.90
(A)Amortization of acquisition-related intangible assets.
(B)Costs incurred during the year ended December 31, 2025 related to certain strategic initiatives.
(C)Loss on the disposition of certain product lines during the year ended December 31, 2025.

2026 PROXY STATEMENT	109

APPENDIX A: RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(D)During the separation from Danaher, indemnification agreements were established to protect the Company against certain pre-separation tax exposures. As a result of the settlement of a tax audit pertaining to pre-separation periods, a reduction to the related indemnification asset was recorded during the year ended December 31, 2025.
(E)Impairments and other charges related to a minority investment and capitalized software implementation costs during the year ended December 31, 2025.
(F)Fair value loss and management fees associated with an equity method investment in the Water Quality segment during the year ended December 31, 2025.
(G)This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Veralto estimates the tax effect of each adjustment item by applying Veralto’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
(H)Discrete tax matters relate to changes in estimates associated with prior period uncertain tax positions, audit settlements and excess tax benefits from stock-based compensation.
Reconciliation of 2025 Core Revenue Growth

% Change Year Ended December 31, 2025 vs. Comparable 2024 Period
Total Company
Total sales growth (GAAP)	6.0
Impact of:
Acquisitions/divestitures	(0.1)
Currency exchange rates	(1.2)
Core sales growth (non-GAAP)	4.7

110	2026 PROXY STATEMENT

APPENDIX A: RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Reconciliation of 2025 Free Cash Flow to Net Earnings Conversion Ratio

($ in millions)	Year Ended December 31, 2025
Net cash provided by operating activities (GAAP)	$1,077
Total cash used in investing activities (GAAP)	$(98)
Total cash used in financing activities (GAAP)	$(102)

Free Cash Flow:
Total cash provided by operating activities (GAAP)	$1,077
Less: payments for additions to property, plant & equipment (capital expenditures) (GAAP)	$(63)
Free cash flow (non-GAAP)	$1,014

Operating Cash Flow to Net Earnings Ratio (GAAP):
Net cash provided by operating activities (GAAP)	$1,077
Net earnings (GAAP)	$940
Operating cash flow to net earnings conversion ratio	1.15

Free Cash Flow to Net Earnings Conversion Ratio (non-GAAP):
Free cash flow from above (non-GAAP)	$1,014
Net earnings (GAAP)	$940
Free cash flow to net earnings conversion ratio (non-GAAP)	1.08
The 2024 annual cash incentive awards paid to the Company’s named executive officers were based in part on the Company’s 2024 performance with respect to three metrics, Adjusted Operating Profit, Core Revenue Growth and Free Cash Flow. Each of these metrics is a non-GAAP financial measure. Set forth below are reconciliations of each of these metrics to the comparable GAAP financial measure, based on the Company’s actual 2024 performance.

2026 PROXY STATEMENT	111

APPENDIX A: RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Reconciliation of 2024 Adjusted Earnings Per Share

	Year Ended December 31, 2024
($ in millions, except per share data)	Operating profit	Net earnings for calculation of diluted net earnings per common share	Diluted net earnings per common share
2024 Operating Profit, Net Earnings for Calculation of Diluted Net Earnings per Common Share or Diluted Net Earnings per Common Share, as applicable (GAAP)	1,208	833	$3.34
Amortization of acquisition-related intangible assets A	38	38	0.15
Other items B	4	4	0.02
Separation costs C	1	1	—
Net loss on the disposition of certain product lines D	—	10	0.04
Tax effect of the above adjustments H	—	(9)	(0.04)
Discrete tax adjustments I	—	6	0.02
Rounding	—	—	0.01
2024 Adjusted Operating Profit, Adjusted Net Earnings for Calculation of Diluted Net Earnings per Common Share or Adjusted Diluted Net Earnings per Common Share, as applicable (non-GAAP) (as disclosed in the Current Report on Form 8-K furnished by the Company on February 5, 2025)	1,251	883	$3.54
Additional acquisition-related gains and losses, including related operating profit and transaction costs	2	1	—
2024 Adjusted Operating Profit, Adjusted Net Earnings for Calculation of Diluted Net Earnings per Common Share or Adjusted Diluted Net Earnings per Common Share, as applicable (as calculated in accordance with the Company Payout Percentage formula pursuant to the Company's 2024 executive cash incentive compensation program (non-GAAP)	1,253	884	$3.54
(A)Amortization of acquisition-related intangible assets.
(B)Costs incurred during the year ended December 31, 2024 related to certain strategic initiatives.
(C)Costs incurred during the year ended December 31, 2024 related to the separation of the Company from Danaher primarily related to IT costs and certain regulatory fees.
(D)Net loss on the disposition of certain product lines during the year ended December 31, 2024.
(H)This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Veralto estimates the tax effect of each adjustment item by applying Veralto’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
(I)Discrete tax matters relate to changes in estimates associated with prior period uncertain tax positions, audit settlements and excess tax benefits from stock-based compensation.

112	2026 PROXY STATEMENT

APPENDIX A: RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Reconciliation of 2024 Core Revenue Growth

% Change Year Ended December 31, 2024 vs. Comparable 2023 Period
Total Company
Total sales growth (GAAP)	3.4
Impact of:
Currency exchange rates	0.3
Core sales growth (non-GAAP)	3.7

The 2023 annual cash incentive awards paid to the Company’s named executive officers were based in part on the Company’s 2023 performance with respect to two metrics, Adjusted Operating Profit and Core Revenue Growth. These metrics is a non-GAAP financial measure. Set forth below are reconciliations of each of these metrics to the comparable GAAP financial measure, based on the Company’s actual 2023 performance.
Reconciliation of 2023 Adjusted Earnings Per Share

	Year Ended December 31, 2023
($ in millions, except per share data)	Operating profit	Net earnings for calculation of diluted net earnings per common share	Diluted net earnings per common share
Reported (GAAP)	1,140	839	3.40
Amortization of acquisition-related intangible assets A	48	48	0.19
Separation costs B	7	7	0.03
Other items C	1	1	—
Standalone Entity Adjustments D	(38)	(138)	(0.56)
Fair value losses on investments E	—	15	0.06
Impairments and other charges F	12	12	0.05
Tax effect of the above adjustments G	—	15	0.06
Discrete tax adjustments H	—	(12)	(0.05)
Rounding	—	—	0.01
Adjusted (Non-GAAP)	1,170	787	3.19
A     Amortization of acquisition-related intangible assets
B    Costs incurred during the year ended December 31, 2023 related to the separation of the Company from Danaher primarily related to the equity award conversion as a result of the separation as well as other costs the Company incurred to separate from Danaher
C    Costs incurred during the year ended December 31, 2023 for expenses related to strategic initiatives
D     This amount encompasses management estimates of operating as a standalone entity. The management estimate includes recurring and ongoing costs required to operate new functions required for a public company such as certain corporate functions including finance, tax, legal, human resources and other general and administrative related functions. The estimate also includes an adjustment to sales related to the impact of the framework agreement governing certain commercial arrangements between subsidiaries of Danaher and Veralto, the adjustment is calculated by applying the commercial pricing in the agreement to historical purchases of goods and services by the Parent from Veralto. This estimate also includes interest costs associated with the post-separation capital structure, including the issuance of approximately $2.6 billion of long-term debt at a weighted average interest rate of 5.2%.
E    Fair value loss related to an impairment of an equity method investment during the year ended December 31, 2023

2026 PROXY STATEMENT	113

APPENDIX A: RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
F    Impairment charge related to tradenames and customer relationships in the Product Quality & Innovation segment during the year ended December 31, 2023
G    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Veralto estimates the tax effect of each adjustment item by applying Veralto’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.
H    Discrete tax matters relate to changes in estimates associated with prior period uncertain tax positions, audit settlements and excess tax benefits from stock-based compensation.
Reconciliation of 2023 Core Revenue Growth

% Change Year Ended December 31, 2023 vs. Comparable 2022 Period
Total Company
Total sales growth (GAAP)	3.1
Impact of:
Acquisitions/divestitures	(0.3)
Currency exchange rates	(0.2)
Core sales growth (non-GAAP)	2.6

114	2026 PROXY STATEMENT

VERALTO CORPORATION
C/O INVESTOR RELATIONS
225 WYMAN STREET, SUITE 250
WALTHAM, MA 02451

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VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/VLTO2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88498-P45577-Z91997

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VERALTO CORPORATION

The Board of Directors recommends you vote FOR proposals 1-3:

Nominees:	For	Against	Abstain
1a. Jennifer L. Honeycutt	☐	☐	☐
1b. Linda Filler	☐	☐	☐
1c. Heath A. Mitts	☐	☐	☐
1d. Thomas L. Williams	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V88499-P45577-Z91997

VERALTO CORPORATION
Annual Meeting of Shareholders
May 13, 2026 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Jennifer L. Honeycutt, Sameer Ralhan, Kimberly Y. Chainey and James A. Tanaka, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of VERALTO CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, Eastern Time on May 13, 2026, via webcast in virtual format at www.virtualshareholdermeeting.com/VLTO2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

225 WYMAN ST, SUITE 250
Waltham, MA 02451
+1 781 755 3655
veralto.com